FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-276033-08

Dated February 18, 2025	BBCMS 2025-5C33
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2025-5C33
$892,353,718 (Approximate Mortgage Pool Balance)

$799,772,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2025-5C33

Barclays Capital Real Estate Inc.

Goldman Sachs Mortgage Company

Societe Generale Financial Corporation

Citi Real Estate Funding Inc.

KeyBank National Association

German American Capital Corporation

Starwood Mortgage Capital LLC

BSPRT CMBS Finance, LLC

Mortgage Loan Sellers

Barclays	Citigroup	Deutsche Bank Securities
Goldman Sachs & Co. LLC	KeyBanc Capital Markets	Société Générale

Co-Lead Managers and Joint Bookrunners

Bancroft Capital, LLC Co-Manager		Academy Securities Co-Manager

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated February 18, 2025	BBCMS 2025-5C33

This material is for your information, and none of Barclays Capital Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., Bancroft Capital, LLC and Academy Securities, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-276033) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-5C33 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$3,680,000	30.000%	2.54	4/25 – 12/29	40.5%	16.4%
A-2	AAA(sf) / AAAsf / AAA(sf)	$30,000,000	30.000%	2.84	1/28 – 1/28	40.5%	16.4%
A-3	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	40.5%	16.4%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	40.5%	16.4%
X-A(7)	AAA(sf) / AAAsf / AAA(sf)	$624,647,000	N/A	N/A	N/A	N/A	N/A
A-S	NR / AAAsf / AAA(sf)	$98,159,000	19.000%	4.92	2/30 – 2/30	46.9%	14.2%
B	NR / AA-sf / AA-(sf)	$44,618,000	14.000%	4.96	2/30 – 3/30	49.8%	13.4%
C	NR / A-sf / A-(sf)	$32,348,000	10.375%	5.01	3/30 – 3/30	51.9%	12.8%

Privately Offered Certificates(8)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-B(9)	NR / A-sf / AAA(sf)	$175,125,000	N/A	N/A	N/A	N/A	N/A
X-D(10)	NR / BBBsf / BBB+(sf)	$12,269,000(11)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB+(sf)	$12,269,000(11)	9.000%	5.01	3/30 – 3/30	52.7%	12.6%
E-RR	NR / BBB-sf / BBB(sf)	$15,617,000(11)	7.250%	5.01	3/30 – 3/30	53.7%	12.4%
F-RR	NR / BB-sf / BB+(sf)	$15,616,000	5.500%	5.01	3/30 – 3/30	54.7%	12.2%
G-RR	NR / B-sf / BB-(sf)	$11,154,000	4.250%	5.01	3/30 – 3/30	55.4%	12.0%
J-RR	NR / NR / NR	$37,925,718	0.000%	5.01	3/30 – 3/30	57.9%	11.5%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B or Class X-D Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and an March 13, 2025 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated February 18, 2025 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3 and Class A-4 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-3 and Class A-4 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-3 and Class A-4 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 Certificates is expected to be approximately $590,967,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-3	$0 – $200,000,000	N/A – 4.85	N/A / 12/29-2/30
Class A-4	$390,967,000 – $590,967,000	4.92 –4.90	2/30-2/30 / 12/29-2/30
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates outstanding from time to time.
(8)	The Class X-B, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.
(9)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(10)	The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time.
(11)	The initial Certificate Balances of the Class D and Class E-RR Certificates and the notional amount of the Class X-D Certificates are subject to change based on final pricing of all Certificates and the final determination of the Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates (collectively, the “HRR Certificates”) that will be retained by the Third Party Purchasers in order for the Retaining Sponsor to satisfy its risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Summary of Transaction Terms

Securities Offered:	$799,772,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc.
Co-Managers:	Bancroft Capital, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (27.4%), Citi Real Estate Funding Inc. (“CREFI”) (25.7%), German American Capital Corporation (“GACC”) (18.4%), Starwood Mortgage Capital LLC (“SMC”) (9.1%), Societe Generale Financial Corporation (“SGFC”) (7.8%), Goldman Sachs Mortgage Company (“GSMC”) (6.3%), BSPRT CMBS Finance, LLC (“BSPRT”) (2.7%) and KeyBank National Association (“KeyBank”) (2.7%).
Master Servicer:	KeyBank National Association.
Special Servicer:	Greystone Servicing Company LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	BellOak, LLC.
Asset Representations Reviewer:	BellOak, LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Majority Controlling Class Certificateholder:	CMBS 4 Sub 7, LLC or an affiliate.
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements for the Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about March 13, 2025.
Cut-off Date:	With respect to each mortgage loan, the related due date in March 2025, or in the case of any mortgage loan that has its first due date after March 2025, the date that would have been its due date in March 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in April 2025.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in April 2025.
Assumed Final Distribution Date:	The Distribution Date in March 2030 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in March 2058.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-B, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in March 2030 and the 40 Wight Avenue mortgage loan (1.7%) is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Summary of Transaction Terms
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd., Recursion Co. and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	9	11	$244,145,000	27.4%
CREFI	7	21	$228,900,000	25.7%
GACC	6	34	$164,635,218	18.4%
SMC	8	12	$80,975,000	9.1%
SGFC	4	18	$69,750,000	7.8%
GSMC	3	4	$56,010,000	6.3%
BSPRT	3	3	$24,150,000	2.7%
KeyBank	5	5	$23,788,500	2.7%
Total:	44	100	$892,353,718	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$892,353,718
Number of Mortgage Loans:	44
Number of Mortgaged Properties:	100
Average Cut-off Date Balance per Mortgage Loan:	$20,280,766
Weighted Average Current Mortgage Rate(2):	6.64442%
10 Largest Mortgage Loans as % of IPB:	55.9%
Weighted Average Remaining Term to Maturity/ARD:	58 months
Weighted Average Seasoning:	1 month
Credit Statistics(1)
Weighted Average UW NCF DSCR(2)(3)(4):	1.62x
Weighted Average UW NOI Debt Yield(3):	11.5%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(3)(5):	57.9%
Weighted Average Maturity Date/ARD LTV(3)(5):	57.6%
Other Statistics
% of Mortgage Loans with Additional Debt:	5.8%
% of Mortgage Loans with Single Tenants(6):	10.8%
% of Mortgage Loans secured by Multiple Properties:	46.6%
Amortization
Weighted Average Original Amortization Term(7):	344 months
Weighted Average Remaining Amortization Term(7):	342 months
% of Mortgage Loans with Interest-Only:	90.1%
% of Mortgage Loans with Amortizing Balloon:	4.7%
% of Mortgage Loans with Interest-Only followed by ARD structure:	3.4%
% of Mortgage Loans with Amortizing Balloon followed by ARD structure:	1.7%
Lockboxes(8)
% of Mortgage Loans with Hard Lockboxes:	43.5%
% of Mortgage Loans with Soft Lockboxes:	19.0%
% of Mortgage Loans with Springing Lockboxes:	37.5%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	87.5%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	23.6%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	72.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(9):	37.1%

(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There is one loan with multiple loan sellers being contributed to the pool comprised of eight mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan No. 5, the interest rate associated with Note A-5-1, Note A-5-2-1, Note A-6-1 and Note A-6-2 is 5.911647%. The monthly debt service for the related Pari Passu Companion Loans is calculated using 6.578395744769870%, which is the weighted average interest rate of Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-5-2-2, Note A-5-3, Note A-6-3, Note A-6-4, Note A-7-1, Note A-7-2, Note A-8 and Note A-9. U/W NCF DSCR and monthly debt service for Loan No. 5 and the related Pari Passu Companion Loans is calculated using 6.512978886792450% which is the weighted average interest rate of Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-5-1, Note A-5-2-1, Note A-5-2-2, Note A-5-3, Note A-6-1, Note A-6-2, Note A-6-3, Note A-6-4, Note A-7-1, Note A-7-2, Note A-8 and Note A-9.
(3)	In the case of Loan Nos. 4, 5, 8, 10, 12 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(4)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(5)	In the case of Loan Nos. 4, 8 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(6)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(7)	Excludes mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(8)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(9)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use, and industrial properties.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Rooms	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date / ARD LTV(1)
1	Saban MHC Portfolio	Various, Various	GACC	11	$61,500,000	6.9%	1,990	Manufactured Housing	1.31x	9.3%	48.7%	48.7%
2	CityLine Axis Storage Portfolio	Various, Various	CREFI	7	$58,000,000	6.5%	696,218	Self Storage	1.22x	8.2%	68.6%	68.6%
3	Marriott Boca Raton	Boca Raton, FL	Barclays	1	$55,000,000	6.2%	259	Hospitality	1.92x	15.4%	56.7%	56.7%
4	Prime 15 Portfolio	Various, Various	SGFC	15	$54,000,000	6.1%	706,526	Self Storage	1.35x	8.3%	68.0%	68.0%
5	Project Midway	Various, Various	GACC, CREFI	8	$52,000,000	5.8%	1,280,399	Various	2.23x	14.9%	41.1%	41.1%
6	Hotel Hendricks	New York, NY	CREFI	1	$51,250,000	5.7%	176	Hospitality	1.54x	13.1%	48.9%	48.9%
7	46th & 48th Street Portfolio	New York, NY	CREFI	2	$49,000,000	5.5%	178,063	Office	1.42x	11.1%	55.7%	55.7%
8	Radius at Harbor Bay	Alameda, CA	GACC	10	$42,310,218	4.7%	643,220	Various	1.45x	10.8%	66.9%	62.8%
9	MetCreative Buildings C & D	Austin, TX	Barclays	1	$39,975,000	4.5%	142,329	Industrial	1.93x	10.1%	65.0%	65.0%
10	Soho House Chicago	Chicago, IL	Barclays	1	$36,000,000	4.0%	115,000	Mixed Use	1.91x	13.2%	55.2%	55.2%

	Top 3 Total/Weighted Average			19	$174,500,000	19.6%			1.47x	10.9%	57.8%	57.8%
	Top 5 Total/Weighted Average			42	$280,500,000	31.4%			1.59x	11.1%	56.7%	56.7%
	Top 10 Total/Weighted Average			57	$499,035,218	55.9%			1.61x	11.4%	57.2%	56.9%
	Non-Top 10 Total/Weighted Average			43	$393,318,500	44.1%			1.64x	11.6%	58.7%	58.6%
(1)	In the case of Loan Nos. 4, 5, 8, and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	In the case of Loan No. 5, the interest rate associated with Note A-5-1, Note A-5-2-1, Note A-6-1 and Note A-6-2 is 5.911647%. The monthly debt service for the related Pari Passu Companion Loans is calculated using 6.578395744769870%, which is the weighted average interest rate of Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-5-2-2, Note A-5-3, Note A-6-3, Note A-6-4, Note A-7-1, Note A-7-2, Note A-8 and Note A-9. U/W NCF DSCR and monthly debt service for Loan No. 5 and the related Pari Passu Companion Loans is calculated using 6.512978886792450% which is the weighted average interest rate of Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-5-1, Note A-5-2-1, Note A-5-2-2, Note A-5-3, Note A-6-1, Note A-6-2, Note A-6-3, Note A-6-4, Note A-7-1, Note A-7-2, Note A-8 and Note A-9.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
4	Prime 15 Portfolio	SGFC	$54,000,000	$108,000,000	Benchmark 2025-V13(1)	Midland	LNR	Benchmark 2025-V13(1)	$54,000,000
5	Project Midway	GACC, CREFI	$52,000,000	$530,000,000	BX 2025-BIO3	KeyBank	CWCapital	BX 2025-BIO3 Future Securitization(s)	$300,000,000 $178,000,000
8	Radius at Harbor Bay	GACC	$42,310,218	$211,551,092	WFCM 2025-5C3	Wells Fargo	Argentic	WFCM 2025-5C3 BANK 2025-5YR13(2) Future Securitization(s)	$83,000,000 $25,000,000 $61,600,000
10	Soho House Chicago	Barclays	$36,000,000	$65,000,000	BBCMS 2025-5C33	KeyBank	Greystone	Future Securitization(s)	$29,000,000
12	State Farm Data Center Portfolio	GSMC	$30,000,000	$125,000,000	Benchmark 2025-V13(1)	Midland	LNR	Benchmark 2025-V13(1) Future Securitization(s)	$76,500,000 $18,500,000
19	Riverwalk West	SMC	$15,000,000	$80,000,000	(3)	(3)	(3)	BBCMS 2024-5C31 BMO 2024-5C8 Future Securitization(s)	$20,000,000 $20,000,000 $25,000,000
(1)	The Benchmark 2025-V13 deal is expected to close on or about February 19, 2025.
(2)	The BANK 2025-5YR13 deal is expected to close February 25, 2025.
(3)	In the case of Loan No. 19, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the BBCMS 2024-5C31 pooling and servicing agreement. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future transaction, which servicing agreement will become the controlling pooling/trust and servicing agreement. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
5	Project Midway	$52,000,000	$478,000,000	$235,000,000	$765,000,000	2.23x	1.51x	41.1%	59.3%	14.9%	10.3%
(1)	In the case of Loan No. 5, subordinate debt represents a related Subordinate Companion Loan(s).
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable) but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s). Total Debt UW NCF DSCR, Total Debt Cut-off Date LTV and Total Debt UW NOI Debt Yield include any related Pari Passu Companion Loans (if applicable) and include any related Subordinate Companion Loan(s) and/or mezzanine loan(s). The interest rate associated with Note A-5-1, Note A-5-2-1, Note A-6-1 and Note A-6-2 is 5.911647%. The monthly debt service for the related Pari Passu Companion Loans is calculated using 6.578395744769870%, which is the weighted average interest rate of Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-5-2-2, Note A-5-3, Note A-6-3, Note A-6-4, Note A-7-1, Note A-7-2, Note A-8 and Note A-9. U/W NCF DSCR and monthly debt service for Loan No. 5 and the related Pari Passu Companion Loans is calculated using 6.512978886792450% which is the weighted average interest rate of Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-5-1, Note A-5-2-1, Note A-5-2-2, Note A-5-3, Note A-6-1, Note A-6-2, Note A-6-3, Note A-6-4, Note A-7-1, Note A-7-2, Note A-8 and Note A-9.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(3)(4)
Mixed Use	Lab/Office	7	$51,225,098	5.7%	2.23x	14.9%	41.1%	41.1%
	Retail/Hospitality	1	36,000,000	4.0	1.91x	13.2	55.2	55.2
	R&D/Lab/Office	8	31,266,050	3.5	1.45x	10.8	66.9	62.8
	Office/Data Center	1	29,200,000	3.3	2.70x	17.8	43.3	43.3
	Multifamily/Retail/Office	1	24,000,000	2.7	1.28x	8.3	64.7	64.7
	Office/Retail	2	20,512,500	2.3	1.72x	13.3	51.4	51.4
	Multifamily/Office/Retail	1	6,256,800	0.7	1.30x	8.2	61.9	61.9
	Multifamily/Retail	1	4,637,097	0.5	1.30x	9.2	61.8	61.8
	Subtotal:	22	$203,097,544	22.8%	1.91x	13.1%	52.8%	52.2%
Self Storage	Self Storage	29	$149,520,000	16.8%	1.34x	8.8%	66.5%	66.5%
	Subtotal:	29	$149,520,000	16.8%	1.34x	8.8%	66.5%	66.5%
Multifamily	Mid Rise	8	$84,081,700	9.4%	1.34x	9.0%	63.1%	63.1%
	Garden	3	41,550,000	4.7	1.35x	9.2	66.0	66.0
	Low Rise	1	3,775,000	0.4	1.30x	8.4	68.6	68.6
	Subtotal:	12	$129,406,700	14.5%	1.34x	9.0%	64.2%	64.2%
Office	CBD	3	$62,025,000	7.0%	1.65x	12.7%	54.7%	54.7%
	Suburban	4	42,354,262	4.7	1.80x	15.4	60.8	58.6
	Suburban/R&D	1	4,837,500	0.5	1.50x	11.1	61.6	61.6
	Subtotal:	8	$109,216,762	12.2%	1.70x	13.6%	57.4%	56.5%
Hospitality	Full Service	1	$55,000,000	6.2%	1.92x	15.4%	56.7%	56.7%
	Select Service	1	51,250,000	5.7	1.54x	13.1	48.9	48.9
	Subtotal:	2	$106,250,000	11.9%	1.74x	14.3%	52.9%	52.9%
Industrial	R&D	2	$45,039,809	5.0%	1.88x	10.2%	65.2%	64.8%
	Data Center	2	30,000,000	3.4	1.91x	12.7	49.8	49.8
	Subtotal:	4	$75,039,809	8.4%	1.89x	11.2%	59.1%	58.8%
Manufactured Housing	Manufactured Housing	17	$74,300,000	8.3%	1.36x	9.6%	51.0%	51.0%
	Subtotal:	17	$74,300,000	8.3%	1.36x	9.6%	51.0%	51.0%
Retail	Anchored	3	$26,650,000	3.0%	1.77x	12.9%	55.7%	55.7%
	Unanchored	1	6,010,000	0.7	1.61x	12.7	55.6	55.6
	Single Tenant	1	6,862,903	0.8	1.30x	9.2	61.8	61.8
	Shadow Anchored	1	6,000,000	0.7	1.37x	10.0	54.5	54.5
	Subtotal:	6	$45,522,903	5.1%	1.62x	11.9%	56.5%	56.5%
Total / Weighted Average:		100	892,353,718	100.0%	1.62x	11.5%	57.9%	57.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 4, 5, 8, 10, 12 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 4, 8 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Collateral Characteristics

Mortgaged Properties by Location(1)
				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date / ARD LTV(2)(4)
New York	19	247,033,000	27.7%	1.42x	10.5%	58.3%	58.3%
Texas	5	92,116,510	10.3%	2.14x	13.0%	56.5%	56.5%
California	17	84,759,009	9.5%	1.82x	13.1%	56.4%	54.4%
Florida	1	55,000,000	6.2%	1.92x	15.4%	56.7%	56.7%
Illinois	3	49,900,000	5.6%	1.82x	12.6%	55.4%	55.4%
Indiana	3	40,791,838	4.6%	1.31x	9.3%	48.7%	48.7%
Massachusetts	4	39,722,092	4.5%	1.95x	13.5%	48.8%	48.8%
Pennsylvania	5	38,500,000	4.3%	1.22x	8.2%	68.6%	68.6%
Arizona	1	33,000,000	3.7%	1.35x	8.9%	69.8%	69.8%
Oregon	3	31,420,000	3.5%	1.41x	9.6%	58.4%	58.4%
Kansas	4	29,937,652	3.4%	1.67x	11.4%	49.4%	49.4%
Washington	8	21,048,118	2.4%	1.51x	9.5%	63.1%	63.1%
Utah	1	20,000,000	2.2%	1.73x	14.9%	63.3%	63.3%
North Carolina	6	19,858,500	2.2%	1.52x	10.1%	62.7%	62.7%
Georgia	4	17,200,000	1.9%	1.79x	13.5%	56.8%	56.8%
Maryland	1	15,600,000	1.7%	2.01x	17.7%	56.3%	51.9%
New Jersey and Pennsylvania	1	12,000,000	1.3%	1.22x	8.2%	68.6%	68.6%
Kentucky	3	11,164,500	1.3%	1.35x	8.3%	68.0%	68.0%
New Jersey	2	10,150,000	1.1%	1.25x	8.7%	68.9%	68.9%
Oklahoma	5	8,829,000	1.0%	1.31x	9.3%	48.7%	48.7%
Ohio	1	6,250,000	0.7%	1.34x	10.4%	50.4%	50.4%
Alabama	1	3,000,000	0.3%	1.96x	13.3%	44.1%	44.1%
South Carolina	1	2,938,000	0.3%	1.35x	8.3%	68.0%	68.0%
Virginia	1	2,135,500	0.2%	1.35x	8.3%	68.0%	68.0%
Total / Weighted Average:	100	892,353,718	100.0%	1.62x	11.5%	57.9%	57.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 4, 5, 8, 10, 12 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 4, 8 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$2,150,000	-	$9,999,999	17	88,823,500	10.0%	6.72470%	59	1.53x	10.9%	57.6%	57.6%
$10,000,000	-	$14,999,999	8	96,325,000	10.8%	6.62862%	59	1.61x	11.3%	58.4%	58.4%
$15,000,000	-	$19,999,999	3	49,320,000	5.5%	6.97432%	58	1.63x	12.7%	58.9%	57.5%
$20,000,000	-	$29,999,999	4	95,850,000	10.7%	6.65978%	59	1.81x	12.7%	59.0%	59.0%
$30,000,000	-	$39,999,999	4	138,975,000	15.6%	6.13971%	54	1.78x	11.2%	60.3%	60.3%
$40,000,000	-	$54,999,999	5	248,560,218	27.9%	6.66496%	59	1.60x	11.6%	55.8%	55.1%
$55,000,000	-	$61,500,000	3	174,500,000	19.6%	6.88329%	59	1.47x	10.9%	57.8%	57.8%
Total / Weighted Average:			44	$892,353,718	100.0%	6.64442%	58	1.62x	11.5%	57.9%	57.6%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
5.13600%	-	5.49900%	1	39,975,000	4.5%	5.13600%	59	1.93x	10.1%	65.0%	65.0%
5.50000%	-	5.99900%	2	106,000,000	11.9%	5.91590%	59	1.78x	11.5%	54.8%	54.8%
6.00000%	-	6.49900%	13	224,723,718	25.2%	6.29343%	55	1.62x	10.9%	60.5%	59.7%
6.50000%	-	6.99900%	14	209,695,000	23.5%	6.67321%	59	1.53x	10.6%	61.4%	61.4%
7.00000%		7.49900%	11	191,710,000	21.5%	7.09136%	59	1.64x	12.7%	53.6%	53.2%
7.50000%	-	7.71000%	3	120,250,000	13.5%	7.68121%	60	1.52x	12.6%	54.1%	54.1%
Total / Weighted Average:			44	$892,353,718	100.0%	6.64442%	58	1.62x	11.5%	57.9%	57.6%

Original Term to Maturity/ARD in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
36	1	$30,000,000	3.4%	6.49900%	34	1.91x	12.7%	49.8%	49.8%
60	43	$862,353,718	96.6%	6.64947%	59	1.61x	11.4%	58.2%	57.9%
Total / Weighted Average:	44	$892,353,718	100.0%	6.64442%	58	1.62x	11.5%	57.9%	57.6%

Remaining Term to Maturity/ARD in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
34			1	$30,000,000	3.4%	6.49900%	34	1.91x	12.7%	49.8%	49.8%
57	-	60	43	$862,353,718	96.6%	6.64947%	59	1.61x	11.4%	58.2%	57.9%
Total / Weighted Average:			44	$892,353,718	100.0%	6.64442%	58	1.62x	11.5%	57.9%	57.6%
(1)	In the case of Loan Nos. 4, 5, 8, 10, 12 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 8 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
0	42	$834,443,500	93.5%	6.65938%	58	1.62x	11.4%	57.5%	57.5%
300	1	$15,600,000	1.7%	7.25000%	60	2.01x	17.7%	56.3%	51.9%
360	1	$42,310,218	4.7%	6.12600%	58	1.45x	10.8%	66.9%	62.8%
Total / Weighted Average:	44	$892,353,718	100.0%	6.64442%	58	1.62x	11.5%	57.9%	57.6%

Remaining Amortization Term in Months

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
0	42	$834,443,500	93.5%	6.65938%	58	1.62x	11.4%	57.5%	57.5%
300	1	$15,600,000	1.7%	7.25000%	60	2.01x	17.7%	56.3%	51.9%
358	1	$42,310,218	4.7%	6.12600%	58	1.45x	10.8%	66.9%	62.8%
Total / Weighted Average:	44	$892,353,718	100.0%	6.64442%	58	1.62x	11.5%	57.9%	57.6%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	41	$804,443,500	90.1%	6.66536%	59	1.61x	11.4%	57.7%	57.7%
Amortizing Balloon	1	$42,310,218	4.7%	6.12600%	58	1.45x	10.8%	66.9%	62.8%
Interest Only - ARD	1	$30,000,000	3.4%	6.49900%	34	1.91x	12.7%	49.8%	49.8%
Amortizing Balloon - ARD	1	$15,600,000	1.7%	7.25000%	60	2.01x	17.7%	56.3%	51.9%
Total / Weighted Average:	44	$892,353,718	100.0%	6.64442%	58	1.62x	11.5%	57.9%	57.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.22x	-	1.29x	5	$130,650,000	14.6%	6.47641%	59	1.25x	8.3%	67.3%	67.3%
1.30x	-	1.49x	18	332,343,718	37.2%	6.67307%	59	1.37x	9.6%	60.2%	59.7%
1.50x	-	1.79x	10	135,710,000	15.2%	7.19451%	59	1.59x	12.5%	56.3%	56.3%
1.80x		1.99x	6	174,325,000	19.5%	6.46771%	55	1.92x	13.2%	56.0%	56.0%
2.00x	-	2.49x	3	77,100,000	8.6%	6.31667%	59	2.16x	15.5%	45.7%	44.8%
2.50x	-	2.70x	2	42,225,000	4.7%	6.49870%	59	2.64x	18.0%	45.6%	45.6%
Total / Weighted Average:			44	$892,353,718	100.0%	6.64442%	58	1.62x	11.5%	57.9%	57.6%
(1)	In the case of Loan Nos. 4, 5, 8, 10, 12 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 8 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
41.1%	-	49.9%	7	$237,300,000	26.6%	6.75673%	56	1.84x	13.1%	46.2%	46.2%
50.0%	-	54.9%	6	42,075,000	4.7%	6.97775%	59	1.88x	14.0%	52.5%	52.5%
55.0%	-	59.9%	12	223,080,000	25.0%	7.04923%	59	1.69x	12.8%	56.4%	56.1%
60.0%	-	64.9%	9	108,538,500	12.2%	6.75857%	59	1.43x	10.3%	63.0%	63.0%
65.0%	-	69.9%	10	281,360,218	31.5%	6.13484%	59	1.42x	9.1%	67.8%	67.2%
Total / Weighted Average:			44	$892,353,718	100.0%	6.64442%	58	1.62x	11.5%	57.9%	57.6%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity/ARD Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
41.1%	-	49.9%	7	$237,300,000	26.6%	6.75673%	56	1.84x	13.1%	46.2%	46.2%
50.0%	-	59.9%	18	265,155,000	29.7%	7.03789%	59	1.72x	13.0%	55.8%	55.5%
60.0%	-	64.9%	10	150,848,718	16.9%	6.58115%	59	1.44x	10.4%	64.1%	63.0%
65.0%	-	69.9%	9	239,050,000	26.8%	6.13641%	59	1.42x	8.8%	67.9%	67.9%
Total / Weighted Average:			44	$892,353,718	100.0%	6.64442%	58	1.62x	11.5%	57.9%	57.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	34	$669,951,918	75.1%	6.81258%	59	1.49x	11.0%	59.9%	59.5%
Defeasance or Yield Maintenance	3	118,000,000	13.2%	6.32742%	53	2.05x	13.8%	47.6%	47.6%
Yield Maintenance	7	104,401,800	11.7%	5.92361%	59	2.00x	12.2%	56.8%	56.8%
Total / Weighted Average:	44	$892,353,718	100.0%	6.64442%	58	1.62x	11.5%	57.9%	57.6%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	32	$627,398,718	70.3%	6.57775%	59	1.63x	11.5%	58.5%	58.2%
Acquisition	9	$149,355,000	16.7%	6.43882%	54	1.79x	12.3%	59.8%	59.3%
Acquisition/Recapitalization	1	$61,500,000	6.9%	7.01900%	58	1.31x	9.3%	48.7%	48.7%
Acquisition/Refinance	1	$49,000,000	5.5%	7.71000%	59	1.42x	11.1%	55.7%	55.7%
Recapitalization	1	$5,100,000	0.6%	6.11100%	59	1.73x	10.9%	63.8%	63.8%
Total / Weighted Average:	44	$892,353,718	100.0%	6.64442%	58	1.62x	11.5%	57.9%	57.6%
(1)	In the case of Loan Nos. 4, 5, 8, 10, 12 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 8 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1.03	GACC	Winterbrook	Greenwood, IN	Manufactured Housing	$11,144,265	1.2%	WFCM 2016-C32
1.04	GACC	Bonner Springs	Bonner Springs, KS	Manufactured Housing	$5,421,126	0.6%	COMM 2014-CR19
1.05	GACC	Creekside Estates	Kansas City, KS	Manufactured Housing	$3,558,715	0.4%	COMM 2014-CR19
1.09	GACC	Rolling Hills MHC	Tulsa, OK	Manufactured Housing	$1,737,000	0.2%	CGCMT 2015-GC35
4.01	SGFC	Prime Storage - Port Jefferson Station	Port Jefferson Station, NY	Self Storage	$8,000,500	0.9%	BSPRT 2021-FL6
4.02	SGFC	Prime Storage – Charlotte	Charlotte, NC	Self Storage	$7,058,500	0.8%	WFCM 2020-C56
4.03	SGFC	Prime Storage - Bronx University Avenue	Bronx, NY	Self Storage	$5,509,000	0.6%	BSPRT 2021-FL6
4.04	SGFC	Prime Storage - Louisville East Main Street	Louisville, KY	Self Storage	$3,754,500	0.4%	WFCM 2020-C55
4.05	SGFC	Prime Storage - Louisville Mellwood Avenue	Louisville, KY	Self Storage	$3,711,000	0.4%	WFCM 2020-C55
4.06	SGFC	Prime Storage - Jeffersontown	Louisville, KY	Self Storage	$3,699,000	0.4%	WFCM 2020-C55
4.07	SGFC	Prime Storage - Rock Hill Hearn Street	Rock Hill, SC	Self Storage	$2,938,000	0.3%	WFCM 2020-C56
4.08	SGFC	Prime Storage - Meridian	Puyallup, WA	Self Storage	$2,885,000	0.3%	WFCM 2020-C56
4.09	SGFC	Prime Storage - Tacoma 109 Steele Street	Tacoma, WA	Self Storage	$2,822,500	0.3%	WFCM 2020-C56
4.1	SGFC	Prime Storage - West University Place North	University Place, WA	Self Storage	$2,775,000	0.3%	WFCM 2020-C56
4.11	SGFC	Prime Storage - Tacoma Steele Street South	Tacoma, WA	Self Storage	$2,761,000	0.3%	WFCM 2020-C56
4.12	SGFC	Prime Storage - Pacific Avenue	Tacoma, WA	Self Storage	$2,405,000	0.3%	WFCM 2020-C56
4.13	SGFC	Prime Storage - Virginia Beach Bells Road	Virginia Beach, VA	Self Storage	$2,135,500	0.2%	CGCMT 2019-C7
4.14	SGFC	Prime Storage - Tacoma 74th Street	Tacoma, WA	Self Storage	$2,113,000	0.2%	WFCM 2020-C56
4.15	SGFC	Prime Storage - West University Place South	University Place, WA	Self Storage	$1,432,500	0.2%	WFCM 2020-C56
5.01	GACC, CREFI	500 Kendall Street	Cambridge, MA	Mixed Use	$21,649,673	2.4%	LIFE 2021-BMR
5.02	GACC, CREFI	i3	San Diego, CA	Mixed Use	$8,693,856	1.0%	LIFE 2021-BMR
5.03	GACC, CREFI	Science Center at Oyster Point	South San Francisco, CA	Mixed Use	$7,286,797	0.8%	LIFE 2021-BMR
5.04	GACC, CREFI	500 Fairview Avenue	Seattle, WA	Mixed Use	$3,854,118	0.4%	DBGS 2018-BIOD
5.05	GACC, CREFI	MODA Sorrento	San Diego, CA	Mixed Use	$3,385,098	0.4%	DBGS 2018-BIOD
5.06	GACC, CREFI	Road to the Cure	San Diego, CA	Mixed Use	$3,283,137	0.4%	DBGS 2018-BIOD
5.07	GACC, CREFI	450 Kendall Street	Cambridge, MA	Mixed Use	$3,072,418	0.3%	LIFE 2021-BMR
5.08	GACC, CREFI	10240 Science Center Drive	San Diego, CA	Office	$774,902	0.1%	DBGS 2018-BIOD
7.01	CREFI	6 West 48th Street	New York, NY	Office	$25,303,746	2.8%	CGCMT 2017-B1
10	Barclays	Soho House Chicago	Chicago, IL	Mixed Use	$36,000,000	4.0%	CSAIL 2018-CX11, UBSCM 2018-C11
12.01	GSMC	Olathe, KS Property	Olathe, KS	Industrial	$18,058,490	2.0%	CD 2017-CD3, BBCMS 2017-C1
19.01	SMC	280 and 290 Merrimack Street	Lawrence, MA	Mixed Use	$10,162,500	1.1%	UBSCM 2018-C14, CGCMT 2018-C6
19.02	SMC	350 Merrimack Street	Lawrence, MA	Office	$4,837,500	0.5%	UBSCM 2018-C14, CGCMT 2018-C6
25.02	SMC	942 Flushing Avenue	Brooklyn, NY	Mixed Use	$4,637,097	0.5%	FRESB 2019-SB60
28	Barclays	Holcomb 400	Roswell, GA	Retail	$9,500,000	1.1%	MSBAM 2015-C20
32	BSPRT	Willowood	Trotwood, OH	Multifamily	$6,250,000	0.7%	CCUBS 2017-C1
34	SMC	Carrillo Plaza	Santa Barbara, CA	Retail	$6,000,000	0.7%	GSMS 2015-GC28
36	KeyBank	Freeway Crossing	Reidsville, NC	Retail	$5,400,000	0.6%	JPMBB 2015-C32
41	KeyBank	BMI Storage	Dothan, AL	Self Storage	$3,000,000	0.3%	CGCMT 2015-GC29
44	KeyBank	Safe and Secure Self Storage	Lake Villa, IL	Self Storage	$2,150,000	0.2%	CGCMT 2015-GC29
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Class A-2(1)
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)	Maturity Date/ARD LTV(3)
12	State Farm Data Center Portfolio	Various	$30,000,000	3.4%	$30,000,000	100.0%	36	34	1.91x	12.7%	49.8%	49.8%
Total / Weighted Average:			$30,000,000	3.4%	$30,000,000	100.0%	36	34	1.91x	12.7%	49.8%	49.8%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date/ARD Balance divided by the initial Class A-2 Certificate Balance.
(3)	In the case the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Structural Overview
■ Assets:	The Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, subject to certain priorities within the Senior Certificates described in the prospectus, and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal will be distributed:

(i) first, to the Class A-1 Certificates until the Certificate Balance of the Class A-1 Certificates is reduced to the Class A-1 planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero and fifth, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero; and

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BBCMS 2025-5C33
Collateral Characteristics

(ii) then, to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, and the notional amount of the Class X-D Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3 and Class A-4, Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3 and Class A-4, Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above (4) to the Class X-D Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class R or Class S Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class J-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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that are components of the notional amounts of the Class X-A, Class X-B and Class X-D Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the Mortgage Loan and all servicing advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) beginning with the Class J-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates, fourth to the Class E-RR Certificates, fifth to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates, eighth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan, and the holder of a subordinate Companion Loan may have the option to purchase the related whole loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan at the Purchase Price or accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

Companion Loan and each holder of any related Companion Loan or related mezzanine loan, or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than Purchase Price and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any related Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2025-5C33 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be with respect to each mortgage loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	CMBS 4 Sub 7, LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J-RR Certificates; provided that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination and with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be BellOak, LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●                 reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●              reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●              recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●              preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●               to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●               to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause the Rating Agencies to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a Third-Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to select the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
Structural Overview
The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.
■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, upon (a) the written direction of holders of the Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2025-5C33 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
Structural Overview

Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2025-5C33

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan, any related serviced companion loan (other than with respect to special servicing fees for the Soho House Chicago whole loan) and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
Structural Overview

mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be equal to the lesser of (i) an amount calculated at a rate of 1.00% of payments (other than penalty charges and Excess Interest) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan and (ii) $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer receives (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each specially serviced mortgage loan will be an amount equal to the lesser of (i) 1.0% of the liquidation proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate Liquidation Fee equal to $25,000 and (ii) $1,000,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
Structural Overview
option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).
■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                 special notices,

■                 summaries of any final asset status reports,

■                appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                 an “Investor Q&A Forum,”

■                 a voluntary investor registry, and

■                 SEC EDGAR filings.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 1 – Saban MHC Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 1 – Saban MHC Portfolio

LEAVENWORTH COUNTY
Basehor
Kansas City
KANSAS CITY
Bonner Springs
Edwardsville
WYANDOTTE COUNTY
Merriam
Roeland Park
Mission
Fairway
Mission Hills
Shawnee
Prairie Village
DeSoto
Lenexa
JOHNSON COUNTY
Olathe
Overland Park
Leawood
KANSAS
MISSOURI

Lebanon
Westfield
Noblesville
Lapel
BOONE COUNTY
HAMILTON COUNTY
MADISON COUNTY
Whitestown
Carmel
Zionsville
Fishers
Fortville
Lawrence
Pittsboro
INDIANAPOLIS
Brownsburg
HENDRICKS COUNTY
Speedway
Greenfield
Avon
Warren Park
Cumberland
HANCOCK COUNTY
Danville
Plainfield
Beech Grove
MARION COUNTY
SHELBY COUNTY
Mooresville
Greenwood
MORGAN COUNTY
Whiteland
JOHNSON COUNTY
Fairland
Franklin
Shelbyville

Collinsville
Skiatook
OSAGE RESERVATION
OSAGE COUNTY
Sperry
Owasso
Limestone
Claremore
Verdigris
ROGERS COUNTY
Turley
Catoosa
Fair Oaks
TULSA
Sand Springs
Oakhurst
Eastborough
WAGONER COUNTY
Timber Brook
Broken Arrow
Sapulpa
Jenks
Bixby
Glenpool
Coweta
CREEK COUNTY
Kiefer
TULSA COUNTY

Saban MHC Portfolio

#	Property	Location
1	Silverstone	Indianapolis, IN
2	Windsong	Indianapolis, IN
3	Winterbrook	Greenwood, IN
4	Bonner Springs	Bonner Springs, KS
5	Creekside Estates	Kansas City, KS
6	Quivira Hill Estates	Kansas City, KS
7	El Dorado Village	Catoosa, OK
8	Hermosa Estates	Tulsa, OK
9	Midway MHC	Verdigris, OK
10	Rolling Hills MHC	Tulsa, OK
11	Vista Verde Estates	Claremore, OK

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 1 – Saban MHC Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$61,500,000	Title:	Fee
Cut-off Date Principal Balance:	$61,500,000	Property Type – Subtype:	Manufactured Housing – Manufactured Housing
% of IPB:	6.9%	Net Rentable Area (Pads):	1,990
Loan Purpose:	Acquisition/Recapitalization	Location(2):	Various, Various
Borrowers(1):	Various	Year Built / Renovated(2):	Various / NAP
Borrower Sponsors:	Haim Saban and Cheryl Saban	Occupancy(3):	81.3%
Interest Rate:	7.01900%	Occupancy Date(3):	Various
Note Date:	12/19/2024	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	1/6/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(5):	$5,453,172 (TTM Various)
Original Amortization Term:	None	UW Economic Occupancy:	81.7%
Amortization Type:	Interest Only	UW Revenues:	$11,958,136
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$6,233,413
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$5,724,723
Additional Debt:	No	UW NCF:	$5,724,723
Additional Debt Balance:	N/A	Appraised Value(6) / Per Pad:	$126,365,000 / $63,500
Additional Debt Type:	N/A	Appraisal Date(6):	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$30,905
Taxes:	$125,086	$35,106	N/A	Maturity Date Loan / Pad:	$30,905
Insurance:	$164,925	Springing	N/A	Cut-off Date LTV:	48.7%
Replacement Reserve:	$535,200	$0	N/A	Maturity Date LTV:	48.7%
Immediate Repairs:	$93,300	$0	N/A	UW NCF DSCR:	1.31x
				UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$61,500,000	81.3%	Purchase Price(7)	$72,000,000	95.1%
Principal's New Cash Contribution	14,184,980	18.7%	Closing Costs(8)	2,766,469	3.7%
			Reserves	918,510	1.2%

Total Sources	$75,684,980	100.0%	Total Uses	$75,684,980	100.0%
(1)	The borrowers are 7441 Chinook MHC LLC, 4377 W County Line MHC LLC, 3050 S Lynhurst MHC LLC, 201 S 193rd MHC LLC, 24103 S Highway 66 MHC LLC, 721 W Ramm MHC LLC, 8530 W 85th MHC LLC, 202 S 193rd MHC LLC, Quivira Hills Estates MHC LLC, Bonner Springs MHC LLC and Creekside Estates MHC LLC, each a Delaware limited liability company.
(2)	See the “Portfolio Summary” chart below.
(3)	Silverstone, Windsong and Winterbrook (collectively, the “Indiana Properties”) are based on rent rolls as of September 30, 2024, Bonner Springs, Creekside Estates and Quivira Hill Estates (collectively, the “Kansas Properties”) are based on rent rolls as of November 1, 2024 and El Dorado Village, Hermosa Estates, Midway MHC, Rolling Hills MHC and Vista Verde Estates (collectively, the “Oklahoma Properties”) are based on rent rolls as of October 31, 2024.
(4)	Historical financials are not available because proceeds at loan closing will be used to acquire the Indiana Properties.
(5)	Most Recent NOI (As of) date for the Indiana Properties and Kansas Properties is September 30, 2024 and the Most Recent NOI (As of) date for Oklahoma Properties is August 26, 2024.
(6)	Based on appraisals dated between October 22, 2024 and October 28, 2024.
(7)	The Purchase Price of $72,000,000 represents the acquisition of the Indiana Properties, which includes a $10,200,000 cost attributed to the park owned home inventory. The Purchase Price net of park owned homes is $61,800,000. Prior to loan origination, the borrower sponsors owned the Kansas Properties and Oklahoma Properties, both of which were unencumbered by debt.
(8)	Closing Costs include a $461,250 rate buydown.

The Loan. The Saban MHC Portfolio mortgage loan (the “Saban MHC Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $61,500,000 and is secured by the borrowers’ fee interest in 11 manufactured housing community properties with an aggregate of 1,990 pads all located in cities across Indiana, Kansas and Oklahoma (the “Saban MHC Portfolio Properties”). The Saban MHC Portfolio Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 7.01900% per annum on an Actual/360 basis.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 1 – Saban MHC Portfolio

The Properties. The Saban MHC Portfolio Properties are comprised of 11 manufactured housing communities totaling 1,990 pads located in Kansas, Indiana and Oklahoma that were 81.3% occupied as of various dates between September 30, 2024 and November 1, 2024. The overall portfolio is 81.3% occupied with an average in-place rent of $527 per month. The portfolio is comprised of 720 tenant owned homes (36.2% of total pads), 773 leased park owned homes (owned by a borrower affiliate) (38.9% of total pads), 119 lease to own pads (6.0% of total pads) and seven recreational vehicle (“RV”) lots (0.4% of total occupied pads). Additionally, there are also 81 vacant pads with vacant park owned homes and 286 vacant pads with no associated home.

As of origination, there were 854 manufactured homes at the Saban MHC Portfolio Properties that were owned by an affiliate of the borrowers (“Park Owned Homes”). The Park Owned Homes are not collateral for the Saban MHC Portfolio Mortgage Loan, and income from rental of such Park Owned Homes is not underwritten. Pad rents for the pads on which the Park Owned Homes are located are paid by the occupants of such Park Owned Homes and are underwritten. During the term of the Saban MHC Portfolio Mortgage Loan, the owner of the Park Owned Homes is not permitted to relocate a home from any mortgaged property to another manufactured housing park owned by a borrower affiliate until 95% of the homes at the Saban MHC Portfolio Properties (in the aggregate) are owned by third parties (and the amount of Park Owned Homes owned by any borrower affiliate makes up no more than 5% of the homes in the Saban MHC Portfolio Properties). In addition, no affiliate of the borrowers or guarantor is permitted to solicit third party tenants to relocate to any other mortgaged property or manufactured home community owned and/or operated any affiliate of a borrower or guarantor.

The Kansas Properties. Located in the Kansas City, Kansas metropolitan area, the Kansas Properties (collectively, 491 pads / 24.7% of portfolio pads) were purchased by the borrower sponsors in November 2018. At the time of acquisition, the three assets were 49% occupied and the net operating income was approximately $407,000. From 2019 to 2023, the borrower sponsors successfully implemented their business plan that included paving roads, improving landscaping and signage and leasing vacant lots. In addition, the borrower sponsors purchased and installed 261 new homes, which are now 100% leased, for a total cost of approximately $20.1 million. Average underwritten rents at the Kansas Properties are $524 per pad per month and, based on the rent roll dated November 1, 2024, the overall occupancy of the Kansas Properties is 92.5%.

The Indiana Properties. Located in the Indianapolis, Indiana metropolitan area, the Indiana Properties (collectively, 1,017 pads / 51.1% of portfolio pads) were acquired by the borrower sponsors with the proceeds from the Saban MHC Portfolio Mortgage Loan closing. The borrower sponsors’ business plan following acquisition includes infrastructure upgrades to maximize utility collections and complete 115 planned home installations to drive rent growth and enhance operational efficiency. Based on the rent roll dated September 30, 2024, the overall occupancy of the Indiana Properties is 80.9% with an average in-place rent of $546 per month.

The Oklahoma Properties. Located in the Tulsa, Oklahoma metropolitan area, the Oklahoma Properties (collectively, 482 pads / 24.2% of portfolio pads) were purchased by the borrower sponsors in August and September 2024. The borrower sponsors’ business plan following the acquisition includes installing 71 additional homes and improving occupancy and rents through staffing changes aimed at driving performance. Based on the rent roll dated October 31, 2024, the overall occupancy of the Oklahoma Properties is 70.5% with an average in-place rent of $484 per month.

Environmental. According to the Phase I environmental reports, dated between June 3, 2024 and November 1, 2024, there was no evidence of any recognized environmental conditions at the Saban MHC Portfolio Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 1 – Saban MHC Portfolio

The following table presents certain information relating to the Saban MHC Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built	Pads(1)	Occupancy(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(2)	U/W NOI	% of U/W NOI
Silverstone	Indianapolis, IN	1965	341	86.2%	$16,396,770	26.7%	$32,575,000	$1,336,709	23.3%
Windsong	Indianapolis, IN	1988	268	95.5%	13,250,803	21.5%	$26,800,000	$1,131,525	19.8%
Winterbrook	Greenwood, IN	1965	408	66.9%	11,144,265	18.1%	$22,140,000	$768,211	13.4%
Bonner Springs	Bonner Springs, KS	1970	208	93.3%	5,421,126	8.8%	$10,770,000	$694,954	12.1%
Creekside Estates	Kansas City, KS	1972	143	96.5%	3,558,715	5.8%	$7,070,000	$494,669	8.6%
Quivira Hill Estates	Kansas City, KS	1964	140	87.1%	2,899,321	4.7%	$5,760,000	$411,819	7.2%
Vista Verde Estates	Claremore, OK	1993	114	67.5%	2,416,500	3.9%	$5,670,000	$247,105	4.3%
Midway MHC	Verdigris, OK	1985	116	74.1%	2,164,500	3.5%	$5,380,000	$287,650	5.0%
Rolling Hills MHC	Tulsa, OK	1968	101	78.2%	1,737,000	2.8%	$4,120,000	$237,821	4.2%
Hermosa Estates	Tulsa, OK	1981	95	66.3%	1,579,500	2.6%	$3,720,000	$98,184	1.7%
El Dorado Village	Catoosa, OK	1982	56	62.5%	931,500	1.5%	$2,360,000	$16,077	0.3%
Total / Wtd. Avg.			1,990	81.3%	$61,500,000	100.0%	$126,365,000	$5,724,723	100.0%
(1)	The Indiana Properties are based on rent rolls as of September 30, 2024, the Kansas Properties are based on rent rolls as of November 1, 2024 and the Oklahoma Properties are based on rent rolls as of October 31, 2024.
(2)	Source: Appraisals.

The following table presents certain information relating to historical and current occupancy for the Saban MHC Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
66.5%	73.8%	81.9%	81.3%
(1)	Historical Occupancy represents a weighted average based on the occupied pads at the Oklahoma Properties and the Kansas Properties. Historical occupancy is not available for the Indiana Properties as proceeds at origination will be used to acquire the remaining three mortgaged properties.
(2)	The Indiana Properties are based on rent rolls as of September 30, 2024, the Kansas Properties are based on rent rolls as of November 1, 2024 and the Oklahoma Properties are based on rent rolls as of October 31, 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 1 – Saban MHC Portfolio

The Markets.

The Indiana Market. Two of the Indiana Properties (Silverstone and Windsong) are located in Indianapolis, Indiana. The Indianapolis region has the fourth fastest high-technology job growth area in the United States, with 28,500 information technology related jobs at such companies such as Angie's List, BrightPoint Inc., Interactive Intelligence and Salesforce Marketing Cloud. According to the 2020 census, the population was 887,642. The city is in the central portion of the county, approximately 99 miles northwest of Cincinnati, Ohio and 106 miles north of Louisville, Kentucky. Interstates 65, 70 and 465 and U.S. Routes 31 and 52 intersect the city. Three ports serve the entire state and are all within a three-hour drive of Indianapolis. One of the Indiana Properties (Winterbrook) is located in Greenwood, Indiana, which is a suburban city with easy access to Indianapolis. Greenwood Park Mall is the anchor of the U.S. Route 31 commercial corridor, serving as the only regional shopping center in the Indianapolis metropolitan area.

Indiana Manufactured Housing Rent Comparables(1)
Property Name	City, State	Year Built	Occupancy	Number of Pads	Average Rent Per Pad
Indiana Properties	Various, IN	1972(2)(3)	80.9%(2)	1,017(2)	$546(2)(3)
Skyway MHC	Indianapolis, IN	1970	100.0%	156	$647
Avon Village MHC	Avon, IN	1960	100.0%	88	$515
Pondarosa MHC	Indianapolis, IN	1960	93.0%	148	$595
Deerfield Acres	Indianapolis, IN	1972	91.0%	159	$600
Greenwood Estates	Greenwood, IN	1970	99.0%	507	$687
Mooresville MHP	Mooresville, IN	1973	81.0%	492	$558
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 30, 2024.
(3)	Weighted average based on the occupied pads at Silverstone, Windsong and Winterbrook.

The Kansas Market. Two of the Kansas Properties (Creekside Estates and Quivira Hill Estates) are located in Kansas City, Kansas. The metropolitan area’s location is within 250 miles of several population centers in the United States, and the region is a hub for intermodal transportation/warehousing, manufacturing and distribution. Transportation and warehousing companies in the area include 24/7 Express Logistics Incorporated, Freedom Transportation and Action Delivery. One of the Kansas Properties (Bonner Springs) is located in Bonner Springs, Kansas, which is approximately 19 miles west of Kansas City and is served by the Kansas City International Airport. Bonner Springs is considered an outlying/commuter city of the Kansas City metropolitan area. The city functions as a mixed business and residential area, with light industrial facilities and commercial uses on major arterials. The city’s commercial areas are on State Route 32 and Kansas Avenue, featuring retail, office, lodging and financial services.

Kansas Manufactured Housing Rent Comparables(1)
Property Name	City, State	Year Built	Occupancy	Number of Pads	Average Rent Per Pad
Kansas Properties	Various, KS	1969(2)(3)	92.5%(2)	491(2)	$524(2)(3)
Conestoga	Gardner, KS	1985	84.0%	756	$516
River View Estates	Kansas City, KS	1970	98.0%	194	$597
Edwardsville Village	Edwardsville, KS	1978	84.0%	634	$597
Royal Estates	Kansas City, KS	1970	100.0%	90	$495
River Oaks	Kansas City, KS	1975	78.0%	397	$601
Southfork	Belton, MO	1985	68.0%	474	$575
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 1, 2024.
(3)	Weighted average based on the occupied pads at Bonner Springs, Creekside Estates and Quivira Hill Estates.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 1 – Saban MHC Portfolio

The Oklahoma Market. All of the Oklahoma Properties are located in the Tulsa, OK metropolitan statistical area (“MSA”), which is comprised of seven counties, including Tulsa, Rogers, Osage, Okmulgee and Pawnee. According to the 2020 census, its population was 1,015,331. The Tulsa, OK MSA has long been a regional employment center of eastern Oklahoma. The region has diversified from energy exploration businesses to include sectors of aerospace, telecommunications and manufacturing. The MSA is served by Interstates 40, 44 and 244, as well as U.S. Routes 60, 75 and 412, and by State Routes 11, 20 and 364. Air transportation is provided by Tulsa International Airport, approximately eight miles northeast of downtown Tulsa. The Tulsa, OK MSA benefits from its strategic location within the eastern region of the state. State government employment and private professional service firms doing business with the state have had a stabilizing effect on the area’s economy. Due to its location, the MSA is considered a distribution, industrial and transportation hub, with strong influences in the manufacturing, research and technology fields.

Oklahoma Manufactured Housing Rent Comparables(1)
Property Name	City, State	Year Built	Occupancy	Number of Pads	Average Rent Per Pad
Oklahoma Properties	Various, OK	1982(2)(3)	70.5%(2)	482(2)	$484(2)(3)
Park It MHP	Claremore, OK	1970	99.0%	42	$400
Deerfield Springs MHC	Claremore, OK	1980	85.0%	186	$555
Serenity MHC	Tulsa, OK	2008	100.0%	201	$525
Elba Terrace	Tulsa, OK	1972	80.0%	360	$395
Johanna Woods	Broken Arrow, OK	1984	98.0%	265	$535
Valley Brook Mobile Park	Sapulpa, OK	1980	92.0%	153	$521
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 31, 2024.
(3)	Weighted average based on the occupied pads at El Dorado Village, Hermosa Estates, Midway MHC, Rolling Hills MHC and Vista Verde Estates.

The following table presents certain information relating to the operating history and underwritten net cash flows of the Saban MHC Portfolio Properties:

Operating History and Underwritten Net Cash Flows(1)
	TTM(3)	Underwritten	Per Pad
Gross Potential Rent	$11,071,407	$12,506,221	$6,285
Vacancy	1,316,102	2,286,985	1,149
Bad Debt/Collection Loss	227,709	183,881	92
Concessions	201,085	118,069	59
Net Rental Income	$9,326,512	$9,917,286	$4,984
Other Income(2)	566,397	566,397	285
Utility Reimbursement	1,474,452	1,474,452	741
Total Other Income	2,040,849	2,040,849	1,026
Effective Gross Income	$11,367,361	$11,958,136	$6,009
Real Estate Taxes	219,011	656,955	330
Property Insurance	318,448	386,432	194
Utilities	2,111,511	2,111,511	1,061
Repairs and Maintenance	967,236	967,236	486
Management Fee	506,455	358,744	180
Payroll and Benefits	1,240,201	1,201,208	604
General and Administrative	551,328	551,328	277
Total Expenses	$5,914,189	$6,233,413	$3,132
Net Operating Income	$5,453,172	$5,724,723	$2,877
Replacement Reserves(4)	0	0	0
Net Cash Flow	$5,453,172	$5,724,723	$2,877
(1)	The Indiana Properties are based on rent rolls as of September 30, 2024, the Kansas Properties are based on rent rolls as of November 1, 2024 and the Oklahoma Properties are based on rent rolls as of October 31, 2024.
(2)	Income from Park Owned Homes rent is not underwritten. Pad rents for the pads on which the Park Owned Homes are located are paid by the occupants of such Park Owned Homes and is being underwritten.
(3)	TTM for the mortgaged properties located in Indiana and Kansas is through September 30, 2024 and the TTM period for the mortgaged properties in Oklahoma is through August 26, 2024.
(4)	The borrowers elected to prefund the replacement reserve at closing with $535,200.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 1 – Saban MHC Portfolio

The Borrowers. The borrowers are 7441 Chinook MHC LLC, 4377 W County Line MHC LLC, 3050 S Lynhurst MHC LLC, 201 S 193rd MHC LLC, 24103 S Highway 66 MHC LLC, 721 W Ramm MHC LLC, 8530 W 85th MHC LLC, 202 S 193rd MHC LLC, Quivira Hills Estates MHC LLC, Bonner Springs MHC LLC and Creekside Estates MHC LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Saban MHC Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Haim Saban and Cheryl Saban. Haim Saban is the chairman and chief executive officer of Saban Capital Group, a private investment firm that manages a globally diversified portfolio of investments across real estate, venture capital, growth equity, private equity, public equity and fixed income. Saban Capital Group’s real estate vertical, Saban Real Estate LLC specializes in owning and operating real estate investments, specifically in government office, self-storage and manufactured housing.

Property Management. The Saban MHC Portfolio Properties are managed by M. Shapiro Management Company, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $125,086 for real estate taxes, (ii) $164,924.69 for insurance, (iii) $535,200 for capital expenditures and (iv) $93,300 for immediate repairs.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $35,106 per month).

Insurance Escrows – The borrowers are not required to make monthly escrow payments of 1/12th of the annual estimated insurance premiums (currently equivalent to approximately $27,487 per month) as long as the borrowers maintain a blanket policy acceptable to the lender.

Lockbox / Cash Management. The Saban MHC Portfolio Mortgage Loan is structured with an in-place soft lockbox and springing cash management. The borrowers are required to cause all rents received by the borrowers or the property managers, as applicable, with respect to the Saban MHC Portfolio Properties to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Saban MHC Portfolio Mortgage Loan documents.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) if, as of the last day of any calendar quarter, the net cash flow (“NCF”) debt service coverage ratio (“DSCR”) is less than 1.15x, (iii) any bankruptcy action involving any of the borrowers, the guarantor, the borrower sponsors or the property manager; and ends upon, with respect to (a) clause (i) above, such event of default is no longer continuing and no other default or event of default has occurred and is continuing, (b) clause (ii) above, the lender has determined that the Saban MHC Portfolio Properties have achieved a NCF DSCR of at least 1.15x as of the last day of any calendar quarter for two consecutive calendar quarters, or (c) clause (iii) above, as to an involuntary bankruptcy filing, the filing being discharged, stayed or dismissed within 90 days.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The related borrowers may release an individual mortgaged property or properties from the Saban MHC Portfolio Mortgage Loan after April 5, 2027, subject to prepayment provisions set forth in the Saban MHC Portfolio Mortgage Loan documents, by prepaying the greater of (x) 115% of the allocated loan amount of the subject mortgaged property or properties or (y) 100% of the net sales proceeds of the mortgaged property, which in no event may be less than 94% of the gross sales price of the mortgaged property, and subject to terms and conditions set forth in the Saban MHC Portfolio Mortgage Loan documents, including but not limited to: (i) the DSCR after giving effect to such release is at least equal to the aggregate DSCR immediately prior to such release; (ii) the loan-to-value (“LTV”) ratio after giving effect to such release is no more than the lesser of (x) 49.3% and (y) the aggregate LTV ratio immediately prior to such release; (iii) no event of default exists that is not otherwise cured as a result of the sale; (iv) the ratio of the unpaid principal balance of the Saban

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 1 – Saban MHC Portfolio

MHC Portfolio Mortgage Loan to the value of the remaining Saban MHC Portfolio Properties is equal to or less than 125% (such value to be determined, in the lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC) and such release complies with customary REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 2 – CityLine Axis Storage Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 2 – CityLine Axis Storage Portfolio

Bloomsburg
Berwick
Hazleton
Lehighton
Palmerton
Easton
Allentown
Bethlehem
Pottsville
Schuylkill Haven
BLUE MOUNTAINS
Kutztown
Emmaus
Quakertown
Fleetwood
Blandon
Jonestown
Lebanon
Sinking Springs
Reading
Birdsboro
Pottstown
Harleysville
Souderton
Lansdale
Blue Bell
Norristown
Ephrata
Lititz
New Holland
Lancaster
PHILADELPHIA
Pennsylvania Tpke

Phoenixville
King of Prussia
Plymouth Meeting
Willow Grove
Abington
Levittown
Bensalem
Burlington
Frazer
Norristown
Radnor
Malvern
Wayne
Exton
Ardmore
PENN.
PHILADELPHIA
West Chester
Broomall
Drexel Hill
Media
Springfield
Camden
Pennsauken
Moorestown
Maple Shade
Mount Laurel
Cherry Hill
Haddonfield
Marlton
Chester Hts.
Upland
Gloucester City
Chester
Woodbury
Lindenwold
DEL.
Pine Hill
Deptford
Berlin
Gloucester Township
Wilmington
Swedesboro
Washington Twp.
Glassboro
Woolwich Township
Pennsville
Pilesgrove
Franklinville
NEW JERSEY
Salem
Vineland
Atlantic City Expwy
NJ Turnpike

CityLine Axis Storage Portfolio

Waynesboro:		**Marmora:**	
1a Waynesboro	Waynesboro, PA	4a Marmora	Marmora, NJ
1b Columbia	Columbia, PA	4b Cape May Court House	Cape May Court House, NJ
1c Littlestown	Littlestown, PA	4c Ocean View	Ocean View, NJ
1d New Freedom	New Freedom, PA		
Frazer:		**Lebanon:**	
2a Upland	Upland, PA	5a Lebanon	Lebanon, PA
2b Franklinville	Franklinville, NJ	5b Jonestown	Jonestown, PA
2c Frazer	Frazer, PA	**Quakertown:**	
2d Gloucester City	Gloucester City, NJ	6 Quakertown	Quakertown, PA
Reading:		**Hazleton:**	
3a Reading	Reading, PA	7 Hazleton	Hazleton, PA
3b Sinking Springs	Sinking Springs, PA		
3c Fleetwood	Fleetwood, PA		

Scranton
PENNSYLVANIA
Allentown
NEW JERSEY
Pittsburgh
Reading
Harrisburg
Trenton
Philadelphia
Atlantic City

Bloomfield
Linglestown
Marysville
Hershey
Harrisburg
Colonial Park
New Cumberland
Newville
Carlisle
Mechanicsburg
Elizabethtown
Dillsburg
Columbia
Shippensburg
Lake Meade
Dover
North York
Aspers
York
East York
Chambersburg
East Berlin
Brogue
Gettysburg
Airville
Waynesboro
Hanover
Carroll Valley
Parkville
New Freedom
Littlestown
PENNSYLVANIA
Stewartstown
MARYLAND
Manchester
Taneytown
Robinwood
Thurmont
Hampstead
Westminster
Fallston
Cockeysville

Vineland
Mays Landing
Atlantic City Intl. Airport
Absecon
Millville
Pleasantville
Atlantic City
Ventnor City
Margate City
Somers Point
Ocean City
Marmora
Ocean View
Atlantic Ocean
Delaware Bay
Cape May Court House
Avalon
Stone Harbor
Villas
Wildwood
Wildwood Crest
Cape May

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 2 – CityLine Axis Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$58,000,000	Title:	Fee
Cut-off Date Principal Balance:	$58,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	6.5%	Net Rentable Area (SF):	696,218
Loan Purpose:	Refinance	Location(3):	Various
Borrowers(1):	Various	Year Built / Renovated(3):	Various / Various
Borrower Sponsors:	George Thacker, Lawrence Charles Kaplan and Richard Schontz	Occupancy:	78.7%
Interest Rate:	6.55000%	Occupancy Date:	11/30/2024
Note Date:	1/13/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$4,065,100 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,527,669 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$4,516,965 (TTM 10/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	74.4%
Amortization Type:	Interest Only	UW Revenues:	$7,253,110
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$2,479,803
Lockbox / Cash Management:	Springing	UW NOI:	$4,773,307
Additional Debt:	No	UW NCF:	$4,685,926
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$84,550,000 / $121
Additional Debt Type:	N/A	Appraisal Date(4):	Various

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$83
Taxes:	$301,259	$50,210	N/A	Maturity Date Loan / SF:	$83
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.6%
Replacement Reserves:	$0	$7,282	N/A	Maturity Date LTV:	68.6%
Deferred Maintenance:	$118,262	$0	N/A	UW NCF DSCR:	1.22x
				UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$58,000,000	97.4%	Loan Payoff	$56,043,240	94.1%
Sponsor Equity	$1,559,226	2.6	Closing Costs	3,096,466	5.2
			Upfront Reserves	419,521	0.7
Total Sources	$59,559,226	100.0%	Total Uses	$59,559,226	100.0%
(1)	The borrowers are Axis 73 Storage 1, LLC, Axis Frazer Storage 1, LLC, Axis Hazleton Storage 1, LLC, Axis Lebanon Storage 1, LLC, Axis Littlestown Storage 1, LLC, Axis New Freedom 1, LLC, Axis Quakertown Storage 1, LLC, Axis Reading Storage 1, LLC, Axis Sinking Spring 1, LLC, Axis Waynesboro Storage 1, LLC, Axis Columbia Storage 1, LLC, Axis Jonestown Storage 1, LLC, Axis Upland Warehouse 1, LLC, Axis Clermont Storage 1 LLC, Axis Franklinville Storage 1 LLC, Axis Gloucester City Storage 1 LLC, Axis Marmora Storage 1 LLC and Axis Ocean View Storage 1 LLC, each a Pennsylvania or New Jersey limited liability company.
(2)	See “Escrows and Reserves” below.
(3)	See “Portfolio Summary” below.
(4)	Appraisal Dates range between December 3, 2024 and December 5, 2024.

The Loan. The CityLine Axis Storage Portfolio mortgage loan (the “CityLine Axis Storage Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $58,000,000 and is secured by first lien mortgages on the borrowers’ fee interests in 18 self storage assets totaling 696,218 square feet, which operate on a hub and spoke model with main sites and satellite sites, grouping the 18 assets into seven reporting groups with shared operating statements, (such seven groups of properties, individually, the “Waynesboro Property”, the “Frazer Property”, the “Reading Property”, the “Lebanon Property”, the “Marmora Property”, the “Quakertown Property” and the “Hazleton Property” and, each, individually, a “CityLine Axis Storage Portfolio Property” and, collectively, the “CityLine Axis Storage Portfolio Properties”). The CityLine Axis Storage Portfolio Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a rate of 6.55000% per annum on an Actual/360 Basis.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 2 – CityLine Axis Storage Portfolio

The Properties. The CityLine Axis Storage Portfolio Properties are comprised of 18 self storage assets totaling 696,218 square feet located across Pennsylvania and New Jersey. The CityLine Axis Storage Portfolio Properties contain 134 climate controlled self storage units, 3,893 drive-up self-storage units, 359 non-climate controlled self-storage units, 530 parking spaces, five apartment units, two residential homes and an advertising sign. The CityLine Axis Storage Portfolio Properties operate on a hub and spoke model with main sites and satellite sites, grouping the 18 assets into seven reporting groups with shared operating statements. As of November 30, 2024, the CityLine Axis Storage Portfolio Properties were 78.7% occupied with individual property occupancies ranging from 68.3% to 90.8%.

Waynesboro Property

The Waynesboro Property is a cluster of four self storage assets totaling 171,649 square feet in Waynesboro, Columbia, Littlestown and New Freedom, Pennsylvania. The Waynesboro Property was built in 1990, renovated in 2005 and is situated across 26.46 acres. The Waynesboro Property unit mix consists of 1,003 drive-up units (156,174 square feet), 133 inside non climate-controlled units (7,975 square feet), 20 covered parking units (7,500 square feet) and 190 uncovered/annex parking spaces. As of November 30, 2024, the Waynesboro Property was 80.1% leased by NRA.

Frazer Property

The Frazer Property is a cluster of four self storage assets totaling 126,843 square feet in Frazer and Upland, Pennsylvania and Franklinville and Gloucester, New Jersey. The Frazer Property was built in 1960, renovated in 2022 and is situated across 14.31 acres. The Frazer Property unit mix consists of 627 drive-up units (98,830 square feet), 226 inside non climate-controlled units (25,513 square feet), 28 uncovered parking units and a 2,500 square foot residential home. As of November 30, 2024, the Frazer Property was 77.2% leased by NRA.

Reading Property

The Reading Property is a cluster of three self storage assets totaling 90,627 square feet in Reading, Sinking Spring and Fleetwood, Pennsylvania. The Reading Property was built in 1940, renovated in 1990 and is situated across 7.72 acres. The Reading Property unit mix consists of 690 drive-up units (86,777 square feet), 82 uncovered parking spaces and three apartment units totaling 3,850 square feet. As of November 30, 2024, the Reading Property was 73.4% leased by NRA.

Lebanon Property

The Lebanon Property is a cluster of two self storage assets totaling 132,224 square feet in Lebanon and Jonestown, Pennsylvania. The Lebanon Property was built in 1995, renovated in 2015 and is situated across 24.64 acres. The Lebanon Property unit mix consists of 415 drive-up units (60,492 square feet), 43 inside climate-controlled units (15,450 square feet), 127 covered parking units (55,050 square feet), 34 uncovered parking spaces, one 1,200 square foot apartment unit and one 32 square foot advertising sign. As of November 30, 2024, the Lebanon Property was 87.5% leased by NRA.

Marmora Property

The Marmora Property is a cluster of three self storage assets totaling 92,205 square feet in Marmora, Cape May Court House and Ocean View, New Jersey. The Marmora Property was built in 2000, renovated in 2008 and is situated across 13.19 acres. The Marmora Property unit mix consists of 586 drive-up units (82,630 square feet), 91 inside climate-controlled units (7,575 square feet), 28 uncovered parking spaces and one 2,000 square foot apartment. As of November 30, 2024, the Marmora Property was 71.4% leased by NRA.

Quakertown Property

The Quakertown Property is an individual self storage property totaling 35,320 square feet across 201 self storage units in Quakertown, Pennsylvania. The Quakertown Property was built in 2004 and is situated on a 2.93-acre site. The Quakertown Property unit mix consists of 201 drive-up units (34,200 square feet) and one 1,120 square foot residential home. As of November 30, 2024, the Quakertown Property was 90.8% leased by NRA.

Hazleton Property

The Hazleton Property is an individual self storage property totaling 47,350 square feet across 371 self storage units in Hazleton, Pennsylvania. The Hazleton Property was built in 1993 and 2005 and is situated on a 7.49-acre site. The Hazleton Property unit mix consists of 371 drive-up units (47,350 square feet) and 21 uncovered parking spaces. As of November 30, 2024, the Hazleton Property was 68.3% leased by NRA.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 2 – CityLine Axis Storage Portfolio

The following table presents certain information relating to the CityLine Axis Storage Portfolio Properties:

Portfolio Summary
Property Name	Location(1)(2)	Allocated Loan Amount (“ALA”)	% of ALA	Occupancy(3)	Year Built/ Renovated(1)	Net Rentable Area (SF)(3)	Units(3)	Appraised Value(1)	% of UW NOI(3)
Waynesboro	Various, PA	$15,000,000	25.9%	80.1%	1990 / 2005	171,649	1,346	18,550,000	24.9%
Frazer	Various, NJ / PA	$12,000,000	20.7%	77.2%	1960 / 2022	126,843	882	20,150,000	21.0%
Reading	Various, PA	$8,000,000	13.8%	73.4%	1940 / 1990	90,627	775	11,700,000	13.4%
Lebanon	Lebanon and Jonestown, PA	$8,000,000	13.8%	87.5%	1995 / 2015	132,224	621	9,850,000	14.4%
Marmora	Various, NJ	$7,500,000	12.9%	71.4%	2000 / 2008	92,205	706	12,750,000	13.8%
Quakertown	Quakertown, PA	$3,800,000	6.6%	90.8%	2004 / NAP	35,320	202	5,400,000	6.3%
Hazleton	Hazleton, PA	$3,700,000	6.4%	68.3%	1993, 2005 / NAP	47,350	392	6,150,000	6.1%
Total / Wtd. Average		$58,000,000	100.0%	78.7%		696,218	4,924	84,550,000	100.0%
(1)	Source: Appraisals.
(2)	For locations that are various see “The Market” below.
(3)	Based on the underwritten rent rolls dated November 30, 2024.

The following table presents detailed information with respect to the unit mix of the CityLine Axis Storage Portfolio Properties:

Unit Mix(1)
Unit Type	Square Feet	% of Total Square Feet	Occupancy (SF)	Units	% of Total Units	Occupancy (Units)
Non-Climate Controlled Storage Units	33,488	4.8%	74.7%	359	7.3%	70.5%
Climate Controlled Storage Units	23,025	3.3%	91.9%	134	2.7%	82.8%
Drive-Up	566,453	81.4%	76.3%	3,893	79.1%	75.9%
Parking	62,550	9.0%	95.8%	530	10.8%	66.4%
Apartment	7,050	1.0%	83.0%	5	0.1%	80.0%
Residential Home	3,620	0.5%	100.0%	2	0.0%	100.0%
Advertising Sign	32	0.0%	100.0%	1	0.0%	100.0%
Total / Wtd. Avg.	696,218	100.0%	78.7%	4,924	100.0%	74.7%
(1)	Based on the underwritten rent rolls dated November 30, 2024.

The following table presents detailed information with respect to the occupancy of the CityLine Axis Storage Portfolio Properties:

Historical and Current Occupancy
Property	2022	2023	Current(1)
Waynesboro	83.3%	82.5%	80.1%
Frazer	77.2%	78.5%	77.2%
Reading	84.3%	78.6%	73.4%
Lebanon	91.9%	88.8%	87.5%
Marmora	82.0%	78.1%	71.4%
Quakertown	83.7%	88.7%	90.8%
Hazleton	80.1%	85.4%	68.3%
Total	83.6%	82.4%	78.7%
(1)	Current Occupancy is based on the underwritten rent rolls as of November 30, 2024 and based on total square footage at each property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 2 – CityLine Axis Storage Portfolio

Environmental. According to the Phase I environmental reports dated between December 19, 2024 and December 26, 2024, recognized environmental conditions were identified at the Reading Property (at 2200 North 5th Street, Reading, PA), due to a historic heating oil underground storage tank, and at the Frazer Property (at 3319 Delsea Drive, Franklinville, NJ) due to being located in a “Currently Known Extent of Groundwater Contamination” area.

The Market. The CityLine Axis Storage Portfolio Properties are comprised of 18 self storage assets divided into seven reporting groups located in Pennsylvania and New Jersey. The CityLine Axis Storage Portfolio Properties are located across 18 cities which, according to a third party market research report, had a weighted average 2024 population within a one-, three- and five-mile radius of the CityLine Axis Storage Portfolio Properties of 6,862, 36,454 and 78,844, respectively, and within the same radii a median household income of $70,562, $79,080 and $82,092, respectively.

The following table presents certain demographic information for the CityLine Axis Storage Portfolio Properties:

Demographic Summary(1)
		2024 Population			2024 Median Household Income
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Waynesboro
Waynesboro	Waynesboro, PA	1,425	16,235	29,908	$50,294	$58,006	$64,104
Columbia	Columbia, PA	7,164	23,330	46,684	$48,753	$65,370	$77,811
Littlestown	Littlestown, PA	4,716	11,795	16,622	$67,905	$78,501	$80,899
New Freedom	New Freedom, PA	3,272	14,582	25,162	$97,465	$99,511	$96,222
Property Average		4,144	16,486	29,594	$66,104	$75,347	$79,759
Frazer
Upland	Upland, PA	24,010	91,503	195,886	$51,124	$67,493	$79,354
Franklinville	Franklinville, NJ	NAV	17,437	43,763	NAV	$99,912	$88,162
Frazer	Frazer, PA	3,600	32,765	90,452	$134,728	$130,261	$130,056
Gloucester	Gloucester, NJ	12,322	130,349	477,784	$68,949	$63,443	$75,335
Property Average		13,311	68,014	201,971	$84,934	$90,277	$93,227
Reading
Reading	Reading, PA	8,305	120,310	192,999	$50,985	$45,100	$56,463
Sinking Spring	Sinking Spring, PA	3,556	41,306	82,933	$120,763	$92,641	$83,259
73 Storage	Fleetwood, PA	1,204	15,622	50,661	$94,146	$86,206	$77,937
Property Average		4,355	59,079	108,864	$88,631	$74,649	$72,553
Marmora
Marmora	Marmora, NJ	1,650	10,445	17,916	$78,893	$99,622	$101,974
Clermont	Cape May Court House, NJ	NAV	6,227	11,822	NAV	$107,158	$108,158
Ocean View	Ocean View, NJ	NAV	9,169	15,204	NAV	$102,664	$106,635
Property Average		1,650	8,614	14,981	$78,893	$103,148	$105,589
Lebanon
Lebanon	Lebanon, PA	22,029	56,736	71,795	$47,697	$59,219	$61,825
Jonestown	Jonestown, PA	1,639	8,363	18,568	$77,474	$73,107	$78,921
Property Average		11,834	32,550	45,182	$62,586	$66,163	$70,373
Quakertown
Quakertown	Quakertown, PA	8,145	24,555	40,658	$70,582	$80,609	$87,317
Hazleton
Hazleton	Hazle Township, PA	NAV	44,058	53,212	NAV	$40,109	$43,471
Portfolio Wtd. Avg. (based on UW NOI)		6,862	36,454	78,844	$70,562	$79,080	$82,092
(1)	Based on third party market research estimates as of January 1, 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 2 – CityLine Axis Storage Portfolio

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the CityLine Axis Storage Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM 10/2024	Underwritten	Per Square Foot	%(1)
In Place Storage Rent	$6,152,017	$6,394,598	$6,450,653	$6,882,180	$9.89	76.9%
Potential Income from Vacant Units	0	0	0	2,067,732	$2.97	23.1%
Gross Potential Rent	$6,152,017	$6,394,598	$6,450,653	$8,949,912	$12.86	100.0%
(Vacancy / Credit Loss)	0	0	0	(2,290,828)	($3.29)	(25.6%)
Other Income(2)	343,702	400,936	501,332	594,026	$0.85	8.2%
Effective Gross Income	$6,495,719	$6,795,535	$6,951,985	$7,253,110	$10.42	100.0%

Management Fee	$194,872	$203,866	$208,560	$217,593	$0.31	3.0%
Real Estate Tax	684,027	555,248	577,125	604,797	$0.87	8.3%
Insurance	133,731	155,314	139,385	147,462	$0.21	2.0%
Other Expenses(3)	1,417,990	1,353,438	1,509,950	1,509,950	$2.17	20.8%
Total Expenses	$2,430,619	$2,267,865	$2,435,020	$2,479,803	$3.56	34.2%

Net Operating Income	$4,065,100	$4,527,669	$4,516,965	$4,773,307	$6.86	65.8%
Replacement Reserves	0	0	0	87,382	$0.13	1.2%
Net Cash Flow	$4,065,100	$4,527,669	$4,516,965	$4,685,926	$6.73	64.6%
(1)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Other Income includes items such as retail sales income, commissions, administrative fees, cut lock fees, late fee income, other fee income, lien fee income, move out fees, packaging service fees, lease fees and access fees.
(3)	Other Expenses includes personnel, advertising, general and administrative, utilities and repairs and maintenance.

The Borrowers. The borrowers are Axis 73 Storage 1, LLC, Axis Frazer Storage 1, LLC, Axis Hazleton Storage 1, LLC, Axis Lebanon Storage 1, LLC, Axis Littlestown Storage 1, LLC, Axis New Freedom 1, LLC, Axis Quakertown Storage 1, LLC, Axis Reading Storage 1, LLC, Axis Sinking Spring 1, LLC, Axis Waynesboro Storage 1, LLC, Axis Columbia Storage 1, LLC, Axis Jonestown Storage 1, LLC, Axis Upland Warehouse 1, LLC, Axis Clermont Storage 1 LLC, Axis Franklinville Storage 1 LLC, Axis Gloucester City Storage 1 LLC, Axis Marmora Storage 1 LLC and Axis Ocean View Storage 1 LLC, each a Pennsylvania or New Jersey limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the CityLine Axis Storage Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are George Thacker, Lawrence Charles Kaplan and Richard Schontz. George Thacker is a managing director at CSG Partners, a boutique investment bank with its headquarters in New York, New York. George Thacker works in the firm’s employee stock ownership practice group. Lawrence Charles Kaplan is the Founder and Co-Managing Partner of CSG Partners. Lawrence Kaplan also sits on the board of directors of both Fabricated Metals Inc. and Storage Asset Management, the nation’s largest, privately held self storage management company. Richard Schontz is the founder of City Line Capital. City Line Capital was established in 2017 and currently has a portfolio of 273 assets across 29 states totaling more than 16.3 million net rentable square feet.

Property Management. The CityLine Axis Storage Portfolio Properties are managed by Storage Asset Management, LLC, a third-party property management company. Lawrence Kaplan, one of the non-recourse carveout guarantors, sits on the board of Storage Asset Management, LLC.

Initial and Ongoing Reserves. At origination of the CityLine Axis Storage Portfolio Mortgage Loan, the borrowers deposited approximately (i) $301,259 into a reserve account for real estate taxes and (ii) $118,262 into a reserve account for immediate repairs.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $50,210).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 2 – CityLine Axis Storage Portfolio

Insurance Reserve. At the option of the lender, if the liability or casualty insurance policies maintained by the borrowers covering the CityLine Axis Storage Portfolio Properties do not constitute an approved blanket or umbrella policy pursuant to the CityLine Axis Storage Portfolio Mortgage Loan documents, or if the lender requires the applicable borrower(s) to obtain a separate policy, the applicable borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $7,282 to be used for replacements at the CityLine Axis Storage Portfolio Properties.

Lockbox / Cash Management. The CityLine Axis Storage Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account and are thereafter required to deposit, or cause to be deposited, all revenue generated by the CityLine Axis Storage Portfolio Properties into such lockbox account immediately upon receipt thereof (provided, the lockbox account may be deactivated one time during the term of the loan if a Trigger Period ceases to exist). In addition, the borrowers are required to direct all credit card companies utilized by the borrowers or property manager to process revenue derived from the CityLine Axis Storage Portfolio Properties to pay all sums collected into the lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the CityLine Axis Storage Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the CityLine Axis Storage Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash reserve account as additional collateral for the CityLine Axis Storage Portfolio Mortgage Loan. Upon the expiration of a Trigger Period, all funds in the excess cash reserve account are required to be disbursed to the borrowers. Upon an event of default under the CityLine Axis Storage Portfolio Mortgage Loan documents, the lender may apply funds to the CityLine Axis Storage Portfolio Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier to occur of (i) the occurrence and continuance of an event of default under the CityLine Axis Storage Portfolio Mortgage Loan documents and (ii) the date that the debt service coverage ratio (“DSCR”) falls below 1.15x, and (B) expiring upon, with regard to (y) clause (A)(i) above, the cure (if applicable) of such event of default, and (z) clause (A)(ii) above, the date that the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine and Subordinate Debt. Not permitted.

Partial Release. Provided that no event of default is continuing under the CityLine Axis Storage Portfolio Mortgage Loan documents, at any time (a) after the date that is two years after the closing date of the BBCMS 2025-5C33 securitization and (b) before February 6, 2030, the borrowers may deliver defeasance collateral and obtain release of one or more of the 18 individual CityLine Axis Storage Portfolio properties provided that, among other conditions, (i) the CityLine Axis Storage Portfolio Mortgage Loan is defeased in an amount equal to the greater of (a) 120% of the allocated loan amount for the individual CityLine Axis Storage Portfolio property being released and (b) 100% of the net sales proceeds applicable to such individual CityLine Axis Storage Portfolio property being released, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, (x) the DSCR and debt yield with respect to the remaining CityLine Axis Storage Portfolio properties is equal to or greater than 1.22x and 8.08%, respectively, and (y) the loan-to-value ratio with respect to the remaining CityLine Axis Storage Portfolio properties is no greater than 68.60%.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 3 – Marriott Boca Raton

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 3 – Marriott Boca Raton

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 3 – Marriott Boca Raton
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$55,000,000	Title:	Fee
Cut-off Date Principal Balance:	$55,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	6.2%	Net Rentable Area (Rooms):	259
Loan Purpose:	Refinance	Location:	Boca Raton, FL
Borrower:	AVR Boca Center Hotel LLC	Year Built / Renovated:	1987 / 2019-2022, 2024
Borrower Sponsor:	AVR Enterprises LLC	Occupancy / ADR / RevPAR:	77.6% / $235.30 / $182.66
Interest Rate:	7.08300%	Occupancy / ADR / RevPAR Date:	11/30/2024
Note Date:	1/31/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$8,650,325 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$8,959,936 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$8,756,685 (TTM 11/30/2024)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	77.6% / $235.30 / $182.66
Amortization Type:	Interest Only	UW Revenues:	$22,611,731
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$14,137,857
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,473,874
Additional Debt:	No	UW NCF:	$7,569,405
Additional Debt Balance:	N/A	Appraised Value / Per Room(2):	$97,000,000 / $374,517
Additional Debt Type:	N/A	Appraisal Date:	11/26/2024

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$212,355
Taxes:	$0	$84,670	N/A	Maturity Date Loan / Room:	$212,355
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.7%
FF&E Reserves:	$5,250,000	$75,372	N/A	Maturity Date LTV:	56.7%
Other Reserves:	$0	Springing	N/A	UW NCF DSCR:	1.92x
				UW NOI Debt Yield:	15.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,000,000	87.5%	Loan Payoff	$57,092,967	90.9%
Borrower Sponsor Equity	7,827,519	12.5	Reserves	5,250,000	8.4
			Closing Costs	484,552	0.8
Total Sources	$62,827,519	100.0%	Total Uses	$62,827,519	100.0%
(1)	The borrower sponsor was not required to provide 4th Most Recent financials.
(2)	The Appraised Value / Per Room assumes $5,200,000 has been escrowed to finance capital improvements. At origination, the borrower escrowed $5,250,000 for upgrades to guest room soft goods, bathrooms and interior corridors.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Marriott Boca Raton mortgage loan (the “Marriott Boca Raton Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $55,000,000 and is secured by a first lien mortgage on the borrower’s fee interest in a full-service hospitality property located in Boca Raton, Florida (the “Marriott Boca Raton Property”). The Marriott Boca Raton Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a rate of 7.08300% per annum on an Actual/360 basis.

The Property. The Marriott Boca Raton Property is a 12-story, 259-room full-service hotel built in 1987. The borrower sponsor acquired the Marriott Boca Raton Property in 2018 and subsequently invested approximately $10,200,000 in capital expenditures from 2019 to 2022, which included, among other things, the addition of DRIFT Restaurant, upgrades to the pool and fitness center, event spaces and fire alarm modifications. Additionally, select soft goods renovations were completed in 2024. At origination of the Marriott Boca Raton Mortgage Loan, the borrower reserved $5,250,000 for additional upgrades to guest room soft goods, bathrooms and interior corridors, and the renovations are anticipated to occur between June and September 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 3 – Marriott Boca Raton

The Marriott Boca Raton Property includes 143 king rooms, 100 queen/queen rooms, 11 executive king suites, four king suites and one presidential suite. Hotel amenities include an outdoor swimming pool, lobby workstation, guest laundry area, vending areas, a fitness center, a market pantry, two restaurants and a Marriot Bonvoy lounge. The Marriott Boca Raton Property has 10,054 square feet of indoor meeting and banquet facilities, ranging in size from 352 square feet to 5,148 square feet. The Marriott Boca Raton Property operates under a franchise agreement with Marriott International, Inc. through January 25, 2038.

As of November 30, 2024, the Marriott Boca Raton Property had a trailing 12-month occupancy of 77.6%, ADR of $235.30 and RevPAR of $182.66. Total revenue at the Marriott Boca Raton Property is comprised of three components: rooms (76.4% of underwritten revenue), food and beverage (21.7% of underwritten revenue) and miscellaneous income (1.9% of underwritten revenue). According to the appraisal, demand segmentation for the Marriott Boca Raton Property is approximately 50% commercial, 20% group and 30% leisure.

Environmental. According to the Phase I environmental site assessment dated December 6, 2024, there was no evidence of any recognized environmental conditions at the Marriott Boca Raton Property.

The following table presents certain information relating to the performance of the Marriott Boca Raton Property:

Historical Occupancy, ADR, RevPAR
	Marriott Boca Raton(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	80.1%	$222.17	$177.98	68.9%	$158.99	$109.55	116.3%	139.7%	162.5%
2023	78.1%	$228.99	$177.98	66.4%	$162.71	$108.12	117.5%	140.7%	164.6%
2024(4)	77.6%	$235.30	$182.66	70.5%	$158.70	$111.84	110.1%	148.3%	163.3%
(1)	Based on operating statements provided by the borrower sponsor.
(2)	Data obtained from third-party hospitality research reports.
(3)	The competitive set consists of the following hotels: Embassy Suites by Hilton Boca Raton, Wyndham Boca Raton, DoubleTree by Hilton Deerfield Beach Boca, Renaissance Boca Raton Hotel, Sonesta Select Boca Raton and Hyatt Place Boca Raton Downtown.
(4)	2024 information is based on the TTM November 2024 information for the Marriott Boca Raton Property and the year-end 2024 data for the competitive set.

The Market. The Marriott Boca Raton Property is located in Boca Raton, Florida. The Marriott Boca Raton Property is located within Boca Center, a mixed-use complex featuring office and retail space, offering access to a variety of businesses and food and beverage options. Leisure attractions in the area include Red Reef Park and Boca Raton Museum of Art as well as special events including, among other things, Boca Raton Bowl, the Boca Raton Championship, Festival of the Arts BOCA, Brazilian Beat Fest and Major League Baseball spring training. Boca Raton is the headquarters of ADT and Office Depot Inc., which are located approximately 2.7 miles and 3.1 miles from the Marriott Boca Raton Property, respectively. The Marriott Boca Raton Property also benefits from proximity to Florida Atlantic University, which is located approximately 1.8 miles away. The Marriott Boca Raton Property has access to the surrounding area through Interstate 95 and is located approximately 24.5 miles from Fort Lauderdale-Hollywood International Airport.

According to the appraisal, the Marriott Boca Raton Property is located within the greater Palm Beach County lodging market. Based on the Marriott Boca Raton Property’s competitive set, the penetration factor for occupancy, ADR and RevPAR were 110.1%, 148.3% and 163.3%, respectively, as of year-end 2024. The appraiser noted only one hotel that will be new supply in the market, which is a 164-key Mandarin Oriental Hotel that is a luxury hotel and not expected to be directly competitive with the Marriott Boca Raton Property.

According to the appraisal, the 2024 population and average household income within a one-, three- and five-mile radii of the Marriott Boca Raton Property were 9,128, 109,250 and 265,591 and $115,296, $130,599 and $117,006, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 3 – Marriott Boca Raton

The following table presents certain information relating to the primary hotel competition for the Marriott Boca Raton Property.

Competitive Set(1)
			2023 Market Mix				2023 Operating Statistics
Property	Year Opened	Number of Rooms	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Marriott Boca Raton(2)	1987	259	50%	20%	30%	77.6%	$235.30	$182.66
Renaissance Boca Raton	1982	189	55%	15%	30%	55%-60%	$190-$200	$115-$120
Hyatt Place Boca Raton Downtown	2016	200	40%	10%	50%	70%-75%	$170-$180	$125-$130
Wyndham Boca Raton	1982	181	40%	15%	45%	60%-65%	$170-$180	$100-$105
Secondary Competition	Various	636	51%	20%	29%	69.2%	$146.76	$101.52
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2023 values.
(2)	Number of Rooms, Occupancy, ADR and RevPAR are based on the UW as of November 30, 2024.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Boca Raton Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Room Revenue	$16,592,372	$16,900,232	$17,267,488	$17,267,488	$66,670	76.4%
Food and Beverage Revenue	3,943,144	4,843,663	4,909,611	4,909,611	18,956	21.7
Miscellaneous Income	700,451	739,594	434,632	434,632	1,678	1.9
Total Revenue	$21,235,967	$22,483,489	$22,611,731	$22,611,731	$87,304	100.0%
Room Expense	2,771,186	2,883,456	2,873,490	2,873,490	11,095	16.6
Food and Beverage Expense	2,236,279	2,640,535	2,749,032	2,749,032	10,614	56.0
Miscellaneous Expenses	72,248	83,924	82,028	82,028	317	18.9
Total Departmental Expenses	$5,079,713	$5,607,915	$5,704,550	$5,704,550	$22,025	25.2%
Gross Operating Profit	$16,156,254	$16,875,574	$16,907,181	$16,907,181	$65,279	74.8%
Management Fees	424,719	449,669	452,235	678,352	2,619	3.0
Real Estate Taxes	857,150	788,089	861,346	986,449	3,809	4.4
Property Insurance	436,934	708,161	981,149	912,740	3,524	4.0
Other Expenses	5,787,126	5,969,719	5,855,766	5,855,766	22,609	25.9
Total Other Expenses	$7,505,929	$7,915,638	$8,150,497	$8,433,307	$32,561	37.3%
Net Operating Income	$8,650,325	$8,959,936	$8,756,685	$8,473,874	$32,718	37.5%
FF&E	0	0	0	904,469	3,492	4.0
Net Cash Flow	$8,650,325	$8,959,936	$8,756,685	$7,569,405	$29,226	33.5%
(1)	TTM is as of November 30, 2024.
(2)	Per Room values are based on 259 rooms.
(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Miscellaneous Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.

The Borrower. The borrowing entity for the Marriott Boca Raton Mortgage Loan is AVR Boca Center Hotel LLC, a Delaware limited liability company. The borrower is required to have at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Boca Raton Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is AVR Enterprises LLC, an affiliate of AVR Realty Company. Founded by Allan V. Rose, AVR Realty Company is a leading private real estate development, investment and management firm. AVR Realty Company is headquartered in New York and has a portfolio that spans 20 states and over 70 cities including hotels,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 3 – Marriott Boca Raton

multifamily apartments, retail centers, office buildings and ground-up developments. There is ongoing litigation involving controlling parties of AVR Enterprises, LLC. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for more information.

Property Management. The Marriott Boca Raton Property is managed by Dimension Hospitality, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower reserved $5,250,000 for outstanding capital expenditures planned at the Marriott Boca Raton Property.

Tax Escrows – The borrower is required to deposit monthly 1/12th of an amount that the lender estimates would be sufficient to pay taxes for the next ensuing 12 months, initially equal to approximately $84,670.

Insurance Escrows – The borrower is required to deposit monthly 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless the borrower maintains a blanket insurance policy in accordance with the Marriott Boca Raton Mortgage Loan documents.

FF&E Reserve – The borrower is required to deposit monthly into the replacement reserve account an amount equal to 1/12th of 4% of the gross revenue generated in the immediately preceding calendar year, initially equal to approximately $75,372.

DSCR Trigger Reserve – Upon the commencement of a DSCR Trigger Period (as defined below), the borrower will be required to deposit either (i) $1,500,000 or (ii) on each payment date during such DSCR Trigger Period, $75,000, to be held by the lender as additional security for the Marriott Boca Raton Mortgage Loan.

A “DSCR Trigger Period” will occur upon the last day of any two consecutive calendar quarters for which the debt service coverage ratio (“DSCR”) is less than 1.20x and will be cured upon the DSCR being 1.25x for two consecutive calendar quarters.

PIP Reserve – In the connection with any property improvement plan required under the franchise agreement, the borrower will be required to (i) deliver the entirety of the lender’s estimated property improvement plan costs in cash or a letter of credit or (ii) notify the lender of the borrower’s election to make monthly installments reasonably estimated by the lender to provide for adequate funds to complete the property improvement plan work within the required timeframe. If the borrower elects to make monthly deposits, such deposits will commence on the first payment date immediately following the finalization of the property improvement plan.

Lockbox / Cash Management. The Marriott Boca Raton Mortgage Loan is structured with a hard lockbox and springing cash management. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Management Period (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Marriott Boca Raton Mortgage Loan and disbursed in accordance with the terms of the Marriott Boca Raton Mortgage Loan documents.

A “Cash Management Period” means the occurrence of (a) an event of default under the Marriott Boca Raton Mortgage Loan documents, (b) a bankruptcy action of the borrower, guarantor or manager, (c) the occurrence of a PIP Trigger Event (as defined below) and (d) the earlier of (i) 12 months prior to the expiration date of the franchise agreement and (ii) such time that the borrower receives notice of termination of the franchise agreement.

A Cash Management Period may be cured upon the occurrence of the following, with respect to: (i) clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Marriott Boca Raton Mortgage Loan documents (ii) clause (b) above, the borrower replacing the manager with a qualified manager in accordance with the Marriott Boca Raton Mortgage Loan documents; (iii) clause (c) above, the occurrence of a PIP Trigger Cure (as defined below); and (iv) clause (d) above, the occurrence of a Franchisor Expiration Cure (as defined below).

A “PIP Trigger Event” is the date upon which the borrower fails to complete any property improvement work on or before the deadline set forth in the property improvement plan, subject to any extensions granted by the franchisor in writing.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 3 – Marriott Boca Raton

A “PIP Trigger Cure” is, following a PIP Trigger Event, the date on which the borrower provides the lender with satisfactory evidence that the property improvement plan has been completed in a timely manner and there is no uncured event of default then claimed in writing by the franchisor under the franchise agreement.

A “Franchisor Expiration Cure” will occur at such time that the borrower has: (a) either (i) entered into a replacement franchise agreement with a qualified franchisor under the Marriott Boca Raton Mortgage Loan documents or (ii) delivered evidence reasonably satisfactory to the lender that the franchisor has renewed or extended the franchise agreement for a term not less than three years past the maturity date of the Marriott Boca Raton Mortgage Loan; (b) delivered written confirmation of the franchisor to the lender confirming that (i) the franchise agreement is full force and effect and has not been modified, amended or assigned, (ii) the borrower is not under default under the franchise agreement and (iii) all sums under the franchise agreement have been paid in full; and (c) in the event that the replacement franchise agreement or renewal or extension of the franchise agreement requires a property improvement plan, delivery of a property improvement plan deposit to the lender in cash or a letter of credit equal to the estimated expenses approved by the lender.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 4 – Prime 15 Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 4 – Prime 15 Portfolio

Poulsbo
Shoreline
Kenmore
Cottage Lake
SEATTLE
Redmond
Kirkland
Bainbridge Island
Bellevue
Sammamish
Bremerton
Mercer Island
Issaquah
Port Orchard
White Center
Tukwila
Renton
Burien
SeaTac
KITSAP COUNTY
Des Moines
Kent
Maple Valley
MASON COUNTY
Gig Harbor
Federal Way
KING COUNTY
Auburn
TACOMA
University Place
Lakewood
Puyallup
Parkland
South Hill
Spanaway
THURSTON COUNTY
PIERCE COUNTY
SNOQUALMIE NATIONAL FOREST
Lacey
Olympia

CONN.
BRIDGEPORT
Milford
NEW YORK
New Canaan
Westport
Norwalk
STAMFORD
Long Island Sound
White Plains
Greenwich
NJ
YONKERS
Port Jefferson Station
Coram
BRONX
New Rochelle
Glen Cove
Huntington
Smithtown
LONG ISLAND
Holbrook
N.Y. CITY
Brentwood
Melville
Patchogue
QUEENS
Hicksville
Levittown
Hempstead
BROOKLYN
Freeport
Atlantic Ocean

Prime 15 Portfolio

1	Prime Storage - Port Jefferson Station	Port Jefferson Station, NY
2	Prime Storage - Charlotte	Charlotte, NC
3	Prime Storage - Bronx University Avenue	Bronx, NY
4	Prime Storage - Louisville East Main Street	Louisville, KY
5	Prime Storage - Louisville Mellwood Avenue	Louisville, KY
6	Prime Storage - Jeffersontown	Louisville, KY
7	Prime Storage - Rock Hill Hearn Street	Rock Hill, SC
8	Prime Storage - Meridian	Puyallup, WA
9	Prime Storage - Tacoma 109 Steele Street	Tacoma, WA
10	Prime Storage - West University Place North	University Place, WA
11	Prime Storage - Tacoma Steele Street South	Tacoma, WA
12	Prime Storage - Pacific Avenue	Tacoma, WA
13	Prime Storage - Virginia Beach Bells Road	Virginia Beach, VA
14	Prime Storage - Tacoma 74th Street	Tacoma, WA
15	Prime Storage - West University Place South	University Place, WA

INDIANA
KENTUCKY
Prospect
Crestwood
Utica
Clarksville
Oak Park
New Albany
Jeffersonville
Glenview
Graymoor-Devondale
Indian Hills
Anchorage
Lyndon
St. Matthews
Downtown
Middletown
LOUISVILLE
Douglass Hills
St. Regis Park
Shively
Buechel
Jeffersontown
Watterson Park
Pleasure Ridge Park
Newburg
Fern Creek
Okolona
Highview
JEFFERSON COUNTY
Valley Station
Fairdale
Hillview

Kannapolis
Lowesville
Huntersville
Concord
Stanley
Harrisburg
Mt. Holly
CHARLOTTE
Gastonia
Belmont
Uptown
Midland
Mint Hill
Matthews
Pineville
Stallings
Indian Trail
Fort Mill
Weddington
Rock Hill
Monroe
Waxhaw

Poquoson
Chesapeake Bay
Hampton
Newport News
Atlantic Ocean
NORFOLK
Suffolk
Portsmouth
VIRGINIA BEACH
Chesapeake

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 4 – Prime 15 Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$54,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$54,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of Pool by IPB:	6.1%	Net Rentable Area (SF):	706,526
Loan Purpose:	Refinance	Location(6):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(6):	Various / Various
Borrower Sponsor:	Robert Moser	Occupancy:	84.6%
Interest Rate:	5.92000%	Occupancy Date:	11/15/2024
Note Date:	1/27/2025	4th Most Recent NOI (As of):	$6,460,324 (12/31/2021)
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$8,201,567 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$8,716,184 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$8,692,135 (TTM 10/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	84.7%
Amortization Type:	Interest Only	UW Revenues:	$13,818,281
Call Protection(3):	L(25),D(29),O(6)	UW Expenses:	$4,867,173
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$8,951,109
Additional Debt(1):	Yes	UW NCF:	$8,775,205
Additional Debt Balance(1):	$54,000,000	Appraised Value / Per SF(7):	$158,928,000 / $225
Additional Debt Type(1):	Pari Passu	Appraisal Date(7):	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$153
Taxes:	$281,370	$140,685	N/A	Maturity Date Loan / SF:	$153
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	68.0%
Replacement Reserve:	$0	$12,418	N/A	Maturity Date LTV(7):	68.0%
Immediate Repairs:	$260,837	$0	N/A	UW NCF DSCR:	1.35x
Other(5):	$0	Springing	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$108,000,000	100.0%	Loan Payoff	$72,421,611	67.1%
			Return of Equity	29,086,543	26.9
			Closing Costs(8)	5,949,638	5.5
			Upfront Reserves	542,207	0.5
Total Sources	$108,000,000	100.0%	Total Uses	$108,000,000	100.0%
(1)	The Prime 15 Portfolio Mortgage Loan (as defined below) is part of a whole loan that is comprised of five pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $108,000,000 (the “Prime 15 Portfolio Whole Loan”). The Prime 15 Portfolio Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) and Societe Generale Financial Corporation (“SGFC”). The financial information presented above is based on the Prime 15 Portfolio Whole Loan.
(2)	See “The Borrowers” below.
(3)	See also “Release of Collateral” below with respect to partial defeasance or prepayment in connection with releases of individual Prime 15 Portfolio Properties (as defined below).
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Other reserves include a springing debt service coverage ratio cure reserve and a springing condominium assessments reserve.
(6)	See “Portfolio Summary” below.
(7)	Appraised Value represents the portfolio appraised value of $158,928,000 (the “Portfolio Appraised Value”), which is inclusive of an approximately 5.0% portfolio premium and reflects the “as-is” values of the Prime 15 Portfolio Properties as a whole if sold in their entirety to a single buyer. See the “Appraisal Valuation Summary” chart below for the “as-is” appraised values of the individual properties (exclusive of the portfolio premium), which in the aggregate total $151,360,000 (the “Aggregate Individual As-Is Appraised Value”). Cut-off Date LTV and Maturity Date LTV of the Prime 15 Portfolio Whole Loan based upon the Aggregate Individual As-Is Appraised Value, are each 71.4%.
(8)	Closing Costs include an interest rate buydown fee of $3,780,000.

The Loan. The Prime 15 Portfolio mortgage loan (the “Prime 15 Portfolio Mortgage Loan”) is secured by the borrowers’ fee interests in 15 self-storage properties (each, individually, a “Prime 15 Portfolio Property” and, collectively, the “Prime 15 Portfolio Properties”), totaling 5,087 units and 706,526 square feet, located across New York, North Carolina, Kentucky, South Carolina, Washington and Virginia. The Prime 15 Portfolio Whole Loan is evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $108,000,000. The Prime 15 Portfolio Whole Loan has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 5.92000% per annum on

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 4 – Prime 15 Portfolio

an Actual/360 basis. The Prime 15 Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-3, A-4 and A-5 with an aggregate outstanding principal balance as of the Cut-off Date of $54,000,000.

The relationship between the holders of the Prime 15 Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Prime 15 Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2025-V13 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Prime 15 Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	Benchmark 2025-V13(1)	Yes
A-2	14,000,000	14,000,000	Benchmark 2025-V13(1)	No
A-3	25,000,000	25,000,000	BBCMS 2025-5C33	No
A-4	20,000,000	20,000,000	BBCMS 2025-5C33	No
A-5	9,000,000	9,000,000	BBCMS 2025-5C33	No
Whole Loan	$108,000,000	$108,000,000
(1)	The Benchmark 2025-V13 transaction is expected to close on or about February 19, 2025.

The Properties. The Prime 15 Portfolio Properties consist of 15 self-storage properties, totaling 5,087 units and 706,526 square feet, located across New York, North Carolina, Kentucky, South Carolina, Washington and Virginia. The Prime 15 Portfolio Properties were built between 1929 and 2017 and have an average facility size of approximately 47,102 square feet. As of November 15, 2024, the Prime 15 Portfolio Properties were 84.6% occupied with an underwritten revenue per available foot (“RevPAF”) of $19.56. The Prime 15 Portfolio Properties’ unit mix includes 3,244 climate-controlled units, 1,425 non-climate-controlled units, 348 parking units, eight other units and 64,496 square feet of commercial space located across 10 of the Prime 15 Portfolio Properties with an average commercial space of 6,450 square feet at those mortgaged properties. The Prime 15 Portfolio Properties feature a granular property mix with no individual Prime 15 Portfolio Property accounting for over 14.9% of UW NOI or 15.2% of total net rentable area.

The following table presents geographical information relating to the Prime 15 Portfolio Properties:

Portfolio Summary(1)
State	Number of Properties	Square Feet	% of Total Square Feet
New York	2	152,476	21.6%
North Carolina	1	107,075	15.2%
Kentucky	3	176,043	24.9%
South Carolina	1	64,119	9.1%
Washington	7	174,287	24.7%
Virginia	1	32,526	4.6%
Total	15	706,526	100.0%
(1)	Based on the underwritten rent roll dated November 15, 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 4 – Prime 15 Portfolio

The following table presents certain information relating to the Prime 15 Portfolio Properties:

Portfolio Summary
Property Name	City, State(1)	Year Built / Renovated(1)	Total SF(2)	Total Occ. %(2)	Allocated Whole Loan Amounts ($)	As-is Appraised Value(1)	UW NOI(2)
Prime Storage - Port Jefferson Station	Port Jefferson Station, NY	2017 / NAP	82,160	89.8%	$16,001,000	$23,400,000	$1,329,468
Prime Storage - Charlotte	Charlotte, NC	1997 / 2016	107,075	83.4%	$14,117,000	$18,600,000	$1,202,748
Prime Storage - Bronx University Avenue	Bronx, NY	1929 / 2018	70,316	85.8%	$11,018,000	$22,800,000	$1,004,477
Prime Storage - Louisville East Main Street	Louisville, KY	1975 / NAP	55,646	81.7%	$7,509,000	$8,600,000	$639,738
Prime Storage - Louisville Mellwood Avenue	Louisville, KY	1967 / NAP	64,818	93.4%	$7,422,000	$8,400,000	$724,643
Prime Storage - Jeffersontown	Louisville, KY	1982 / NAP	55,580	82.6%	$7,398,000	$8,300,000	$604,848
Prime Storage - Rock Hill Hearn Street	Rock Hill, SC	1997 / 2022	64,119	91.5%	$5,876,000	$7,200,000	$499,724
Prime Storage - Meridian(3)	Puyallup, WA	2004 / NAP	30,877	85.1%	$5,770,000	$8,470,000	$436,670
Prime Storage - Tacoma 109 Steele Street	Tacoma, WA	1996 / NAP	23,590	71.7%	$5,645,000	$7,100,000	$451,042
Prime Storage - West University Place North	University Place, WA	1991 / NAP	27,865	86.0%	$5,550,000	$7,650,000	$435,019
Prime Storage - Tacoma Steele Street South	Tacoma, WA	2016 / NAP	24,429	83.2%	$5,522,000	$6,870,000	$405,181
Prime Storage - Pacific Avenue(3)	Tacoma, WA	2005 / NAP	25,554	65.6%	$4,810,000	$5,610,000	$347,587
Prime Storage - Virginia Beach Bells Road	Virginia Beach, VA	1985 / 2017	32,526	86.9%	$4,271,000	$6,100,000	$359,427
Prime Storage - Tacoma 74th Street	Tacoma, WA	1976 / 2004	24,680	77.1%	$4,226,000	$8,040,000	$328,192
Prime Storage - West University Place South	University Place, WA	1979 / NAP	17,293	72.2%	$2,865,000	$4,220,000	$182,344
Total			706,526	84.6%	$108,000,000	$151,360,000	$8,951,109
(1)	Source: Appraisals
(2)	Based on the underwritten rent roll dated November 15, 2024. Total Occ. % presented above is based on total SF. Total Occupancy based on self-storage units is also 84.6%.
(3)	The Prime Storage - Meridian and Prime Storage – Pacific Avenue mortgaged properties each are subject to a condominium regime. The related borrower owns 96.68% of the interests in the condominium relating to the Prime Storage – Meridian mortgaged property and 100% of the interests in the condominium relating to the Prime Storage – Pacific Avenue mortgaged property.

The following table presents certain information relating to the unit mix at the Prime 15 Portfolio Properties:

Prime 15 Portfolio Properties Unit Mix(1)
Property Name	Available Units	% of Available Units	Available SF(2)	% of Available SF	% of Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage SF	Current Occupancy(3)	RevPAF(2)
Prime Storage - Port Jefferson Station	926	18.2%	82,160	11.6%	88.4%	88.5%	89.8%	$24.32
Prime Storage - Charlotte	728	14.3%	107,075	15.2%	30.5%	25.7%	83.4%	$15.20
Prime Storage - Bronx University Avenue	1048	20.6%	70,316	10.0%	97.6%	94.0%	85.8%	$32.36
Prime Storage - Louisville East Main Street	421	8.3%	55,646	7.9%	97.1%	80.5%	81.7%	$16.36
Prime Storage - Louisville Mellwood Avenue	365	7.2%	64,818	9.2%	72.3%	57.7%	93.4%	$16.54
Prime Storage - Jeffersontown	466	9.2%	55,580	7.9%	39.3%	32.7%	82.6%	$15.31
Prime Storage - Rock Hill Hearn Street	517	10.2%	64,119	9.1%	17.8%	20.1%	91.5%	$11.83
Prime Storage - Meridian	58	1.1%	30,877	4.4%	81.0%	76.1%	85.1%	$21.19
Prime Storage - Tacoma 109 Steele Street	48	0.9%	23,590	3.3%	87.5%	89.2%	71.7%	$25.47
Prime Storage - West University Place North	42	0.8%	27,865	3.9%	73.8%	64.3%	86.0%	$22.19
Prime Storage - Tacoma Steele Street South	36	0.7%	24,429	3.5%	83.3%	85.0%	83.2%	$24.21
Prime Storage - Pacific Avenue	54	1.1%	25,554	3.6%	70.4%	77.4%	65.6%	$20.19
Prime Storage - Virginia Beach Bells Road	289	5.7%	32,526	4.6%	0.0%	0.0%	86.9%	$17.04
Prime Storage - Tacoma 74th Street	53	1.0%	24,680	3.5%	26.4%	76.4%	77.1%	$20.05
Prime Storage - West University Place South	36	0.7%	17,293	2.4%	83.3%	90.8%	72.2%	$17.02
Total	5,087	100.0%	706,526	100.0%	63.8%	59.0%	84.6%	$19.56
(1)	Based on the underwritten rent rolls dated November 15, 2024.
(2)	Available SF includes 64,497 square feet of commercial space. RevPAF includes this commercial space.
(3)	Current Occupancy presented above is based on total SF. Current Occupancy based on self-storage units is also 84.6%.

The following table presents certain information relating to the historical and current occupancy of the Prime 15 Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
90.3%	88.6%	86.9%	84.6%
(1)	Historical occupancies represent the annual average occupancy of each respective year.
(2)	Current occupancy is based on the underwritten rent rolls dated November 15, 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 4 – Prime 15 Portfolio

Appraisals. According to the portfolio appraisal, the Prime 15 Portfolio Properties had a Portfolio Appraised Value of $158,928,000, which is inclusive of an approximately 5.0% portfolio premium and reflects the aggregate “as-is” value of the Prime 15 Portfolio Properties as a whole if sold in their entirety to a single buyer. Additionally, the Prime 15 Portfolio Properties had an Aggregate Individual As-Is Appraised Value as of various dates between December 6, 2024 and December 17, 2024 of $151,360,000.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
Prime Storage - Port Jefferson Station	$23,400,000	5.25%
Prime Storage - Bronx University Avenue	$22,800,000	5.25%
Prime Storage - Charlotte	$18,600,000	6.00%
Prime Storage - Louisville East Main Street	$8,600,000	7.00%
Prime Storage - Meridian	$8,470,000	5.00%
Prime Storage - Louisville Mellwood Avenue	$8,400,000	7.25%
Prime Storage - Jeffersontown	$8,300,000	7.00%
Prime Storage - Tacoma 74th Street	$8,040,000	5.00%
Prime Storage - West University Place North	$7,650,000	5.50%
Prime Storage - Rock Hill Hearn Street	$7,200,000	6.25%
Prime Storage - Tacoma 109 Steele Street	$7,100,000	5.50%
Prime Storage - Tacoma Steele Street South	$6,870,000	5.50%
Prime Storage - Virginia Beach Bells Road	$6,100,000	5.75%
Prime Storage - Pacific Avenue	$5,610,000	6.00%
Prime Storage - West University Place South	$4,220,000	5.50%
Total / Wtd. Avg.	$151,360,000	5.76%
Portfolio Appraised Value	$158,928,000	5.85%
(1)	Source: Appraisals.

Environmental Matters. According to the Phase I environmental reports dated between October 7, 2024 and December 20, 2024, there were recognized environmental conditions at the Prime Storage - Louisville Mellwood Avenue, Prime Storage - Rock Hill Hearn Street and Prime Storage - Tacoma 74th Street mortgaged properties. Environmental insurance was obtained for all three mortgaged properties as described under “Description of the Mortgage Pool–Mortgage Pool Characteristics–Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 4 – Prime 15 Portfolio

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Prime 15 Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	TTM Oct 2024	T-6 Ann. Oct 2024	UW	Per SF	%(2)
Storage Rental Income	$9,505,861	$10,947,256	$11,617,861	$11,416,722	$11,518,121	$11,518,121	$16.30	84.7%
Potential Income from Vacant Units	0	0	0	0	0	2,085,678	2.95	15.3
Gross Potential Income	$9,505,861	$10,947,256	$11,617,861	$11,416,722	$11,518,121	$13,603,799	$19.25	100.0%
Economic Vacancy, Credit Loss & Concessions	0	0	0	0	0	(2,085,678)	(2.95)	(15.3)
Gross Potential Before Other Income	$9,505,861	$10,947,256	$11,617,861	$11,416,722	$11,518,121	$11,518,121	$16.30	84.7%
Other Income(3)	1,886,064	2,079,770	2,155,644	2,225,441	2,300,161	2,300,161	3.26	16.9
Effective Gross Income	$11,391,925	$13,027,026	$13,773,505	$13,642,163	$13,818,281	$13,818,281	$19.56	101.6%

Management Fee	455,677	521,081	550,940	545,687	552,731	552,731	0.78	4.0
Insurance	116,005	132,144	235,019	206,139	206,139	217,137	0.31	1.6
Real Estate Taxes	1,305,870	1,366,791	1,381,593	1,499,915	1,499,915	1,569,973	2.22	11.4
Other Operating Expenses(4)	3,054,050	2,805,444	2,889,768	2,698,287	2,698,287	2,527,331	3.58	18.3
Total Expenses	$4,931,601	$4,825,459	$5,057,321	$4,950,027	$4,957,072	$4,867,173	$6.89	35.2%

Net Operating Income	$6,460,324	$8,201,567	$8,716,184	$8,692,135	$8,861,209	$8,951,109	$12.67	64.8%
Replacement Reserves	0	0	0	0	0	149,021	0.21	1.1
Normalized TI/LCs	0	0	0	0	0	26,882	0.04	0.2
Net Cash Flow	$6,460,324	$8,201,567	$8,716,184	$8,692,135	$8,861,209	$8,775,205	$12.42	63.5%
(1)	Based on the underwritten rent roll dated November 15, 2024.
(2)	% column reflects percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields
(3)	Other Income consists of commercial revenue, net insurance revenue, late and application fees, as well as other miscellaneous sources of income.
(4)	Other Operating Expenses include personnel, advertising, general and administrative, utilities, repairs and maintenance and cost of sales expenses.

The Market. The Prime 15 Portfolio Properties are located in New York, North Carolina, Kentucky, South Carolina, Washington and Virginia. The following table includes information regarding the demographics of each immediate trade area for the individual Prime 15 Portfolio Properties:

Demographic Summary(1)
		Population(2)			Median Household Income(2)
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Prime Storage - Port Jefferson Station	Port Jefferson Station, NY	8,987	80,523	186,934	$115,573	$120,580	$118,958
Prime Storage - Bronx University Avenue	Bronx, NY	231,223	1,249,006	2,440,648	$47,564	$47,288	$64,169
Prime Storage - Charlotte	Charlotte, NC	5,501	70,793	165,001	$115,756	$80,545	$81,632
Prime Storage - Louisville East Main Street	Louisville, KY	9,748	103,109	258,576	$35,915	$52,533	$53,733
Prime Storage - Meridian	Puyallup, WA	9,787	100,947	190,860	$97,240	$109,980	$108,995
Prime Storage - Louisville Mellwood Avenue	Louisville, KY	9,084	92,299	239,742	$59,175	$58,385	$58,360
Prime Storage - Jeffersontown	Louisville, KY	10,272	77,919	196,560	$65,313	$86,146	$80,820
Prime Storage - Tacoma 74th Street	Tacoma, WA	12,821	130,466	312,136	$71,389	$70,597	$75,789
Prime Storage - West University Place North	University Place, WA	15,782	104,469	236,697	$81,593	$90,329	$85,511
Prime Storage - Rock Hill Hearn Street	Rock Hill, SC	8,543	62,248	113,886	$59,269	$63,321	$75,808
Prime Storage - Tacoma 109 Steele Street	Tacoma, WA	13,434	102,728	245,840	$58,751	$64,303	$73,026
Prime Storage - Tacoma Steele Street South	Tacoma, WA	12,875	101,406	244,202	$58,448	$64,166	$72,928
Prime Storage - Virginia Beach Bells Road	Virginia Beach, VA	1,635	46,476	129,221	$95,399	$74,045	$87,671
Prime Storage - Pacific Avenue	Tacoma, WA	15,723	102,278	245,065	$68,073	$68,918	$75,535
Prime Storage - West University Place South	University Place, WA	15,240	103,688	238,609	$82,902	$89,235	$85,313
Wtd. Avg. (based on UW NOI)		34,585	217,717	456,616	$78,232	$77,831	$81,520
(1)	Source: Appraisal.
(2)	Population and Median Household Income reflect 2024 values.

The Borrowers. The borrowers are Prime Storage Jeffersontown, LLC, Prime Storage Main Street Louisville, LLC, Prime Storage Mellwood Avenue Louisville, LLC, Prime Storage Beatty Road Charlotte, LLC, Prime Storage Bronx MLK Boulevard, LLC, Prime Storage Port Jefferson Station, LLC, Prime Storage Cherry Road Rock Hill, LLC, Prime Storage UP South Tacoma, LLC, Prime Storage UP North Tacoma, LLC, Prime Storage 109th Street Tacoma, LLC, Prime Storage

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 4 – Prime 15 Portfolio

Steele Street South Tacoma, LLC, Prime Storage Pacific Ave Tacoma, LLC, Prime Storage Puyallup, LLC, Prime Storage 74th Street Tacoma, LLC and Prime Storage Bells Road, LLC, each a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Prime 15 Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor of the Prime 15 Portfolio Mortgage Loan is Robert Moser and the non-recourse carveout guarantor is Prime Storage Fund II CV, LLC, a Delaware limited liability company. Robert Moser founded Prime Group Holdings LLC in 2013 and currently serves as the CEO. Mr. Moser has more than 25 years of experience as an owner, operator and investor in niche real estate assets, including self-storage, manufactured home communities and recreational vehicle resorts. Headquartered in Saratoga Springs, New York, Prime Group Holdings is a full-service vertically integrated real estate owner-operator focused on acquiring and adding value to self-storage facilities located throughout North America.

Property Management. The Prime 15 Portfolio Properties are managed by Prime Group Holdings LLC, a borrower affiliated property management company.

Escrows and Reserves. At origination of the Prime 15 Portfolio Whole Loan, the borrowers deposited approximately (i) $281,370 into a reserve account for real estate taxes and (ii) $260,837 into a reserve account for immediate repairs.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $140,685 per month).

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of an amount that would be sufficient to pay the insurance premiums with respect to the insurance policies that cover solely the Prime 15 Portfolio Properties and, at the option of the lender, if the insurance policies that cover the Prime 15 Portfolio Properties and any non-collateral properties cease to constitute an approved blanket or umbrella policy pursuant to the Prime 15 Portfolio Whole Loan documents, or the lender requires the applicable borrower(s) to obtain a separate policy, 1/12th of an amount that would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof. At origination of the Prime 15 Portfolio Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to 1/12 of $0.21 per rentable square foot per annum at the Prime 15 Portfolio Properties (initially estimated to be approximately $12,418 per month).

Debt Service Coverage Ratio Cure Funds – If the borrowers deliver cash in the Debt Service Coverage Ratio Cure Amount (as defined below), such cash will be held in a reserve fund.

Condominium Assessments Reserve – The borrowers are required to deposit monthly an amount equal to 1/12 of the condominium assessments estimated to be payable during the ensuing 12 months with respect to the condominiums relating to the Prime Storage -Meridian and Prime Storage – Pacific Avenue mortgaged properties.

Lockbox / Cash Management. The Prime 15 Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish segregated lockbox accounts for the Prime 15 Portfolio Properties (individually or collectively as the context may require, the “Restricted Account”) and, upon a Trigger Period (as defined below), the lender is required to establish, on the borrowers’ behalf, a cash management account. The Restricted Account is subject to an account control agreement in favor of the lender. All (i) credit card receivables, (ii) revenue from any space demised to non-storage tenants, (iii) revenue from any space demised to commercial and/or retail tenants and (iv) cash and check revenue received from the self-storage and/or any other non-commercial and/or retail components at the Prime 15 Portfolio Properties is required to be deposited by the borrowers or property manager, as applicable, into the applicable Restricted Account within one business day of the borrowers’ or property manager’s, as applicable, receipt thereof. So long as a Trigger Period does not exist, all amounts on deposit in the Restricted Account will be disbursed to or at the direction of the borrowers. If a Trigger Period exists, all amounts on deposit in the Restricted Account are required to be transferred on each business day into the cash management account and applied as provided in the Prime 15 Portfolio Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Prime 15 Portfolio Whole Loan documents, and (ii) the date that the debt service coverage ratio (“DSCR”) falls below 1.15x and (B) expiring upon, with regard to (x) clause (A)(i) above, the cure (if applicable) of such event of default, and (y) clause (A)(ii) above, the earlier of (1) the date that the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters (the satisfaction of this clause (B)(y)(1), a “Debt Service Coverage Ratio Cure”) and (2) the date upon which (A) prior to the Prepayment Release Date (as defined below), the borrowers have deposited into a DSCR cure reserve account cash or a letter of credit in the Debt Service Coverage Ratio Cure Amount and (B) on and after the Prepayment Release Date, the borrowers have prepaid the Prime 15 Portfolio Whole Loan in an amount that results in a Debt Service Coverage Ratio Cure.

“Prepayment Release Date” means the payment date in September 2029.

“Debt Service Coverage Ratio Cure Amount” means with respect to a cure of a Trigger Period commenced in accordance with clause (A)(ii) of the definition thereof, an amount that, if applied to the prepayment of the Prime 15 Portfolio Whole Loan, would result in a Debt Service Coverage Ratio Cure (without any obligation for the applicable DSCR to be satisfied for two consecutive calendar quarters).

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Provided that no event of default is continuing under the Prime 15 Portfolio Whole Loan documents, (I) at any time (a) after the earlier of (x) January 27, 2028 and (y) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and (b) before the Prepayment Release Date, the borrowers may deliver defeasance collateral and obtain release of one or more individual Prime 15 Portfolio Properties, and (II) at any time on or after the Prepayment Release Date and prior to the maturity date of the Prime 15 Portfolio Whole Loan, the borrowers may partially prepay the Prime 15 Portfolio Whole Loan and obtain release of one or more individual Prime 15 Portfolio Properties, in each case, provided that, among other conditions, (i) the portion of the Prime 15 Portfolio Whole Loan that is defeased or prepaid, as applicable, is in an amount (the “Release Price”) equal to the greater of (a) 120% of the allocated loan amount for the individual Prime 15 Portfolio Property being released and (b) the lender’s allocation of 100% of the net sales proceeds applicable to such individual Prime 15 Portfolio Property, (ii) the borrowers deliver a REMIC opinion and (iii) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the DSCR with respect to the remaining Prime 15 Portfolio Properties is equal to or greater than the greater of (a) 1.35x and (b) the DSCR for all of the Prime 15 Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable; provided, that, in the event such condition is not satisfied, the borrowers must, in addition to the amounts payable pursuant to clause (i) above, (1) on and after the Prepayment Release Date, prepay the Prime 15 Portfolio Whole Loan in an amount that would satisfy such condition, together with, without limitation, any interest shortfall applicable thereto and (2) prior to the Prepayment Release Date, the borrowers must have deposited with the lender cash or an acceptable letter of credit in an amount that, if applied to the prepayment of the Prime 15 Portfolio Whole Loan, would satisfy such condition.

In addition, partial releases of individual Prime 15 Portfolio Properties are permitted with prepayment of the Release Price, and satisfaction of the conditions set forth above, prior to the Prepayment Release Date in order to cure an event of default relating to such individual Prime 15 Portfolio Property, provided that (i) either (x) the related borrower demonstrates to the lender that it has in good faith pursued a cure of such event of default, which efforts do not require any capital contributions to be made to the borrowers or the use of any income from any other Prime 15 Portfolio Properties to effectuate the cure, or (y) the default relates to an environmental condition and (ii) the default was not caused by the borrowers or an affiliate in bad faith to circumvent the requirements of the Prime 15 Portfolio Whole Loan document partial release provisions.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Project Midway

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Project Midway

Queen Anne
Westlake
Lake Union
KING COUNTY
South Lake Union
Uptown
4
Capitol Hill
Midtown
SEATTLE
Belltown
Puget Sound
First Hill
Downtown Seattle

Somerville
Charlestown
Bunker Hill
CAMBRIDGE
7
1
Beacon Hill
Downtown Boston
Charles River
BOSTON
Back Bay
Brookline
South End

Project Midway

1	500 Kendall Street	Cambridge, MA
2	i3	San Diego, CA
3	Science Center at Oyster Point	South San Francisco, CA
4	500 Fairview Avenue	Seattle, WA
5	MODA Sorrento	San Diego, CA
6	Road to the Cure	San Diego, CA
7	450 Kendall Street	Cambridge, MA
8	10240 Science Center Drive	San Diego, CA

SAN FRANCISCO
Bayview
Daly City
Brisbane
Colma
3
Oyster Point
San Francisco Bay
Pacifica
South San Francisco
SAN MATEO COUNTY
San Bruno
Millbrae
Burlingame
San Mateo
Hillsborough

6
Sorrento Valley
Torrey Pines
8
5
SAN DIEGO
Pacific Ocean
2
University City
La Jolla
Hidden Valley

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Project Midway

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$52,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$52,000,000	Property Type - Subtype:	Various – Various
% of Pool by IPB:	5.8%	Net Rentable Area (SF):	1,280,399
Loan Purpose:	Refinance	Location:	Various, Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor(3):	BRE Edison L.P.	Occupancy:	93.6%
Interest Rate(4):	5.911647%	Occupancy Date(7):	Various
Note Date:	2/6/2025	4th Most Recent NOI (As of):	$67,373,039 (12/31/2021)
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$69,116,914 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$71,478,126 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$73,837,657 (TTM 11/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	93.8%
Amortization Type:	Interest Only	UW Revenues:	$105,742,803
Call Protection(5):	YM1(25), DorYM1(28), O(7)	UW Expenses:	$26,847,975
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$78,894,828
Additional Debt(1):	Yes	UW NCF:	$77,934,529
Additional Debt Balance(1):	$478,000,000 / $235,000,000	Appraised Value / Per SF:	$1,290,000,000 / $1,007
Additional Debt Type(1):	Pari Passu / B-Notes	Appraisal Date(8):	Various

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$414	$597
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$414	$597
TI/LC Reserve:	$0	Springing	$1,280,399	Cut-off Date LTV:	41.1%	59.3%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	41.1%	59.3%
Unfunded Obligations:	$15,452,130	$0	N/A	UW NCF DSCR:	2.23x	1.51x
Ground Lease Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	14.9%	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$530,000,000	48.7%	Loan Payoff	$1,056,493,006	97.2%
Sponsor Equity	322,245,136	29.6	Upfront Reserves	15,452,130	1.4
Subordinate Loan(1)	235,000,000	21.6	Closing Costs	15,300,000	1.4
Total Sources	$1,087,245,136	100.0%	Total Uses	$1,087,245,136	100.0%
(1)	The Project Midway Mortgage Loan (as defined below) is part of a whole loan evidenced by 17 senior pari passu promissory notes (the “Project Midway Senior Loan”) and three junior promissory notes with an aggregate balance of $765,000,000 (the “Project Midway Whole Loan”). The financial information presented in the chart above under “Senior Loan” is based on the aggregate principal balance of the Project Midway Senior Loan and under “Whole Loan” is based on the aggregate principal balance of all the promissory notes comprising the Project Midway Whole Loan.
(2)	The borrowers are BMR-i3 LLC, BMR-500 Fairview Avenue LLC, BMR - 10240 Science Center Drive LP, BMR-Moda Sorrento LP, BMR-Road to the Cure LP, BMR - 180 Oyster Point LP, BMR - 200 Oyster Point LP, BMR - 450 Kendall Street LLC and BMR-500 Kendall Street LLC, each a Delaware limited liability company or limited partnership, as applicable.
(3)	The borrower sponsor is also the non-recourse carveout guarantor. The liability of the non-recourse guarantor for bankruptcy related recourse events is capped at 15% of the outstanding amount of the Project Midway Whole Loan (and, without duplication, expenses payable to the lender in accordance with the enforcement of the recourse carveout guaranty). In addition, there is no separate environmental indemnitor with respect to the Project Midway Whole Loan.
(4)	5.911647% represents the per annum interest rate associated with the Project Midway Mortgage Loan. The weighted average interest rate for the Project Midway Senior Loan is 6.512978886792450% per annum and the weighted average interest rate for the Project Midway Whole Loan is 6.65459975163399% per annum.
(5)	The defeasance lockout period will be at least 25 months beginning with and including the first payment date on March 6, 2025. Defeasance of the Project Midway Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 6, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2025-5C33 securitization in March 2025. The actual defeasance lockout period may be longer.
(6)	See “Escrows and Reserves” below for further discussion.
(7)	Occupancy is based on the underwritten rent rolls dated February 6, 2025 and February 7, 2025, with rent steps through February 6, 2026.
(8)	Based on appraisals dated from September 23, 2024 to October 29, 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Loan. The Project Midway mortgage loan (the “Project Midway Mortgage Loan”) is secured by the borrowers’ fee and leasehold interests in a portfolio of seven mixed use assets located in Cambridge, Massachusetts, San Diego, California, South San Francisco, California and Seattle, Washington, as well as an office asset in San Diego, California (each, individually, a “Project Midway Portfolio Property” and, collectively, the “Project Midway Portfolio Properties”). The Project Midway Whole Loan has a five-year term, is interest-only for the loan term and accrues interest at a fixed rate of 6.65459975163399% per annum on an Actual/360 basis. The Project Midway Whole Loan was co-originated by German American Capital Corporation (“GACC”), Citi Real Estate Funding Inc. (“CREFI”) and Morgan Stanley Bank, N.A. (“MSBNA”).

The Project Midway Mortgage Loan is evidenced by the non-controlling Notes A-5-1 and A-5-2-1, with an aggregate original principal amount of $30,000,000 contributed by GACC, and non-controlling Notes A-6-1 and A-6-2, with an aggregate original principal amount of $22,000,000 contributed by CREFI. The relationship between the holders of the Project Midway Whole Loan is governed by a co-lender agreement. The Project Midway Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2025-BIO3 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$120,000,000	$120,000,000	BX 2025-BIO3	N
A-2	$90,000,000	$90,000,000	BX 2025-BIO3	N
A-3	$90,000,000	$90,000,000	BX 2025-BIO3	N
A-4-1(1)	$26,000,000	$26,000,000	Bank of Montreal	N
A-4-2(1)	$20,000,000	$20,000,000	Bank of Montreal	N
A-5-1	$20,000,000	$20,000,000	BBCMS 2025-5C33	N
A-5-2-1	$10,000,000	$10,000,000	BBCMS 2025-5C33	N
A-5-2-2(1)	$5,000,000	$5,000,000	GACC	N
A-5-3(1)	$11,000,000	$11,000,000	GACC	N
A-6-1	$12,000,000	$12,000,000	BBCMS 2025-5C33	N
A-6-2	$10,000,000	$10,000,000	BBCMS 2025-5C33	N
A-6-3(1)	$10,000,000	$10,000,000	CREFI	N
A-6-4(1)	$3,000,000	$3,000,000	CREFI	N
A-7-1(1)	$24,000,000	$24,000,000	CREFI	N
A-7-2(1)	$10,000,000	$10,000,000	CREFI	N
A-8(1)	$50,000,000	$50,000,000	MSBNA	N
A-9(1)	$19,000,000	$19,000,000	MSBNA	N
Senior Loan	$530,000,000	$530,000,000
B-1	$94,000,000	$94,000,000	BX 2025-BIO3	Y(2)
B-2	$70,500,000	$70,500,000	BX 2025-BIO3	N
B-3	$70,500,000	$70,500,000	BX 2025-BIO3	N
Whole Loan	$765,000,000	$765,000,000
(1)	Expected to be contributed to one or more future securitization trusts.
(2)	The controlling note B-1 has been contributed to the BX 2025-BIO3 securitization.

The Portfolio. The Project Midway Portfolio Properties consist of eight high-quality lab/lab capable assets totaling 1,280,399 square feet diversified across the top life science markets in the United States, including Boston/Cambridge, San Francisco Bay Area, San Diego and Seattle. As of February 7, 2025, the Project Midway Portfolio Properties were 93.6% leased to 25 tenants, with no single tenant accounting for more than 26.8% of the total net rentable area. The Project Midway Portfolio Properties exhibit a weighted average remaining lease term of 6.0 years and 81.6% of UW Base Rent is derived from investment grade tenants. Based on borrower sponsor identified market rents, the Project Midway Portfolio Properties are leased 19.4% below market. The Project Midway Portfolio Properties have been consistently occupied at an average occupancy of approximately 98% dating back to 2021.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the Project Midway Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
500 Kendall Street	Cambridge, MA	2002 / 2019	349,325	100.0%	$318,500,000	41.6%	$455,000,000	35.3%
i3	San Diego, CA	2017 / NAP	316,262	100.0%	$127,900,000	16.7%	$248,700,000	19.3%
Science Center at Oyster Point	South San Francisco, CA	2009, 2010 / NAP	204,887	100.0%	$107,200,000	14.0%	$216,600,000	16.8%
500 Fairview Avenue	Seattle, WA	2015 / NAP	123,838	75.8%	$56,700,000	7.4%	$101,800,000	7.9%
MODA Sorrento	San Diego, CA	1984 / 2014	104,577	64.3%	$49,800,000	6.5%	$91,000,000	7.1%
Road to the Cure	San Diego, CA	1978 / 2014	67,998	100.0%	$48,300,000	6.3%	$73,100,000	5.7%
450 Kendall Street	Cambridge, MA	2015 / 2020	63,520	100.0%	$45,200,000	5.9%	$70,300,000	5.5%
10240 Science Center Drive	San Diego, CA	2002 / NAP	49,992	69.7%	$11,400,000	1.5%	$33,500,000	2.6%
Total / Wtd. Avg.			1,280,399	93.6%	$765,000,000	100.0%	$1,290,000,000	100.00%
(1)	Occ. % is as of February 6, 2025 and February 7, 2025.

The 500 Kendall Street mortgaged property is the largest asset of the Project Midway Portfolio Properties, representing 43.3% of underwritten net operating income. The 500 Kendall Street mortgaged property is 98.2% leased to Shire Human Genetic Therapies, a subsidiary of Takeda. Takeda is in the process of creating a unified Cambridge campus in Kendall Square, which is expected to serve as their United States forward base of operations. Takeda is investing significantly in Kendall Square and recently extended their lease at the 500 Kendall Street mortgaged property by eight years and executed a 600,000 square foot lease to occupy 100% of 585 Third Street (non-collateral), a ground up development. In addition, Takeda, which occupies space at the nearby 650 Kendall Street (non-collateral), has a right of first offer on the to-be-vacated laboratory space at the 450 Kendall Street mortgaged property. The 500 Kendall Square mortgaged property is located adjacent to MIT, Harvard, Massachusetts General Hospital and several pharmaceutical companies.

The i3 mortgaged property is a three-building campus 100% leased to Illumina, Inc. The i3 mortgaged property is located on La Jolla Village Drive with access to I-805 in the University Town Center submarket of San Diego. The i3 mortgaged property has amenities including a restaurant, fitness center, conference facility, event lawn, bocce courts, ping pong courts, a herb garden and a dining terrace. Within each structure, a central scientific lab zone has been designed with an emphasis on modularity, flexibility and adaptability. The i3 Property holds a LEED Platinum certification, featuring sustainable designs and facilities including on-site fuel cells, bio-filtration systems, green rooftops with heat and drought tolerant plants and water recycling systems.

The Science Center at Oyster Point mortgaged property is a Class A lab/office property located in South San Francisco, California, consisting of two buildings that are 100% leased to Life Technologies Corp., a subsidiary of Thermo Fisher Scientific. The Science Center at Oyster Point mortgaged property acts as a campus for Life Technologies Corp. and has state-of-the-art building systems, a cafeteria, bay and mountain views, secured subterranean parking, modern HVAC systems, 16 foot floor-to-floor heights and a modern fitness center. Life Technologies Corp. uses the asset for its Genetic Sequencing department, which helps with vaccine development and research, and has over 700 employees that are actively utilizing the asset.

The 500 Fairview Avenue mortgaged property is a seven-story lab/office facility located in the growing hub of Seattle’s life science community in South Lake Union. The 500 Fairview mortgaged property is one of the two buildings (along with 530 Fairview Avenue, non-collateral) that make up the Vue Research Center and is certified LEED Gold. The 500 Fairview mortgaged property has been designed to meet the specific criteria of life science organizations while adhering to the principles of sustainable design. The 500 Fairview mortgaged property is subject to a ground lease that expires in January 2088. The current ground rent is $62,388.25 per month and increases annually by the higher of 2.0% or Seattle’s cost of living adjustment, but not exceeding 5.0%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The MODA Sorrento mortgaged property is a 104,577 square foot, research and lab/office four-building campus with 74,250 and 30,327 square feet of lab and office space, respectively. The MODA Sorrento mortgaged property was designed with a unique indoor/outdoor meeting area and includes a market leasing amenity package with a fitness center, conference space, tenant lounge with a café and ping pong, foosball and bocce ball tables. The Class A MODA Sorrento mortgaged property has been featured in several architectural magazines and publications to highlight its build out and amenity package.

The Road to the Cure mortgaged property is a 67,998 square foot lab/office strategically located adjacent to Johnson & Johnson’s San Diego headquarters, and walking distance from the University of California San Diego campus. The amenities at the Road to the Cure mortgaged property include a conference center, fitness room and vivarium. The borrower sponsor reports that it is planning to invest an additional $1.1 million ($16.18 per square foot) for any requested tenant improvements and leasing costs as tenants renew or roll.

The 450 Kendall Street mortgaged property is a LEED Gold, lab/office and research facility located in a 10-acre master-planned development in the center of the top life science market in the United States. The master-planned development features a community of office and lab space, multifamily apartments, restaurants and retail shopping.

The 10240 Science Center Drive mortgaged property is located in the heart of the University Town Center submarket and is surrounded by research institutions, government agencies and biotech companies. The University Town Center mortgaged property is situated on Science Center Drive near Genesse Boulevard and I-5, which provides easy access to the greater San Diego market and proximity to the airport.

Major Tenants.

Shire Human Genetic Therapies (343,000 square feet; 26.8% of portfolio NRA; 40.5% of portfolio underwritten base rent). Acquired by Takeda (NYSE: TAK; Moody’s / Fitch / S&P: Baa1 / NR / BBB+) in 2019, Shire Human Genetic Therapies (“Shire”) is a global biotechnology company focusing on rare diseases and other highly specialized conditions. Founded in 1781, Takeda is a leading pharmaceutical corporation focused on R&D, manufacturing, sales and import/export of pharmaceutical drugs. Takeda employs over 49,000 people globally.

Illumina, Inc. (316,262 square feet; 24.7% of portfolio NRA; 17.3% of portfolio underwritten base rent). Illumina, Inc. (“Illumina”; Nasdaq: ILMN; Moody’s / Fitch / S&P: Baa3 / BBB / BBB) is a leader in DNA sequencing and array-based technologies, with a focus on seeking advancements in life sciences, oncology, reproductive health, genetic disease, agriculture, microbiology and other emerging segments. Illumina employs over 9,250 people. Illumina vacated their space at the i3 mortgaged property in August 2023 due to corporate downsizing and is current on all rent and reimbursements due under its lease as of January 1, 2025. The borrower sponsor has begun marketing the space for rent and the appraisal concluded a 12-month lease-up period after the conclusion of the Illumina lease in December 2027.

Life Technologies Corp. (204,887 square feet; 16.0% of portfolio NRA; 12.6% of portfolio underwritten base rent). Life Technologies Corp. is a biotech company founded in 2008 and currently owned by Thermo Fisher Scientific, Inc. (“Thermo Fisher”; NYSE: TMO; Moody’s / Fitch / S&P: A3 / A- / A-). Thermo Fisher is a leader in serving science with approximately 50,000 employees across 50 countries. Thermo Fisher delivers innovative technologies, purchasing convenience and pharmaceutical services through brands including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. As of November 2024, Thermo Fisher has a market capitalization of $211.7 billion.

Eli Lilly and Company (47,061 square feet; 3.7% of portfolio NRA; 5.8% of portfolio underwritten base rent). Eli Lilly and Company (“Eli Lilly”; NYSE: LLY; Moody’s/ Fitch / S&P: A1 / NR / A+) is a biotechnology company focused on neuroscience, cardiometabolic health, cancer and immunology. As of January 1, 2025, Eli Lilly is dark and not utilizing its space at the 450 Kendall Street mortgaged property. Eli Lilly has not given notice of intent to vacate the space. Takeda, which occupies space at the nearby 650 Kendall Street property (non-collateral) and the 500 Kendall Street mortgaged property, has a right of first offer on the to-be-vacated laboratory space at the 450 Kendall mortgaged property.

Bruker Spatial Biology, Inc. (40,542 square feet; 3.2% of portfolio NRA; 3.5% of portfolio underwritten base rent). Bruker Spatial Biology, Inc. is a subsidiary of Bruker Corporation, Inc. (“Bruker”; Nasdaq: BRKR), which develops high-performance scientific instruments and high-value analytical and diagnostic solutions that enables scientists to explore life and materials at molecular, cellular and microscopic levels. Bruker employs over 9,700 people across 90 locations.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 5 – Project Midway

The following table presents certain information relating to the top tenants at the Project Midway Portfolio Properties:

Top Ten Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Shire	500 Kendall Street	Baa1 / NR / BBB+	343,000	26.8%	$88.26	$30,273,180	40.5%	1/31/2039
Illumina, Inc.(3)	i3	Baa3 / BBB / BBB	316,262	24.7%	40.98	12,960,393	17.3%	12/31/2027
Life Technologies Corp.	Science Center at Oyster Point	NR / BBB / NR	204,887	16.0%	46.17	9,460,349	12.6%	3/31/2028
Eli Lilly and Company(3)	450 Kendall Street	A1 / NR / A+	47,061	3.7%	91.85	4,322,578	5.8%	3/31/2026
Bruker Corporation, Inc.	500 Fairview Avenue	NR / NR / NR	40,542	3.2%	65.19	2,642,898	3.5%	2/12/2026
Lyell Immunopharma, Inc.	500 Fairview Avenue	NR / NR / NR	33,832	2.6%	75.21	2,544,544	3.4%	12/31/2028
Eurofins Advantar Laboratories, Inc.	MODA Sorrento	Baa3 / BBB- / NR	28,577	2.2%	82.25	2,350,573	3.1%	11/30/2026
Aspen Neuroscience, Inc.	Road to the Cure	NR / NR / NR	30,791	2.4%	71.07	2,188,274	2.9%	9/15/2027
Mozart Therapeutics, Inc.	500 Fairview Avenue	NR / NR / NR	19,459	1.5%	79.57	1,548,304	2.1%	4/30/2030
Lundbeck La Jolla Research Center(4)	Road to the Cure	NR / NR / BBB-	17,403	1.4%	68.11	1,185,315	1.6%	10/4/2032
Top Ten Tenants			1,081,814	84.5%	$64.22	$69,476,407	92.8%

Non Top Ten Tenants			116,053	9.1%	$46.10	$5,350,555	7.2%

Occupied Collateral Total / Wtd. Avg.			1,197,867	93.6%	$62.47	$74,826,962	100.0%

Vacant Space			82,532	6.4%

Collateral Total			1,280,399	100.0%

(1)	Based on the underwritten rent rolls dated February 6, 2025 and February 7, 2025, with rent steps through February 6, 2026.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Illumina, Inc. and Eli Lilly and Company are dark but current with respect to all obligations under their respective leases as of January 1, 2025.
(4)	Lundbeck La Jolla Research Center has a one-time termination option effective as of May 4, 2030 provided that a termination notice has been delivered on or before May 4, 2029 and a termination fee of $876,771.82 has been paid.

The following table present certain information relating to the tenant rollover schedule at the Project Midway Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	82,532	6.4%	NAP	NAP	82,532	6.45%	NAP	NAP
2025 & MTM	4	9,052	0.7%	$192,138	0.3%	91,584	7.15%	$192,138	0.3%
2026	9	159,528	12.5%	$10,935,828	14.6%	251,112	19.61%	$11,127,965	14.9%
2027	5	392,819	30.7%	$17,446,237	23.3%	643,931	50.29%	$28,574,202	38.2%
2028	2	238,719	18.6%	$12,004,893	16.0%	882,650	68.94%	$40,579,095	54.2%
2029	0	0	0.0%	$0	0.0%	882,650	68.94%	$40,579,095	54.2%
2030	1	19,459	1.5%	$1,548,304	2.1%	902,109	70.46%	$42,127,399	56.3%
2031	0	0	0.0%	$0	0.0%	902,109	70.46%	$42,127,399	56.3%
2032	3	35,290	2.8%	$2,426,384	3.2%	937,399	73.21%	$44,553,782	59.5%
2033	0	0	0.0%	$0	0.0%	937,399	73.21%	$44,553,782	59.5%
2034 & Beyond	1	343,000	26.8%	$30,273,180	40.5%	1,280,399	100.00%	$74,826,962	100.0%
Total	25	1,280,399	100.0%	$74,826,962	100.0%
(1)	Based on the underwritten rent rolls dated February 6, 2025 and February 7, 2025, with rent steps through February 6, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 5 – Project Midway

The following table presents certain information with respect to the historical and current occupancy of the Project Midway Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
99.5%	99.1%	99.1%	93.6%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of February 6, 2025 and February 7, 2025.

Environmental. According to Phase I environmental reports dated from April 8, 2024 to December 3, 2024, there was no evidence of any recognized environmental conditions at the Project Midway Portfolio Properties. The Phase I environmental reports identified controlled recognized environmental conditions at the 500 Kendall Street mortgaged property and the Science Center at Oyster Point mortgaged property.

The Market. The Project Midway Portfolio Properties are located in three states across four major markets including Boston/Cambridge (49.4% of portfolio underwritten NOI), San Diego (30.7% of portfolio underwritten NOI), San Francisco Bay Area (12.4% of portfolio underwritten NOI) and Seattle (7.5% of portfolio underwritten NOI).

Boston is home to elite academic and research institutions, as well as renowned medical facilities. The top three National Institutes of Health (“NIH”) funded hospitals are located in the Cambridge submarket including Massachusetts General Hospital, Brigham and Women’s Hospital and Boston Children’s Hospital. The Boston economy has experienced faster growth than the overall United States economy for several years, driven by a highly educated workforce that supports the area’s knowledge-oriented industries. In Boston, over 51% of adults aged 25 or older hold at least a bachelor’s degree, higher than the national average of 36.7%. Life sciences employment accounts for 4.5% of the regions total employment and added over 5,000 new jobs in the first four months of 2024. Anchored in Cambridge, biotechnology research is a strength of the Boston economy. AstraZeneca, Moderna, Sanofi, Takeda and Vertex Pharmaceuticals are among the established and emerging firms that helped Boston’s economy to grow by over 116% from 2017 to 2021. Cambridge recorded 214,500 square feet of positive absorption for life science properties in the second quarter of 2024. Containing nearly 20 million square feet of existing lab inventory, Cambridge and Kendall Square remain centers of global life sciences research, with asking rents over $110 PSF NNN in East Cambridge and $90 PSF NNN in West Cambridge.

More than 80 research institutes are located in San Diego, including the Scripps Research Institute and Salk Institute for Biological studies. In the second quarter of 2024, the San Diego laboratory market recorded over 200,000 square feet of positive net absorption, producing the largest net absorption figure since the second quarter of 2022. San Diego leasing activity has seen over 740,000 square feet of activity in 2024. The second quarter of 2024 saw an increase in life sciences jobs with 68,500 posted in March. Additionally, jobs are up 12.9% since February 2020, reflecting ongoing life sciences growth. Torrey Pines / UTC acts as the heart of San Diego’s life science clusters that is evidenced by a low vacancy rate of 5.0% and leading leasing activity. Significant lease transactions are clustered in Torrey Pines and Sorrento Mesa, with over 310,854 and 367,443 square feet of recent lease transactions, respectively.

The San Francisco Bay Area is considered to be the birthplace of the life sciences sector and is home to well-known companies in the industry. The life sciences industry benefits from the talent pool fostered by leading universities with specialties in biology and biomedical fields including Stanford, UCSF and Berkeley. Life sciences companies continued to add headcount during the second quarter of 2024, growing by 992 jobs, bringing the overall employment for the sector to 146,731. At the close of the second quarter of 2024, total inventory of life sciences facilities in the Bay Area stood at 41.6 million square feet.

The Seattle life sciences market continually ranks in the top 10 nationally in venture capital and NIH funding, as well as patents issued, demonstrating its position as an innovation hub. Seattle’s population grew 1.2% over the past year, compared to 0.5% nationally. Life science employment grew from below 30,000 jobs to over 35,000 jobs between 2020 and 2023. Seattle saw the largest increase of any metropolitan area in NIH funding increasing 30% to $1.4 billion in 2022. Life science asking rents grew rapidly in 2020 and continue to remain just below $70 per square foot as of the third quarter of 2023, with 8% vacancy rates.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 5 – Project Midway

The following table presents certain market information relating to the Project Midway Portfolio Properties:

Market Summary(1)
Market / Submarket	UW Rental Rate PSF(2)	Occupancy(2)	Properties	Allocated Whole Loan Amount	Submarket Rent PSF	Submarket Vacancy
Boston/Cambridge	$85.85	100.0%	2	$363,700,000	$83.89	10.8%
San Diego	$47.69	90.3%	4	$237,400,000	$50.50	10.1%
San Francisco Bay Area	$46.17	100.0%	1	$107,200,000	$55.41	12.1%
Seattle	$71.78	75.8%	1	$56,700,000	$41.46	13.0%
(1)	Source: Appraisals dated from September 29, 2024 to December 3, 2024.
(2)	Based on the underwritten rent rolls dated February 6, 2025 and February 7, 2025, with rent steps through February 6, 2026.

The following table presents certain information relating to the operating history and underwritten net cash flow of the Project Midway Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten(2)	Per SF	%(3)
Base Rent	$67,772,822	$69,773,104	$72,381,673	$75,043,972	74,826,962	$58.44	66.3%
Rent Steps	0	0	0	0	2,477,573	1.94	2.2
Credit Tenant SL	0	0	0	0	2,892,509	2.26	2.6
Vacant Income	0	0	0	0	7,040,442	5.50	6.2
Gross Potential Rent	$67,772,822	$69,773,104	$72,381,673	$75,043,972	$87,237,487	$68.13	77.3%
Total Reimbursements	22,800,637	22,196,696	24,011,968	24,411,973	24,365,611	19.03	21.6
Other Income	1,101,715	1,151,012	1,176,809	1,180,147	1,180,147	0.92	1.0
Net Rental Income	$91,675,173	$93,120,812	$97,570,450	$100,636,093	$112,783,245	$88.08	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(7,040,442)	(5.50)	(6.2)
Effective Gross Income	$91,675,173	$93,120,812	$97,570,450	$100,636,093	$105,742,803	$82.59	100.0%

Total Expenses(4)	$24,302,134	$24,003,898	$26,092,324	$26,798,435	$26,847,975	$20.97	25.4%

Net Operating Income	$67,373,039	$69,116,914	$71,478,126	$73,837,657	$78,894,828	$61.62	74.6%
TI/LC	0	0	0	0	640,200	0.50	0.6
Cap Ex	0	0	0	0	320,100	0.25	0.3

Net Cash Flow	$67,373,039	$69,116,914	$71,478,126	$73,837,657	$77,934,529	$60.87	73.7%
(1)	TTM reflects the trailing 12 months ending November 30, 2024.
(2)	Based on the underwritten rent rolls dated February 6, 2025 and February 7, 2025, with rent steps through February 6, 2026.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(4)	Total Expenses includes management fees, utilities, general and administrative, common area maintenance, non-recoverable expenses, real estate taxes, insurance and ground rent.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 5 – Project Midway

The Borrowers. The borrowers are BMR-i3 LLC, BMR-500 Fairview Avenue LLC, BMR - 10240 Science Center Drive LP, BMR-Moda Sorrento LP, BMR Road to the Cure LP, BMR-180 Oyster Point LP, BMR - 200 Oyster Point LP, BMR - 450 Kendall Street LLC and BMR-500 Kendall Street LLC, each a Delaware limited liability company or limited partnership and special purpose entities with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Project Midway Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is BRE Edison L.P., a Delaware limited partnership indirectly controlled by certain parallel partnerships and other Blackstone fund entities. The liability of the non-recourse guarantor for bankruptcy related recourse events is capped at 15% of the outstanding amount of the Project Midway Whole Loan (and, without duplication, expenses payable to the lender in accordance with the enforcement of the recourse carveout guaranty). In addition, there is no separate environmental indemnitor with respect to the Project Midway Whole Loan.

Property Management. The Project Midway Portfolio Properties are managed by BioMed Realty LLC, an affiliated property manager.

Escrows and Reserves. At origination, the borrowers were required to deposit $15,452,130 into an unfunded obligations reserve related to outstanding free rent, tenant improvement allowances and leasing commissions outstanding as of the origination date under certain leases identified in the Project Midway Whole Loan agreement.

Tax and Insurance Escrows – Waived except during a Cash Sweep Period (as defined below). During a Cash Sweep Period, the borrowers are required to deposit: (i) 1/12th of the amount reasonably estimated by the mortgage lender to be payable, during the next ensuing 12 months in order to accumulate sufficient funds to pay taxes levied or assessed or imposed against the Project Midway Portfolio Properties or any part thereof payable in full 30 days prior to their respective due dates (exclusive of any taxes payable by tenants), and (ii) 1/12th of the insurance premiums reasonably estimated by the lender to be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof in order to accumulate sufficient funds to pay such insurance premiums in full 30 days prior to the expiration of the policies, provided that so long as no Project Midway Whole Loan event of default is continuing, to the extent any of the required insurance is effected under one or more blanket insurance policies reasonably acceptable to the lender, the borrowers will not be required to make insurance premium deposits with respect to the insurance premiums applicable to such blanket policy.

TI/LC Reserves – Waived except during a Cash Sweep Period. During a Cash Sweep Period, the borrowers are required to deposit on each Project Midway Whole Loan payment date an amount equal to 1/12 of the aggregate square footage of the Project Midway Portfolio Properties multiplied by $1.00 (the “Monthly Rollover Reserve Deposit”), capped at 12 times such amount.

Ground Rent Reserve – Waived except during a Cash Sweep Period. During a Cash Sweep Period, the borrowers are required to deposit on each Project Midway Whole Loan payment date an amount equal to 1/12 of the ground rent due during the next ensuing 12 months in order to accumulate sufficient funds to pay all such ground rent at least 30 days prior to the respective due dates.

Lockbox / Cash Management. The Project Midway Whole Loan is structured with a hard lockbox and springing cash management during a Cash Sweep Period. The borrowers or property manager, as applicable, are required to instruct the tenants of the Project Midway Portfolio Properties to directly deposit all rents into the lockbox accounts controlled by the lender. The borrowers have obtained from the lockbox bank its agreement to transfer (A) to a concentration account, all amounts on deposit in each lockbox account on the terms and frequency set forth in the lockbox account agreement and (B) to the cash management account upon notice from the lender to lockbox bank of a Cash Sweep Period (the “Cash Sweep Period Instructions”), all amounts on deposit in the concentration account (other than the reasonable fees of the lockbox bank to the extent required by the lockbox bank, and as more particularly described in the lockbox account agreement) in accordance with the Cash Sweep Period Instructions, which Cash Sweep Period Instructions may require up to two transfers per week to the cash management account to be applied and disbursed in accordance with the Project Midway Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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“Cash Sweep Period” means, with respect to the Project Midway Whole Loan, a period:

(A)	commencing upon the earliest of: (i) the occurrence of a Project Midway Whole Loan event of default; (ii) the occurrence of certain bankruptcy or insolvency events with respect to the borrowers; (iii) the debt yield falling below 7.00% for two consecutive calendar quarters immediately preceding the applicable debt yield determination date set forth in the Project Midway Whole Loan documents (a “Debt Yield Trigger Event”) or (iv) the occurrence of a Mezzanine Loan (as defined below) default; and
(B)	expiring upon the first date on which, with regard to any Cash Sweep Period commenced in connection with: (w) clause (A)(i) above, the Project Midway Whole Loan event of default, is no longer continuing; (x) clause (A)(ii) above, in the event of an involuntary bankruptcy action that was not consented to by a borrower or its general partner or managing member, as applicable, such bankruptcy action is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (y) clause (A)(iii) above, (1) the debt yield is equal to or greater than 7.00% on the first day of each of two consecutive calendar quarters, (2) immediately upon the borrowers’ and/or the mezzanine borrower’s prepayment of the Project Midway Whole Loan and/or the Mezzanine Loan, as applicable, on a pro rata basis in an amount (the “Trigger Prepayment Amount”) such that the debt yield is equal to 7.00% without any obligation to wait two consecutive quarters, (3) the Borrowers deliver to the lender cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt yield equal to 7.00% (as applicable, the “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral will be held by the lender in escrow as additional collateral for the Project Midway Whole Loan and the mezzanine borrower delivers to the mezzanine lender cash or a letter of credit in an amount equal to the lender’s allocation of the Debt Yield Cure Collateral Amount (the “Mezzanine Debt Yield Cure Collateral”), which Debt Yield Cure Collateral will be held by the mezzanine lender in escrow as additional collateral for the Mezzanine Loan, and is required to be returned to the Borrowers by the lender and be returned to the mezzanine borrower by the mezzanine lender upon the earlier of (x) the occurrence of a Debt Yield Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (y) the repayment of the Project Midway Whole Loan or the Mezzanine Loan debt, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the lender’s allocation of the Trigger Prepayment Amount and (z) clause (A)(iv) above, the Mezzanine Loan default is no longer continuing. For the avoidance of doubt, the Debt Yield Cure Collateral cannot be applied by the lender to satisfy any portion of the Project Midway Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the Debt Yield Trigger Event Cure is achieved by delivery of the Debt Yield Cure Collateral to the lender and delivery of the Mezzanine Debt Yield Cure Collateral to the mezzanine lender, the applicable Debt Yield Trigger Event will cease upon delivery of such Debt Yield Cure Collateral to the lender and such Mezzanine Debt Yield Cure Collateral to the mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the Project Midway Whole Loan during the continuance of a Project Midway Whole Loan event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the Project Midway Whole Loan agreement or the other Project Midway Whole Loan documents relating to all or a material portion of the applicable individual Project Midway Property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the Project Midway Whole Loan agreement or the other Project Midway Whole Loan documents.

Subordinate and Mezzanine Debt. The subordinate debt is evidenced by controlling note B-1 and non-controlling notes B-2 and B-3, totaling $235,000,000.

Permitted Future Subordinate or Mezzanine Debt. The borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower to incur additional indebtedness in the form of one or more mezzanine loans after the earlier of (i) 120 days from origination, which occurred on February 6, 2025, and (ii) securitization of the senior notes (the “Mezzanine Loan”), subject to the satisfaction of certain conditions precedent set forth in the Project Midway Whole Loan documents, including that no Project Midway Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (a) an aggregate loan-to-value ratio not greater than 59.3% and (b) a debt yield not less than 9.96%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Partial Release. The borrowers may obtain the release of one or more individual Project Midway Properties from the lien of the Project Midway Whole Loan upon satisfaction of the terms and conditions set forth in the Project Midway Whole Loan documents, which include but are not limited to: (i) the prepayment of a release price equal to the lesser of (a) the outstanding principal balance of the Project Midway Whole Loan, together with all interest accrued and unpaid and (b) the applicable individual property release price as set forth in the Project Midway Mortgage Loan documents (the “Release Amount”), together with, in the case of prepayment, if prior to the open prepayment date, the greater of a yield maintenance premium and 1.00% of the amount prepaid, and (ii) after giving effect to such release, the debt yield is greater than or equal to 9.96% (the “Release Debt Yield Test”), provided that in order to satisfy such Release Debt Yield Test, the borrowers may prepay the Project Midway Whole Loan in an amount that would satisfy the Release Debt Yield Test or deposit cash or a letter of credit with the lender in such amount; provided, further, that other than in connection with a release of the 500 Kendall Street mortgaged property, if the Release Debt Yield Test is not satisfied and such release is in connection with an arms-length transaction to a third-party purchaser who is not an affiliate of the borrowers, the borrowers may obtain the release of such Project Midway Property upon the payment to the lender of an amount equal to the lesser of (x) 100% of the net sales proceeds and (y) the greater of (i) the Release Amount for such Project Midway property and (ii) an amount necessary to satisfy the Release Debt Yield Test. In no event may the 500 Kendall Street mortgaged property be released for less than its Release Amount as set forth in the Project Midway Whole Loan documents.

The Release Amount for each mortgaged property is a dollar amount that as of the origination date equates to (i) 105% of the allocated loan amount for the Road to the Cure, MODA Sorrento and 500 Kendall mortgaged properties, (ii) 110% of the allocated loan amount for the 10240 Science Center Drive and 450 Kendall mortgaged properties, (iii) 115% of the allocated loan amount for the 500 Fairview mortgaged property, (iv) 120% of the allocated loan amount for the i3. mortgaged property and (v) 125% of the allocated loan amount for the Science Center at Oyster Point mortgaged property.

Ground Lease. The 500 Fairview Avenue mortgaged property is subject to a ground lease between the related borrower, as ground tenant, and Nelchina Point Limited Partnership, an Alaska limited partnership, as ground lessor. The ground lease has an expiration date of January 31, 2088 with two extension options of 20 years each remaining. The ground lease payment is subject to an annual adjustment equal to the greater of (i) 2% of the monthly rent or (ii) the lesser of (A) a consumer price index cost-of-living adjustment and (B) 5%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Hotel Hendricks

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 6 – Hotel Hendricks

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 6 – Hotel Hendricks

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$51,250,000	Title:	Fee
Cut-off Date Principal Balance:	$51,250,000	Property Type - Subtype:	Hospitality – Select Service
% of Pool by IPB:	5.7%	Net Rentable Area (Rooms):	176
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Fortuna Fifth Ave LLC and Hendricks Hotel LLC	Year Built / Renovated:	2019 / NAP
Borrower Sponsor:	Morris Moinian	Occupancy / ADR / RevPAR:	78.1% / $240.59 / $187.94
Interest Rate:	7.66000%	Occupancy / ADR / RevPAR Date:	1/31/2025
Note Date:	2/7/2025	4th Most Recent NOI (As of):	$5,821,213 (12/31/2022)
Maturity Date:	3/6/2030	3rd Most Recent NOI (As of):	$5,322,558 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,929,143 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$7,098,187 (TTM 1/31/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	78.1% / $240.59 / $187.94
Amortization Type:	Interest Only	UW Revenues:	$14,258,608
Call Protection:	L(24),D(30),O(6)	UW Expenses:	$7,562,294
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,696,313
Additional Debt:	No	UW NCF:	$6,148,090
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$104,800,000 / $595,455
Additional Debt Type:	N/A	Appraisal Date:	11/25/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$291,193
Taxes:	$462,558	$115,639	N/A	Maturity Date Loan / Room:	$291,193
Insurance:	$128,525	Springing	N/A	Cut-off Date LTV:	48.9%
FF&E Reserves:	$0	$44,962	N/A	Maturity Date LTV:	48.9%
Deferred Maintenance:	$15,400	$0	N/A	UW NCF DSCR:	1.54x
Other Reserves(2):	$276,000	Springing	N/A	UW NOI Debt Yield:	13.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$51,250,000	71.8%	Loan Payoff	$68,926,394	96.6%
Sponsor Equity	20,128,780	28.2	Closing Costs	1,569,903	2.2
			Upfront Reserves	882,483	1.2
Total Sources	$71,378,780	100.0%	Total Uses	$71,378,780	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Other Reserves are comprised of an upfront $276,000 leasing reserve related to food and beverage spaces at the Hotel Hendricks Property (as defined below) and a springing monthly condominium reserve.

The Loan. The Hotel Hendricks mortgage loan (the “Hotel Hendricks Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $51,250,000 and is secured by the borrowers’ fee interest in a 176-room, select-service hotel located in New York, New York (the “Hotel Hendricks Property”). The Hotel Hendricks Mortgage Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a rate of 7.66000% per annum on an Actual/360 basis. The Hotel Hendricks Mortgage Loan refinanced a prior loan that was subject to a forbearance agreement. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 6 – Hotel Hendricks

The Property. The Hotel Hendricks Property is a 26-story, 176-room, select-service independent hotel located at 25 West 38th Street in the Bryant Park neighborhood of New York, New York. The Hotel Hendricks Property was recently constructed in 2019 and is located two blocks from Bryant Park and Times Square and four blocks from Herald Square. Nearby demand generators are primarily comprised of a variety of tourism and leisure attractions, such as the Times Square area, Broadway Theater District, Central Park, the Museum of Modern Art, Bryant Park, the Empire State Building and Rockefeller Center. As of January 31, 2025, the Hotel Hendricks Property had a 78.1% occupancy rate, $240.59 ADR and $187.94 RevPAR. According to the appraisal, the estimated 2024 demand segmentation for the Hotel Hendricks Property consisted of 75% leisure, 20% commercial and 5% meeting and group.

The Hotel Hendricks Property contains 102 king rooms, 56 queen rooms and 18 double/double rooms. Amenities at the Hotel Hendricks Property include a fitness center, two bars and restaurants and a laundry/valet service. The food and beverage outlets at the Hotel Hendricks Property include Isla & Co Restaurant, a 50-seat restaurant with an additional 30 seat private dining room serving breakfast, lunch and dinner, and Daintree Rooftop & Lounge, a 180-seat indoor / 70 seat outdoor rooftop bar and lounge.

The following table presents certain information relating to the demand segmentation of the Hotel Hendricks Property:

Demand Segmentation (1)
Property	Rooms	Leisure	Commercial	Group
Hotel Hendricks	176	75.0%	20.0%	5.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the performance of the Hotel Hendricks Property:

Historical Occupancy, ADR, RevPAR
	Hotel Hendricks (1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	53.0%	$163.22	$86.58	59.3%	$187.12	$110.93	89.5%	87.2%	78.0%
2022	63.8%	$265.06	$169.09	78.8%	$264.07	$208.12	80.9%	100.4%	81.2%
2023	75.2%	$235.83	$177.34	82.1%	$280.43	$230.14	91.6%	84.1%	77.1%
2024	78.1%	$237.32	$185.39	80.8%	$296.11	$239.18	96.7%	80.1%	77.5%
(1)	Occupancy, ADR and RevPAR for the Hotel Hendricks Property are based on the underwriting as of December 31, 2024.
(2)	Data obtained from a third-party hotel trend report. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Hotel Hendricks Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes Dylan Hotel NYC, Iroquois Hotel, U Hotel, Archer Hotel New York and The Evelyn.

Environmental. According to the Phase I environmental site assessment dated December 11, 2024, there was no evidence of any recognized environmental conditions at the Hotel Hendricks Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 6 – Hotel Hendricks

The Market. The Hotel Hendricks Property is located at 25 West 38th Street between 5th and 6th Avenues in the Bryant Park neighborhood of New York City. The Hotel Hendricks Property is located two blocks from Bryant Park and Times Square and four blocks from Herald Square. Nearby demand generators are primarily comprised of a variety of tourism and leisure attractions, such as the Times Square area, Broadway Theater District, Central Park, the Museum of Modern Art, Bryant Park, the Empire State Building and Rockefeller Center. Primary access to the Hotel Hendricks Property is provided by the New York City subway system with access to the B, D, F and M lines at the 42nd Street Bryant Park station and the 1, 2, 3, 7, N, Q, R and W lines at the Times Square-42nd Street station.

The following table presents certain information relating to the primary hotel competition for the Hotel Hendricks Property:

Competitive Set(1)
Property	Year Opened / Renovated	Number of Rooms	Occupancy	ADR	RevPAR
Hotel Hendricks(2)	2019 / NAP	176	78.10%	$237.32	$185.39
Archer Hotel New York	2014 / NAP	180	75% - 80%	$325 - $350	$270 - $280
Dylan Hotel	2000 / 2023-2024	107	80% - 85%	$300 - $325	$250 - $260
Evelyn Hotel	1980 / NAP	159	75% - 80%	$300 - $325	$250 - $260
Iroquois New York	1980 / 2023-2024	118	75% - 80%	$300 - $325	$250 - $260
U Hotel Fifth Avenue	2007 / NAP	70	80% - 85%	$260 - $270	$220 - $230
Refinery Hotel	2013 / NAP	197	80% - 85%	$375 - $400	$300 - $325
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	Hotel Hendricks Property metrics are based on the underwriting as of December 31, 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 6 – Hotel Hendricks

The following table presents certain information relating to the historical operating performance and underwritten cash flows of the Hotel Hendricks Property:

Operating History and Underwritten Net Cash Flow
	2021(1)	2022(1)	2023	2024	TTM 1/31/2025	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	53.0%	63.8%	75.2%	78.1%	78.1%	78.1%
ADR	$163.22	$265.06	$235.83	$237.32	$240.59	$240.59
RevPAR	$86.58	$169.09	$177.34	$185.39	$187.94	$187.94

Room Revenue	$5,561,826	$10,862,402	$11,392,244	$11,941,926	$12,106,415	$12,073,337	$68,599	84.7%
Facility Fee(4)	965,950	1,401,276	1,345,805	1,579,506	1,632,491	1,628,031	9,250	11.4%
Other Departmental Revenue(5)	117,953	453,872	605,290	519,473	512,568	557,240	3,166	3.9%
Total Revenue	$6,645,729	$12,717,550	$13,343,340	$14,040,905	$14,251,474	$14,258,608	$81,015	100.0%
Room Expense	1,870,219	3,306,672	3,744,772	3,032,894	3,063,331	3,054,961	17,358	25.3%
Other Departmental Expenses	(1,081)	0	0	0	0	0	0	0.0%
Departmental Expenses	$1,869,138	$3,306,672	$3,744,772	$3,032,894	$3,063,331	$3,054,961	$17,358	21.4%
Departmental Profit	$4,776,591	$9,410,878	$9,598,568	$11,008,011	$11,188,144	$11,203,647	$63,657	78.6%
Management Fee	199,824	381,498	399,135	401,302	407,600	427,758	2,430	3.0%
Marketing and Franchise Fee	253,305	302,576	418,000	534,355	526,175	526,439	2,991	3.7%
Other Undistributed Expenses(6)	1,540,200	1,833,736	2,117,849	1,846,525	1,828,282	1,829,197	10,393	12.8%
Total Undistributed Expenses	$1,993,329	$2,517,811	$2,934,983	$2,782,182	$2,762,057	$2,783,394	$15,815	19.5%
Real Estate Taxes(7)	1,483,672	859,139	1,147,114	1,066,920	1,098,080	1,492,579	8,481	10.5%
Property Insurance	243,933	212,715	193,914	229,766	229,819	231,360	1,315	1.6%
Net Operating Income	$1,055,658	$5,821,213	$5,322,558	$6,929,143	$7,098,187	$6,696,313	$38,047	47.0%
FF&E	200,050	366,626	405,438	324,155	289,213	548,223	3,115	3.8%
Net Cash Flow	$855,608	$5,454,587	$4,917,120	$6,604,987	$6,808,974	$6,148,090	$34,932	43.1%
(1)	The increase in Net Operating Income from 2021 to 2022 is primarily attributable to recovery from the effects of the COVID-19 pandemic.
(2)	Per Room is based on 176 rooms.
(3)	% of Total Revenue for Room Expense is based on its corresponding revenue line item. All other line items are based on Total Revenue.
(4)	The Facility Fee includes access to the property's fitness center/facilities and high-speed wireless internet access.
(5)	Other Departmental Revenue consists of income from the third-party commercial leases on the ground floor and rooftop, as well as revenue from smoking fees, commissions, pet fees, minibar revenue and other miscellaneous revenues.
(6)	Other Undistributed Expenses includes administrative and general expenses, operations and maintenance and heat, power and light expenses.
(7)	The retail portion of the Hotel Hendricks Property benefits from a 10-year Industrial and Commercial Abatement Program (“ICAP”) property tax abatement that commenced in 2020. The benefit decreases by 20% each year commencing in the 2025/2026 tax year, and will expire after the 2029/2030 tax year. The appraisal estimates the 2024/2025 total taxes with respect to the Hotel Hendricks Property without the ICAP to be $1,854,728, and the 2024/2025 total taxes after giving effect to the ICAP as $1,251,146. Real estate taxes were underwritten based on the five year average estimated taxes, after giving effect to the ICAP abatement. In order to enable the retail portion of the Hotel Hendricks Property to obtain the ICAP abatement, the Hotel Hendricks Property was divided into condominium units, all of which are owned by the fee borrower.

The Borrowers. The borrowers are Fortuna Fifth Ave LLC and Hendricks Hotel LLC, each a New York limited liability company and special purpose entity with at least one independent director in its organizational structure. The borrowers are parties to an operating lease between Fortuna Fifth Ave LLC, as fee owner and lessor, and Hendricks Hotel LLC, as operating lessee. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Hotel Hendricks Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Morris Moinian, principal and founder of Fortuna Collection. Founded in 1984, Fortuna Collection is a New York City headquartered, privately-held real estate investment and hospitality management company that acquires and develops new assets. Fortuna Collection owns and operates a collection of independent boutique hotels, restaurants and bars in cities and resort destinations across the United States and the Caribbean. Notable assets include Hotel Indigo NYC Downtown Wall Street, Grayson Hotel, The Garden City Hotel, Hotel Hayden and Hotel Hugo SoHo. The borrowers are owned by a joint venture between Morris Moinian and the Aintabi family, who are affiliated with Jesta Capital Corp. (“Jesta”), which also owns and operates hotels. The Hendricks Hotel Mortgage Loan permits a transfer of the interests owned by the guarantor and his affiliates to an entity controlled by Jesta, or a change in control of the borrowers from the guarantor to an entity controlled by Jesta, provided certain conditions are satisfied, including a replacement guarantor who may be Elliott Aintabi or Eric Aintabi.

Property Management. The Hotel Hendricks Property is managed by Soho Hotel Group LLC, an independent third-party property management company.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 6 – Hotel Hendricks

Escrows and Reserves. At origination of the Hotel Hendricks Mortgage Loan, the borrowers deposited approximately (i) $462,558 into a reserve account for taxes, (ii) $128,525 into an insurance reserve account, representing one month’s insurance premium finance installment payment, (iii) $15,400 into a reserve account for immediate repairs and (iv) $276,000 (representing six months’ rent for the current operator of the food and beverage space at the Hotel Hendricks Property (the “F&B Tenant”)) into a leasing reserve, which is required to be released to the borrowers if either (A) the F&B Tenant is current on all rent and other charges for six consecutive months or (B) if the agreements with the F&B Tenant have been terminated, the borrowers have entered into a replacement lease for the space operated by the F&B Tenant and provided an estoppel from the new tenant stating it has accepted delivery of its space, is operating its business, has received all tenant improvement allowances, leasing commissions and rent credits and is paying full unabated rent.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $115,639).

Insurance Escrows – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies.

FF&E Reserve – The borrowers are required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of the greater of (x) the annual gross revenues for the hotel-related operations at the Hotel Hendricks Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel-related operations at the Hotel Hendricks Property for the calendar year in which such monthly deposit occurs as set forth in the approved annual budget (initially $44,962), and (ii) the amount of the deposit (if any) on account of FF&E.

Condominium Common Charge Fund – If at any time, (i) borrowers cease to own 100% of the condominium units at the Hotel Hendricks Property or (ii) assessments are charged by the condominium, the borrowers are required to deposit into a condominium reserve, on a monthly basis, 1/12th of the amount of all condominium common charges that the lender estimates will be payable over the next-ensuing 12-month period.

Lockbox / Cash Management. The Hotel Hendricks Mortgage Loan is structured with a hard lockbox and springing cash management. Upon the origination of the Hotel Hendricks Mortgage Loan, the borrowers were required to, or to cause the property manager to, deliver a notice to each commercial tenant, and any credit card company that has entered into a merchant’s or other credit card agreement relating to the Hotel Hendricks Property, directing them to remit all payments under the applicable lease or credit card agreement directly to the lender-controlled lockbox account. All revenue received by the borrowers or the property manager is required to be deposited in the lockbox account immediately following receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds on deposit in the lockbox account will be transferred on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Hotel Hendricks Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds, to the extent that a Trigger Period exists, may be held by the lender in an excess cash flow reserve account as additional collateral for the Hotel Hendricks Mortgage Loan (provided that upon borrower request such funds may be used for budgeted or operating expenses). Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers; provided, however, that any excess cash flow required to satisfy the Collateral Cure Conditions (as defined below) will not be disbursed unless the debt service coverage ratio (“DSCR”) is equal to or greater than 1.35x for two consecutive calendar quarters without factoring in any amount deposited into the excess cash flow account in order to satisfy the Collateral Cure Conditions. Upon an event of default under the Hotel Hendricks Mortgage Loan documents, the lender may apply funds to the Hotel Hendricks Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the DSCR being less than 1.35x, unless the Collateral Cure Conditions are satisfied, (iii) any bankruptcy or similar insolvency of the property manager and (B) expiring upon, with regard to (x) clause (i) above, the cure of such event of default, (y) clause (ii) above, the date that the DSCR is equal to or greater than 1.35x for two consecutive calendar

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 6 – Hotel Hendricks

quarters, and (z) clause (iii) above, the borrowers’ replacement of the applicable property manager in accordance with the terms of the Hotel Hendricks Mortgage Loan documents.

“Collateral Cure Conditions” means the borrowers deposit into the excess cash flow account, (i) cash or a letter of credit in an amount equal to $348,274 and (ii) every three months thereafter, for so long as the DSCR would be less than 1.35x, the borrowers make a true up payment into the excess cash flow account in the amount of any deficiency such that the total amount of funds deposited by the borrowers for purposes of satisfying the Collateral Cure Conditions equal the amount of funds that would cause the DSCR to be equal to or greater than 1.35x.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 7 – 46th & 48th Street Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 7 – 46th & 48th Street Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 7 – 46th & 48th Street Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$49,000,000	Title:	Fee
Cut-off Date Principal Balance:	$49,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	5.5%	Net Rentable Area (SF):	178,063
Loan Purpose:	Acquisition/Refinance	Location:	New York, NY
Borrowers:	Minako Realty LLC and Martz Holdings DE LLC	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Jack Elo	Occupancy:	96.9%
Interest Rate:	7.71000%	Occupancy Date(4):	Various
Note Date:	1/24/2025	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of)(6)(7):	$3,931,552 (Various)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,401,241
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$2,971,472
Lockbox / Cash Management:	Springing	UW NOI(7):	$5,429,768
Additional Debt:	No	UW NCF:	$5,429,768
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$88,000,000 / $494
Additional Debt Type:	N/A	Appraisal Date:	10/29/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$275
Taxes:	$168,400	$168,400	N/A	Maturity Date Loan / SF:	$275
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.7%
Replacement Reserves:	$232,500	$0	N/A	Maturity Date LTV:	55.7%
TI/LC:	$1,000,000	$0	N/A	UW NCF DSCR:	1.42x
Other Reserves(2):	$0	$67,000	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$49,000,000	80.3%	Purchase Price	$43,000,000	70.5%
Equity Contribution	11,929,349	19.6	Loan Payoff	13,541,426	22.2
Other Sources(8)	72,824	0.1	Closing Costs	3,059,847	5.0
			Upfront Reserves	1,400,900	2.3
Total Sources	$61,002,173	100.0%	Total Uses	$61,002,173	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Monthly Other Reserve is comprised of a $67,000 ongoing holdback reserve.
(3)	See “Portfolio Summary” below.
(4)	Occupancy is as of the rent rolls dated November 1, 2024 and December 1, 2024.
(5)	Historical Financial information prior to the Most Recent NOI is not available because the borrowers recently acquired the 46th & 48th Street Portfolio Properties (as defined below).
(6)	Most Recent NOI (as of) is as of the TTM 8/31/2024 for the 21 West 46th Street Property (as defined below) and TTM 10/31/2024 for the 6 West 48th Street Property (as defined below).
(7)	The increase from Most Recent NOI to UW NOI is primarily attributable to the borrowers leasing up the 6 West 48th Street Property after acquiring it in November 2023.
(8)	Other Sources are comprised of prepaid rent and service contracts.

The Loan. The 46th & 48th Street Portfolio mortgage loan (the “46th & 48th Street Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $49,000,000 and is secured by the borrowers’ fee interest in two office properties totaling 178,063 square feet located in New York, New York (the “46th & 48th Street Portfolio Properties”). The 46th & 48th Street Portfolio Mortgage Loan has a term of five years, is interest-only for the full term and accrues interest at a fixed rate of 7.71000% per annum on an Actual/360 basis.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – 46th & 48th Street Portfolio

The Properties. The 46th & 48th Street Portfolio Properties are comprised of a 77,000 square foot office property located at 6 West 48th Street in New York, New York (the “6 West 48th Street Property”) and a 101,063 square foot office property located at 21 West 46th Street in New York, New York (the “21 West 46th Street Property”).

The following table presents certain information relating to the 46 & 48th Street Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Sq. Ft.(2)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value	U/W NOI(2)	% of U/W NOI
6 West 48th Street	1918 / 1989	77,000	$25,303,746	51.6%	$41,000,000	46.6%	$2,745,881	50.6%
21 West 46th Street	1929 / 2012	101,063	$23,696,254	48.4%	$47,000,000	53.4%	$2,683,888	49.4%
Total		178,063	$49,000,000	100.0%	$88,000,000	100.0%	$5,429,768	100.0%
(1)	Source: Appraisals
(2)	Based on the underwritten rent rolls dated November 1, 2024 and December 1, 2024.

6 West 48th Street Property

The 6 West 48th Street Property is a 13-story office building with ground floor retail space, totaling 77,000 square feet located at 6 West 48th Street in the Diamond District of Manhattan, New York. The 6 West 48th Street Property was originally constructed in 1918 and renovated in 1989. The 6 West 48th Street Property is located on West 48th Street, approximately five blocks northwest of Grand Central Station, which provides access to the 4, 5, 6, 7 and S subway lines, and one block south of Rockefeller Center which provides access to the B, D, F and M subway lines. The borrowers acquired the 6 West 48th Street Property for $34,700,000 in November 2023 when the mortgaged property was 13.9% leased. The borrowers subsequently executed multiple leases and as of December 1, 2024, the 6 West 48th Street Property was 92.9% occupied by 12 tenants.

21 West 46th Street Property

The 21 West 46th Street Property is a 16-story office building with ground floor retail space, totaling 101,063 square feet located at 21 West 46th Street in the Diamond District of Manhattan, New York. The 21 West 46th Street Property was originally constructed in 1929 and subsequently renovated in 2012. The 21 West 46th Street Property is located on West 46th Street, approximately three blocks northwest of Grand Central Station, which provides access to the 4, 5, 6, 7 and S subway lines, and three blocks south of Rockefeller Center, which provides access to the B, D, F and M subway lines. The borrowers acquired the 21 West 46th Street Property for $43,000,000 upon the origination of the 46th & 48th Street Portfolio Mortgage Loan. As of November 1, 2024, the 21 West 46th Street Property was 100.0% occupied by five tenants.

Major Tenants. The three largest tenants based on net rentable area are Workhouse 46, LLC (“Workhouse 46”), Harry Winston, Inc. (“Harry Winston”) and Jaguar Jewelry Casting.

Workhouse 46 (77,000 square feet; 43.2% of total net rentable area; 30.3% of total underwritten base rent). Workhouse 46 provides flexible office spaces for small and medium sized companies and entrepreneurs with space options for one to 100 people. Workhouse 46 offers 18 different meeting room spaces across 12 floors at the 21 West 46th Street Property along with a variety of event spaces. Workhouse 46 has been a tenant at the 21 West 46th Street Portfolio Property since July 2018 and has a current lease term through June 2035 with no renewal or termination options. Workhouse 46 has an approximately $208,000 rent arrearage.

Harry Winston (13,800 square feet; 7.8% of total net rentable area; 8.1% of total underwritten base rent). Founded in New York City in 1932, Harry Winston is a wholly owned subsidiary of Swiss Swatch Group and is a fine jewelry and high-end watch store with more than 40 salons worldwide. Harry Winston has been a tenant at the 6 West 48th Street Property since January 2024 and leases two spaces with current lease terms through December 2033 (8,300 square feet) and May 2034 (5,500 square feet), respectively, with one, five-year renewal option remaining and no termination options.

Jaguar Jewelry Casting (8,500 square feet; 4.8% of total net rentable area; 3.9% of total underwritten base rent). Jaguar Jewelry Casting is a jeweler that specializes in platinum, palladium, gold and silver castings and prototyping. Jaguar Jewelry Casting has been at the 6 West 48th Street Property since July 2024 and leases two spaces at the 6 West 46th Street

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – 46th & 48th Street Portfolio

Property with current lease terms through June 2031 (5,500 square feet) with one, seven year renewal option remaining and no termination options and October 2031 (3,000 square feet) with no renewal or termination options.

Appraisals. The 46th & 48th Street Portfolio Properties had an “as-is” appraised value of $88,000,000 as of October 29, 2024.

46th & 48th Street Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
21 West 46th Street	$47,000,000	5.50%
6 West 48th Street	$41,000,000	6.25%
Total/Wtd. Average	$88,000,000	5.85%
(1)	Source: Appraisals.

Environmental. The Phase I environmental assessments of the 46th & 48th Street Portfolio Properties dated November 6, 2024 identified no recognized environmental conditions.

The following table presents certain information relating to the occupancy of the 46th & 48th Street Portfolio Properties:

Occupancy(1)
Property	Current(2)
6 West 48th Street	92.9%
21 West 46th Street	100.0%
Total	96.9%
(1)	Historical occupancies are not available since the 6 West 48th Street Property was acquired by the borrowers in November 2023 and subsequently renovated and the 21 West 46th Street Property was acquired by the borrowers upon the origination of the 46th & 48th Street Portfolio Mortgage Loan.
(2)	Based on the underwritten rent rolls dated November 1, 2024 and December 1, 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – 46th & 48th Street Portfolio

The following table presents certain information relating to the major tenants at the 46th & 48th Street Portfolio Property:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Major Tenants
Workhouse 46	21 West 46th Street	NR/NR/NR	77,000	43.2%	$31.96	$2,460,877	30.3%	6/30/2035
Harry Winston(3)	6 West 48th Street	NR/NR/NR	13,800	7.8%	$47.38	$653,844	8.1%	Various
Jaguar Jewelry Casting(4)	6 West 48th Street	NR/NR/NR	8,500	4.8%	$37.04	$314,880	3.9%	Various
Federal Express Corp.	6 West 48th Street	Baa2/BBB/NR	7,800	4.4%	$185.36	$1,445,808	17.8%	12/31/2027
Yellow Oro Inc.	21 West 46th Street	NR/NR/NR	7,000	3.9%	$45.69	$319,852	3.9%	6/30/2025
Boneta Inc.	21 West 46th Street	NR/NR/NR	7,000	3.9%	$40.14	$280,961	3.5%	11/30/2029
Team America Inc.	21 West 46th Street	NR/NR/NR	5,563	3.1%	$60.40	$336,000	4.1%	3/31/2031
Zak Jewelry Tools Inc.	6 West 48th Street	NR/NR/NR	5,500	3.1%	$42.70	$234,840	2.9%	7/31/2034
KB Plumbing & Heating	6 West 48th Street	NR/NR/NR	5,500	3.1%	$49.44	$271,920	3.4%	11/30/2034
Gold Diamonds Star Inc.	6 West 48th Street	NR/NR/NR	5,500	3.1%	$48.00	$264,000	3.3%	1/31/2035
Total Major Tenants			143,163	80.4%	$45.98	$6,582,981	81.2%
Non- Major Tenants			29,400	16.5%	$51.92	$1,526,590	18.8%
Total Occupied			172,563	96.9%	$46.99	$8,109,571	100.0%
Vacant			5,500	3.1%
Total			178,063	100.0%

(1)	Based on the underwritten rent rolls dated November 1, 2024 and December 1, 2024 and inclusive of $173,324 of contractual rent steps through January 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Harry Winston leases 8,300 and 5,500 square feet of space at the 6 West 48th Street Property expiring in December 2033 and May 2034, respectively.
(4)	Jaguar Jewelry Casting leases 5,500 and 3,000 square feet of space at the 6 West 48th Street Property expiring in June 2031 with one, seven-year renewal option remaining and October 2031 with no renewal options, respectively.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the lease rollover schedule at the 46th & 48th Street Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant(2)	0	5,500	3.1%	$0	0.0%	5,500	3.1%	$0	0.0%
2025 & MTM	2	7,010	3.9%	$328,852	4.1%	12,510	7.0%	$328,852	4.1%
2026	1	4,500	2.5%	$415,270	5.1%	17,010	9.6%	$744,122	9.2%
2027	2	13,300	7.5%	$1,665,648	20.5%	30,310	17.0%	$2,409,770	29.7%
2028	0	0	0.0%	$0	0.0%	30,310	17.0%	$2,409,770	29.7%
2029	3	18,000	10.1%	$743,441	9.2%	48,310	27.1%	$3,153,211	38.9%
2030	0	0	0.0%	$0	0.0%	48,310	27.1%	$3,153,211	38.9%
2031	3	14,063	7.9%	$650,880	8.0%	62,373	35.0%	$3,804,091	46.9%
2032	0	0	0.0%	$0	0.0%	62,373	35.0%	$3,804,091	46.9%
2033	1	8,300	4.7%	$381,924	4.7%	70,673	39.7%	$4,186,015	51.6%
2034	4	22,000	12.4%	$1,018,680	12.6%	92,673	52.0%	$5,204,695	64.2%
2035 & Beyond	3	85390	48.0%	$2,904,877	35.8%	178,063	100.0%	$8,109,571	100.0%
Total	19	178,063	100.0%	$8,109,571	100.0%
(1)	Based on the underwritten rent rolls dated November 1, 2024 and December 1, 2024 and inclusive of $173,324 of contractual rent steps through January 1, 2026.
(2)	Vacant includes one lease to Cablevision Lightpath which occupied 10 square feet at the 6 West 48th Street Property that expired December 31, 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – 46th & 48th Street Portfolio

The following table presents certain information relating to the operating history and underwritten net cash flow of the 46th & 48th Street Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	TTM Various(2)(3)	Underwritten(3)	Per Square Foot	%(4)
Base Rent	$5,685,603	$7,936,247	$44.57	89.7%
Contractual Rent Steps(5)	$0	$173,324	$0.97	2.0%
Potential Income from Vacant Space	$0	$264,000	$1.48	3.0%
Reimbursements	$466,797	$470,530	$2.64	5.3%
Gross Potential Income	$6,152,400	$8,844,101	$49.67	100.0%
Economic Vacancy & Credit Loss	0	($442,860)	($2.49)	(5.3% )
Other Income	$0	$0	$0.00	0.0%
Effective Gross Income	$6,152,400	$8,401,241	$47.18	100.0%

Real Estate Taxes	$1,878,717	$1,924,574	$10.81	22.9%
Management Fee	$0	$252,037	$1.42	3.0%
Insurance	$111,813	$192,335	$1.08	2.3%
Other Expenses(6)	$230,318	$602,526	$3.38	7.2%
Total Operating Expenses	$2,220,848	$2,971,472	$16.69	35.4%

Net Operating Income	$3,931,552	$5,429,768	$30.49	64.6%
Replacement Reserves	$0	$0	$0.00	0.0%
TI/LC	$0	$0	$0.00	0.0%
Net Cash Flow	$3,931,552	$5,429,768	$30.49	64.6%
(1)	Historical Financial information prior to TTM Various is not available because the borrowers recently acquired the 46th & 48th Street Properties.
(2)	TTM Various net operating income is as of the TTM 8/31/2024 for the 21 West 46th Street Property and TTM 10/31/2024 for the 6 West 48th Street Property.
(3)	The increase from TTM Various net operating income to Underwritten net operating income is primarily attributable to the borrowers leasing up the 6 West 48th Street Property after acquiring it in November 2023.
(4)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(5)	Contractual Rent Steps are inclusive of $173,324 of contractual rent steps through January 1, 2026.
(6)	Other Expenses include payroll and benefits, repairs and maintenance, utilities and general and administrative expenses.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – 46th & 48th Street Portfolio

The Market. The 46th & 48th Street Portfolio Properties are located within the Sixth Avenue/Rockefeller Center office submarket of Midtown Manhattan.

The 46th & 48th Street Portfolio Properties are located in close proximity to Grand Central Station, which provides access to the 4, 5, 6, 7 and S subway lines, and to Rockefeller Center, which provides access to the B, D, F and M subway lines. As of June 30, 2024, the Sixth Avenue/Rockefeller Center office submarket had an inventory of 45,209,301 square feet, an availability rate of 13.3% and average asking rent of $83.98 per square foot.

The following table presents information relating to comparable office leases for the 46th & 48th Street Portfolio Properties:

Comparable Office Rental Summary(1)
Property Name	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos)	Rent (PSF)
21 West 46th Street(2) New York, NY	-	Workhouse 46, LLC	77,000 SF	Jul-18	204 mos.	$31.96
50 West 47th Street New York, NY	0.2 mi	Twinklediam	5,100 SF	Mar-24	36 mos.	$50.00
16-20 West 47th Street New York, NY	0.2 mi	Klare Jewelers NYC	1,500 SF	Jan-24	48 mos.	$53.02
25 West 39th Street New York, NY	0.6 mi	CitizenM Hotels	12,252 SF	Sep-24	60 mos.	$46.59
1156 Avenue of the Americas New York, NY	0.6 mi	Priority Technology Holdings	3,330 SF	Dec-23	65 mos.	$52.00
6 East 39th Street New York, NY	0.7 mi	Summit Dental Laboratory	2,500 SF	Jul-24	123 mos.	$42.56
6 East 39th Street New York, NY	0.7 mi	MGM Medical Services and MCM Ketamine Services	2,800 SF	Mar-24	60.5 mos.	$42.00
12 West 31st Street New York, NY	0.9 mi	Empire Jointstar, Inc.	3,200 SF	Jun-24	39 mos.	$45.00
53 West 36th Street New York, NY	1.0 mi	The RealReal, Inc	13,880 SF	Dec-23	63 mos.	$50.00
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated November 1, 2024. Rent (PSF) is inclusive of rent steps through January 1, 2026.

The Borrowers. The borrowers are Minako Realty LLC, a New York limited liability company, and Martz Holdings DE LLC, a Delaware limited liability company, each a special purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 46th & 48th Street Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Jack Elo. Jack Elo is a New York City based real estate investor and owner of Elo Organization, an active owner and operator of office buildings in New York City.

Property Management. The 46th & 48th Street Portfolio Properties are self-managed.

Escrows and Reserves. At origination of the 46th & 48th Street Portfolio Mortgage Loan, the borrowers deposited approximately: (i) $168,400 into a tax reserve, (ii) $232,500 into a replacement reserve and (iii) $1,000,000 into a leasing reserve.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $168,400).

Insurance Reserve – At the option of the lender, if the liability or casualty policy covering the 46th & 48th Street Portfolio Properties (or any portion thereof), does not constitute an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Holdback Reserve Funds – For so long as the Holdback Reserve Funds Release Conditions (as defined below) are not met, the borrowers are required to deposit into a holdback reserve, on a monthly basis, $67,000.

“Holdback Reserve Funds Release Conditions” means that (i) no event of default has occurred and is continuing, and (ii) the debt service coverage ratio (“DSCR”) is equal to or greater than 1.45x for two consecutive calendar quarters. If the Holdback Reserve Funds Release Conditions are satisfied, the lender is required to disburse the funds on reserve to (x) the borrowers, if no Trigger Period (as defined below) then exists, or (y) the cash management account, if a Trigger Period then exists.

Lockbox / Cash Management. The 46th & 48th Street Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period, the borrowers are required to establish a lender-controlled lockbox account and are thereafter required to deposit, or cause the property manager to deposit, all revenue generated by the 46th & 48th Street Portfolio Properties into such lender-controlled lockbox account immediately upon receipt thereof. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all tenants at the 46th & 48th Street Portfolio Properties directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 46th & 48th Street Portfolio Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 46th & 48th Street Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 46th & 48th Street Portfolio Mortgage Loan; provided, however, that if no event of default has occurred and is continuing, any excess cash flow funds collected during the continuance of a Specified Tenant Trigger Period (as defined below) will be disbursed to the borrowers to cover approved Specified Tenant (as defined below) leasing costs. Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers; provided, however, that any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) will be retained by the lender in the excess cash flow account until certain stabilization conditions are satisfied. Upon an event of default under the 46th & 48th Street Portfolio Mortgage Loan documents, the lender may apply funds to the 46th & 48th Street Portfolio Mortgage Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the DSCR falling below 1.25x and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the DSCR is equal to or greater than 1.30x for two consecutive calendar quarters, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Federal Express Corporation, together with its successors and/or assigns, (ii) Workhouse 46, together with its successors and/or assigns, (iii) any other tenant of all or a portion of the premises demised to either Federal Express Corporation or Workhouse 46 and (iv) any parents of such tenants, and any affiliates providing credit support for, or guarantor of such Specified Tenant leases.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, (iii) a Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, or applicable portion thereof, (iv) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, or applicable portion thereof, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant and (vii) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease as required under the terms of the 46th & 48th Street Portfolio Mortgage Loan documents, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrowers leasing (a) the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the applicable terms and conditions of the 46th & 48th Street Portfolio Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable, the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease and no other defaults occur under such Specified Tenant lease for a period of three consecutive months following such cure, (ii) is in actual, physical possession of the Specified Tenant space, or applicable portion thereof, and open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (v) is paying full, unabated rent under the applicable Specified Tenant lease and (vi) has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the 46th & 48th Street Portfolio Mortgage Loan documents and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith).

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by (i) re-tenanting the applicable Specified Tenant space, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods and/or rent abatement periods to be incurred in connection with any such re-tenanting and (ii) renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods and/or rent abatement periods to be incurred in connection with any such renewal/extension.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 8 – Radius at Harbor Bay

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 8 – Radius at Harbor Bay

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 8 – Radius at Harbor Bay

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$42,400,000	Title:	Fee
Cut-off Date Principal Balance(1):	$42,310,218	Property Type – Subtype:	Various - Various
% of IPB:	4.7%	Net Rentable Area (SF):	643,220
Loan Purpose:	Refinance	Location:	Alameda, CA
Borrowers:	Various(2)	Year Built / Renovated:	Various / Various
Borrower Sponsors:	TNREF IV REIV, LLC and True North Real Estate Fund IV, L.P.	Occupancy:	93.9%
Interest Rate:	6.12600%	Occupancy Date:	Various
Note Date:	12/30/2024	4th Most Recent NOI (As of):	$4,519,765 (12/31/2021)
Maturity Date:	1/11/2030	3rd Most Recent NOI (As of)(5):	$10,220,790 (12/31/2022)
Interest-only Period:	None	2nd Most Recent NOI (As of)(5):	$12,162,354 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(5):	$18,029,392 (TTM 9/30/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	91.8%
Amortization Type:	Amortizing Balloon	UW Revenues:	$31,472,463
Call Protection(4):	L(26),D(27),O(7)	UW Expenses:	$8,711,242
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$22,761,221
Additional Debt(1):	Yes	UW NCF:	$22,439,357
Additional Debt Balance(1):	$169,240,874	Appraised Value / Per SF(6):	$316,270,000 / $492
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$329
Taxes:	$1,000,744	$250,186	N/A	Maturity Date Loan / SF:	$309
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.9%
Replacement Reserves:	$0	$10,721	$385,932	Maturity Date LTV:	62.8%
TI/LC Reserve:	$4,500,000	$53,602	(3)	UW NCF DSCR:	1.45x
Abbott Reserve:	$0	Springing	(3)	UW NOI Debt Yield:	10.8%
Outstanding TI/LC:	$20,860,736	$0	N/A
Rent Concessions Reserve:	$355,039	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$212,000,000	98.1%	Loan Payoff	$177,584,940	82.2%
Borrower Sponsor Equity	4,133,191	1.9	Upfront Reserves	26,716,519	12.4
			Closing Costs	11,831,733	5.5
Total Sources	$216,133,191	100.0%	Total Uses	$216,133,191	100.0%
(1)	The Radius at Harbor Bay Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $212,000,000 (the “Radius at Harbor Bay Whole Loan”). The information presented is based on the Radius at Harbor Bay Whole Loan.
(2)	The borrowers are Harbor Bay Parkway LLC, 1640 South Loop Road LLC, 1501 Harbor Bay LLC, 1321 & 1351 Harbor Bay LLC, 1411 Harbor Bay LLC, 1420 Harbor Bay LLC, 1451 Harbor Bay LLC and 1350 South Loop LLC, each a Delaware limited liability company.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The defeasance lockout period will be at least 26 months beginning with and including the first payment date on February 11, 2025. Defeasance of the Radius at Harbor Bay Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 30, 2027. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2025-5C33 securitization in March 2025. The actual defeasance lockout period may be longer.
(5)	The increase from 3rd Most Recent NOI to UW NOI was primarily due to an increase in occupancy from 90.7% to 93.9% and an increase in average rental rates from $22.08 PSF to $37.62 PSF. Additionally, Penumbra, Inc. is converting the 1451 Harbor Bay Parkway mortgaged property into a research and development facility on a lease through December 31, 2036, totaling 86,055 square feet. Demolition has started, and Penumbra, Inc. is expected to complete the buildout by July 2025.
(6)	The appraisal provided “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values for eight of the 10 Radius at Harbor Bay Properties (as defined below) and as-is values for the other two. Of those eight mortgaged properties, six “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values were used because the respective property conversions from office to life science use have been completed, property occupancies have stabilized and all outstanding TI/LC reserves of $20,860,736 have been reserved for upfront. For the remaining two non-stabilized mortgaged properties that have not been converted and the two mortgaged properties that will not undergo conversions, as-is values were used. The aggregate portfolio value on this combined basis was $316,270,000 as of October 21, 2024 and October 23, 2024.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 8 – Radius at Harbor Bay

The Loan. The Radius at Harbor Bay mortgage loan (the “Radius at Harbor Bay Mortgage Loan”) is part of a whole loan and is secured by a first priority mortgage encumbering the borrowers’ fee interests in 10 office, industrial and mixed use properties totaling 643,220 square feet located in Alameda, California, (collectively the “Radius at Harbor Bay Properties”). The Radius at Harbor Bay Mortgage Loan is evidenced by the non-controlling Note A-4, with an outstanding principal balance of $42,310,218.42 as of the Cut-off Date. The Radius at Harbor Bay Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C3 transaction. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$83,000,000	$82,824,248	WFCM 2025-5C3	Yes
A-2-1(1)	$50,000,000	$49,894,125	Wells Fargo Bank, National Association	No
A-2-2	$25,000,000	$24,947,063	BANK5 2025-5YR13(2)	No
A-3(1)	$11,600,000	$11,575,437	Wells Fargo Bank, National Association	No
A-4	$42,400,000	$42,310,218	BBCMS 2025-5C33	No
Whole Loan	$212,000,000	$211,551,092
(1)	Expected to be contributed to one or more future securitization trust(s).
(2)	The BANK 2025-5YR13 transaction is expected to close on or about February 25, 2025.

The Properties. The Radius at Harbor Bay Properties comprise 643,220 square feet across 10 buildings consisting of a mix of research and development, laboratory and office uses located on approximately 33.93-acres in Alameda, California. The Radius at Harbor Bay Properties consist of 435,949 square feet of mixed use (R&D/Lab/Office) space, 121,216 square feet of headquartered office space and 86,055 square feet of industrial research and development space. As of October 16, 2024, November 26, 2024 and December 30, 2024, the Radius at Harbor Bay Properties were 93.9% leased to 18 unique tenants with a weighted average remaining lease term of approximately 8.5 years. The Radius at Harbor Bay Properties also include 2,525 on-site parking spaces (3.93 spaces per 1,000 square feet), inclusive of 1,498 spaces shared on a non-exclusive basis to the entire Empire Parkway Centre condominium regime.

Portfolio Summary(1)
Property Name / Property Type / Property Sub-Type	City, State(2)	Year Built / Renovated	Net Rentable Area (SF)(1)	Loan Amount	% of Portfolio	Appraised Value(2)(3)	UW NOI %
1420 Harbor Bay Parkway Office / Suburban	Alameda, CA	1986 / Various	121,216	$5,992,048	14.1%	$46,420,000	18.6%
1351 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	Alameda, CA	1984 / Various	97,980	$5,779,060	13.6%	$44,770,000	12.4%
1451 Harbor Bay Parkway Industrial / R&D	Alameda, CA	1984 / Various	86,055	$5,075,556	12.0%	$39,320,000	10.9%
1640 South Loop Road Mixed Use / R&D/Lab/Office	Alameda, CA	1996 / 2021-2022	51,780	$4,711,541	11.1%	$36,500,000	14.3%
1650 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	Alameda, CA	2001 / 2019-2024	67,537	$4,698,633	11.1%	$29,600,000	6.2%
1600 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	Alameda, CA	2001 / 2019-2024	62,696	$4,608,275	10.9%	$35,700,000	11.8%
1350 South Loop Road Mixed Use / R&D/Lab/Office	Alameda, CA	1987 / 2022	43,645	$4,064,834	9.6%	$31,490,000	12.4%
1321 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	Alameda, CA	1984 / Various	50,177	$2,959,881	7.0%	$22,930,000	6.4%
1501 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	Alameda, CA	1985 / 2021	33,817	$2,839,833	6.7%	$16,600,000	3.5%
1411 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	Alameda, CA	1984 / Various	28,317	$1,670,338	3.9%	$12,940,000	3.6%
Total			643,220	$42,400,000	100.0%	$316,270,000	100.0%
(1)	Information based on the underwritten rent roll dated October 16, 2024, November 26, 2024 and December 30, 2024.
(2)	Source: Appraisal.
(3)	The appraisal provided “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values for eight of the 10 Radius at Harbor Bay Properties and as-is values for the other two. Of those eight mortgaged properties, six “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values were used because the respective property conversions from office to life science use have been completed, property occupancies have stabilized and all outstanding TI/LC reserves of $20,860,736 have been reserved for upfront. For the remaining two non-stabilized mortgaged properties that have not been converted and the two mortgaged properties that will not undergo conversions, as-is values were used. The aggregate portfolio value on this combined basis was $316,270,000 as of October 21, 2024 and October 23, 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 8 – Radius at Harbor Bay

Major Tenants.

Penumbra, Inc. (262,529 square feet; 40.8% net rentable area; 31.3% underwritten base rent): Founded in 2004, Penumbra, Inc. (NYSE: PEN) is a global provider of neurological and vascular medical devices. Penumbra, Inc. offers a 3D computer-based technology platform for the surgical removal of fluid and tissue from the ventricles and cerebrum. Penumbra, Inc. started occupying the 1351 Harbor Bay Parkway mortgaged property in May 2008, and has since expanded into the 1451 Harbor Bay Parkway, 1411 Harbor Bay Parkway and 1321 Harbor Bay Parkway mortgaged properties. In addition, Penumbra, Inc. also occupies space at five adjacent buildings (non-collateral) including its headquarters located at 1310 Harbor Bay Parkway (non-collateral). Penumbra, Inc. employs more than 4,200 individuals and generates annual revenue of approximately $1.06 billion through a combination of direct sales and distributor arrangements. The Penumbra, Inc. lease has a current expiration of December 31, 2036, with three, five-year renewal options and no termination options remaining.

Abbott Diabetes Care, Inc. (121,216 square feet; 18.8% of net rentable area; 17.4% of underwritten base rent): Abbott Labs (NYSE: ABT), the parent company of Abbott Diabetes Care, Inc. (“Abbott”) is a global medical device company that develops and sells healthcare products worldwide. Abbott’s product portfolio spans across four segments: pharmaceutical products, diagnostic products, nutritional products and medical devices. Abbott generated $40.1 billion in sales in 2023. The Abbott lease has a current expiration of December 31, 2029, with two, five-year renewal options and no termination options remaining.

Vivani Medical, Inc. (43,645 square feet; 6.8% of net rentable area; 11.7% of underwritten base rent): Vivani Medical, Inc. (Nasdaq: VANI) is a biopharmaceutical company that specializes in miniaturized and subdermal implants, utilizing its advanced nano portal implant technology to treat chronic diseases. The Vivani Medical, Inc. lease has a current expiration of September 30, 2033, with two, five-year renewal options and no termination options remaining.

Top Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)(3)	UW Base Rent(1)(3)	% of Total UW Base Rent(1)	Lease Expiration Date
Penumbra, Inc.(4)	NR/NR/NR	262,529	40.8%	$28.85	$7,573,435	31.3%	12/31/2036
Abbott Diabetes Care, Inc.	NR/Aa3/AA-	121,216	18.8%	$34.79	$4,216,554	17.4%	12/31/2029
Vivani Medical, Inc.	NR/NR/NR	43,645	6.8%	$65.05	$2,839,299	11.7%	9/30/2033
Bay Area Disruptor	NR/NR/NR	28,488	4.4%	$55.80	$1,589,630	6.6%	9/30/2037
AllCells, LLC	NR/NR/NR	25,865	4.0%	$61.11	$1,580,554	6.5%	11/30/2033
Subtotal/Wtd. Avg.		481,743	74.9%	$36.95	$17,799,472	73.6%

Other Tenants		122,285	19.0%	$52.33	$6,399,187	26.4%
Total Occupied Space		604,028	93.9%	$40.06	$24,198,660	100.0%

Vacant Space		39,192	6.1%
Total/Wtd. Avg.		643,220	100.0%

(1)	Information based on the underwritten rent roll dated October 16, 2024, November 26, 2024 and December 30, 2024.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	The UW Base Rent, % of Total UW Base Rent and UW Base Rent PSF includes rent steps through December 2025 totaling $1,036,969.
(4)	Penumbra, Inc. is converting the 1451 Harbor Bay Parkway mortgaged property into a research and development facility on a lease through December 31, 2036, totaling 86,055 square feet. Demolition has started, and Penumbra, Inc. is expected to complete the buildout by July 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 8 – Radius at Harbor Bay

The following table presents certain information relating to the lease rollover schedule at the Radius at Harbor Bay Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	39,192	6.1%	NAP	NAP	39,192	6.1%	NAP	NAP
2025 & MTM	2	18,267	2.8%	$559,096	2.3%	57,459	8.9%	$559,096	2.3%
2026	2	11,363	1.8%	$616,283	2.5%	68,822	10.7%	$1,175,379	4.9%
2027	2	13,772	2.1%	$742,411	3.1%	82,594	12.8%	$1,917,790	7.9%
2028	2	16,830	2.6%	$584,790	2.4%	99,424	15.5%	$2,502,579	10.3%
2029	2	131,044	20.4%	$4,860,913	20.1%	230,468	35.8%	$7,363,493	30.4%
2030	0	0	0.0%	$0	0.0%	230,468	35.8%	$7,363,493	30.4%
2031	2	25,915	4.0%	$1,657,538	6.8%	256,383	39.9%	$9,021,031	37.3%
2032	2	26,310	4.1%	$1,594,711	6.6%	282,693	43.9%	$10,615,741	43.9%
2033	2	69,510	10.8%	$4,419,853	18.3%	352,203	54.8%	$15,035,594	62.1%
2034	0	0	0.0%	$0	0.0%	352,203	54.8%	$15,035,594	62.1%
2035	0	0	0.0%	$0	0.0%	352,203	54.8%	$15,035,594	62.1%
2036 & Thereafter	2	291,017	45.2%	$9,163,065	37.9%	643,220	100.0%	$24,198,660	100.0%
Total	18	643,220	100.0%	$24,198,660	100.0%
(1)	Information based on the underwritten rent roll dated October 16, 2024, November 26, 2024 and December 30, 2024. Base Rent includes rent steps through December 2025.

Environmental. According to the Phase I environmental site assessments dated October 16, 2024, there was no evidence of any recognized environmental conditions at the Radius at Harbor Bay Properties.

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	TTM 9/30/2024	Underwritten	Per SF	%(2)
Base Rent	$6,907,151	$14,203,703	$18,060,546	$21,415,565	$24,198,660	$37.62	91.8%
Grossed Up Vacant Space	$0	$0	$0	$0	$2,163,398	$3.36	8.2%
Gross Potential Income	$6,907,151	$14,203,703	$18,060,546	$21,415,565	$26,362,058	$40.98	100.0%
Total Recoveries	$1,271,131	$2,764,535	$5,146,479	$5,754,206	$7,209,534	$11.21	27.3%
Free Rent Adjustment	($66,025)	($231,018)	($3,079,675)	($955,146)	$0	$0.00	0.0%
Other Income	$40,054	$3,294	$5,676	$27,968	$27,968	$0.04	0.1%
Parking/Garage/Other	$32,980	$33,969	$34,988	$35,774	$36,302	$0.06	0.1%
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,163,398)	($3.36)	-8.2%
Effective Gross Income	$8,185,291	$16,774,483	$20,168,014	$26,278,366	$31,472,463	$48.93	119.4%
Management Fee	$195,980	$401,493	$584,721	$703,679	$944,174	$1.47	3.0%
Real Estate Taxes	$1,362,226	$2,367,596	$2,692,786	$2,795,238	$2,957,367	$4.60	9.4%
Insurance	$164,552	$380,590	$463,153	$500,199	$559,844	$0.87	1.8%
Other Operating Expenses	$1,942,768	$3,404,014	$4,264,999	$4,249,857	$4,249,857	$6.61	13.5%
Total Expenses	$3,665,526	$6,553,693	$8,005,660	$8,248,974	$8,711,242	$13.54	27.7%
Net Operating Income	$4,519,765	$10,220,790(3)	$12,162,354(3)	$18,029,392(3)	$22,761,221(3)	$35.39	72.3%
CapEx	$0	$0	$0	$0	$128,644	$0.20	0.4%
TI/LC	$0	$0	$0	$0	$643,220	$1.00	2.0%
TI/LC Reserve(4)	$0	$0	$0	$0	($450,000)	($0.70)	-1.4%
Net Cash Flow	$4,519,765	$10,220,790	$12,162,354	$18,029,392	$22,439,357	$34.89	71.3%
(1)	Based on the underwritten rent rolls dated October 16, 2024, November 26, 2024 and December 30, 2024. Base Rent includes rent steps through December 2025.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	The increase in Net Operating Income from 2022 to Underwritten was primarily due to an increase in occupancy from 90.7% to 93.9% and an increase in average rental rates from $22.08 PSF to $37.62 PSF. Additionally, Penumbra, Inc. is converting the 1451 Harbor Bay Parkway mortgaged property into a research and development facility on a lease through December 31, 2036, totaling 86,055 square feet. Demolition has started, and Penumbra, Inc. is expected to complete the buildout by July 2025.
(4)	Represents a credit for 10% of the upfront TI/LC reserve of $4,500,000.

The Market. The Radius at Harbor Bay Properties are located within Alameda County, California, and are part of the San Francisco-Oakland-Fremont, CA, metropolitan statistical area. The Radius at Harbor Bay Properties are located in the southern section of Alameda in an area known as Bay Farm Island. The Bay Farm Island neighborhood consists of a mix of residential and commercial uses. Commercial uses in the area include hotels, office buildings, R&D developments, industrial developments and a shopping center. Primary access to the Radius at Harbor Bay neighborhood is provided by

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 8 – Radius at Harbor Bay

State Route 61 (Doolittle Drive). The nearest freeway, which is Interstate 880, is approximately one mile from the neighborhood, but is about a four-mile drive from the Radius at Harbor Bay Properties. Oakland International Airport is located approximately 1.3 miles southeast of the Radius at Harbor Bay Properties.

The Radius at Harbor Bay Properties are located in the Alameda office submarket. The Alameda office submarket consists of approximately 4,329,309 square feet of office space with a 5.1% vacancy rate as of the first quarter of 2025.

The following table presents certain information relating to the appraisals’ market rent conclusions for the Radius at Harbor Bay Properties:

Market Rent Summary(1)
	1321 Harbor Bay Parkway	1351 Harbor Bay Parkway	1411 Harbor Bay Parkway	1451 Harbor Bay Parkway	1420 Harbor Bay Parkway	1350 South Loop Road	1501 Harbor Bay Parkway - Café	1501 Harbor Bay Parkway - Office/Lab	1640 South Loop Road	1600 Harbor Bay Parkway-Lab	1600 Harbor Bay Parkway-Office	1650 Harbor Bay Parkway-Lab	1650 Harbor Bay Parkway-Office
Market Rent (PSF)	$42.00	$42.00	$42.00	$42.00	$32.40	$55.20	$30.00	$55.20	$55.20	$55.20	$42.00	$55.20	$42.00
Average Lease Term (Years)	7	7	7	7	5	7	5	7	7	7	5	7	5
Lease Type	NNN	NNN	NNN	NNN	Net	NNN	MG	Net	Net	Net	Base Year Stop	Net	Base Year Stop
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum
Tenant Improvements (New)	$25 PSF	$25 PSF	$25 PSF	$25 PSF	$50 PSF	$25 PSF	$10 PSF	$25 PSF	$25 PSF	$25 PSF	$25 PSF	$25 PSF	$25 PSF
Leasing Commissions (New)	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
Free Rent (New)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
(1)	Source: Appraisal.

The Borrowers. The borrowers are Harbor Bay Parkway LLC, 1640 South Loop Road LLC, 1501 Harbor Bay LLC, 1321 & 1351 Harbor Bay LLC, 1411 Harbor Bay LLC, 1420 Harbor Bay LLC, 1451 Harbor Bay LLC and 1350 South Loop LLC, each a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Radius at Harbor Bay Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are TNREF IV REIV, LLC and True North Real Estate Fund IV, L.P. (individually or collectively, “True North Management Group”). True North Management Group is a real estate investment firm that invests in middle market real estate assets in growing United States metropolitan areas. True North Management Group has raised over $1.5 billion in discretionary institutional equity capital across four funds and multiple co-investment vehicles.

Property Management. The Radius at Harbor Bay Properties are managed by CBRE, Inc ., a third-party management company.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $1,000,744 for real estate taxes, (ii) $4,500,000 for leasing reserves, (iii) $20,860,736 for existing TI/LC obligations and (iv) $355,039 for future rent credits or abatements under existing leases.

Real Estate Taxes – The Radius at Harbor Bay Whole Loan documents require an ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $250,186 monthly.

Insurance – The Radius at Harbor Bay Whole Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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the coverage afforded by the policies; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrowers maintain insurance coverage for the Radius at Harbor Bay Properties as part of blanket or umbrella coverage reasonably approved by the lender and (iii) the borrowers provide the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The Radius at Harbor Bay Whole Loan documents require an ongoing monthly replacement reserve deposit of $10,721 until such time as the amount on deposit in the replacement reserve equals $385,932.

Leasing Reserve – The Radius at Harbor Bay Whole Loan documents require ongoing leasing reserve deposits, as follows: (i) $53,602 on each monthly payment date until Abbott exercises its extension option in writing or a replacement tenant event (an “Abbott Renewal Event”) has occurred, and (ii) following an Abbott Renewal Event, if leasing reserve funds are less than $1,400,000, $53,602 on each monthly payment date up to a cap of $1,400,000.

Abbott Reserve – Commencing with the monthly payment date in August 2028, the Radius at Harbor Bay Whole Loan documents require an ongoing monthly replacement reserve deposit of $500,000 on each monthly payment date until the earlier of (i) the occurrence of an Abbott Renewal Event has occurred or (ii) the combined amounts deposit sum for the leasing reserve, excess cash flow subaccount, and Abbott Reserve equals $12,000,000, provided, however, that such reserve fund will no longer apply from and after the release of the 1420 Harbor Bay Parkway mortgaged property.

Lockbox / Cash Management. The Radius at Harbor Bay Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. So long as no Cash Trap Event Period (as defined below) is continuing, the borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as an operating account. During the continuance of a Cash Trap Event Period, the borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the Radius at Harbor Bay Whole Loan documents, with any excess funds (i) above $125,000 per month, disbursed to the borrowers if the net cash flow debt service coverage ratio ("NCF DSCR") is below 1.20x and greater than or equal to 1.15x, tested quarterly, (ii) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Radius at Harbor Bay Whole Loan during the continuance of such Cash Trap Event Period or (iii) if no Cash Trap Event Period is continuing, disbursed to the borrowers.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Radius at Harbor Bay Whole Loan documents;
(ii)	the NCF DSCR is below 1.20x, tested quarterly;
(iii)	Abbott or Penumbra, Inc. (or any lease guarantor of either of the foregoing) avails itself of any creditors’ rights laws, provided this clause will no longer apply, with respect to (a) Abbott from and after the 1420 Harbor Bay Parkway mortgaged property is released from the lien of the Radius at Harbor Bay Whole Loan or (b) Penumbra, Inc. from and after the 1411 Harbor Bay Parkway, 1451 Harbor Bay Parkway, 1321 Harbor Bay Parkway and 1351 Harbor Bay Parkway mortgaged properties are released from the lien of the Radius at Harbor Bay Whole Loan; or
(iv)	Abbott or Penumbra, Inc. goes dark, vacates or fails to physically occupy more than 50% of the occupiable square footage of the premises demised to such tenant under its lease.

A Cash Trap Event Period will end upon the occurrence of the following, with regard to:

●	clause (i) above, the cure of such event of default;
●	clause (ii) above, the NCF DSCR being equal to or greater than 1.20x for two consecutive calendar quarters;
●	clause (iii)(a)-(b) above, an Abbott Renewal Event has occurred without any negative material change in the economics, scope or duration of such lease (unless approved by the lender in its reasonable discretion) pursuant to an order or confirmed plan of reorganization under the applicable creditors’ rights law; and
●	clause (iv) above, Abbott and/or Penumbra, Inc. has re-commenced occupancy of its leased space or a replacement tenant event has occurred.

Subordinate and Mezzanine Debt. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The Radius at Harbor Bay Whole Loan documents provide for the partial release of any individual mortgaged property following the defeasance lockout date, subject to certain conditions, including: (i) partial defeasance of the Radius at Harbor Bay Whole Loan equal to the greatest of (A) 115% of the allocated loan amount for the release property, (B) an amount that results in the post-release debt yield for the remaining mortgaged properties being not less than the greater of 10.6% or the pre-release debt yield of then-encumbered properties, (C) an amount that results in the post-release debt service coverage ratio (“DSCR”) for the remaining mortgaged properties being not less than the greater of 1.40x or the pre-release DSCR of then-encumbered mortgaged properties and (D) an amount that results in the post-release loan-to-value ratio for the remaining mortgaged properties being not greater than the lesser of 62.7% or the pre-release loan-to-value ratio for then-encumbered mortgaged properties; (ii) if any of the four constituent mortgaged properties included in the Empire Parkway Centre condominium regime (i.e. the 1321 Harbor Bay Parkway, 1351 Harbor Bay Parkway, 1411 Harbor Bay Parkway and 1451 Harbor Bay Parkway mortgaged properties) are among the remaining mortgaged properties post-release, the remaining borrowers will have a voting rights interest in the related owners’ association of no less than 50%; (iii) an opinion of counsel that the partial release satisfies applicable REMIC requirements; and (iv) if determined by the lender in good faith that the applicable pooling and servicing agreement requires it, a rating agency confirmation.

Condominium. Each of the 1351 Harbor Bay Parkway, 1451 Harbor Bay Parkway, 1321 Harbor Bay Parkway and 1411 Harbor Bay Parkway mortgaged properties are units in the eight-unit Empire Parkway Centre condominium regime. The related borrowers owns four of the eight units, and has an aggregate 50.00% voting rights interest in the related owners’ association and the resulting power to veto any modification or termination of the condominium regime, among other things. Each unit owner is responsible for its building maintenance and property insurance.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$39,975,000	Title:	Fee
Cut-off Date Principal Balance:	$39,975,000	Property Type – Subtype:	Industrial – R&D
% of IPB:	4.5%	Net Rentable Area (SF):	142,329
Loan Purpose:	Acquisition	Location:	Austin, TX
Borrower:	Preylock Met Center, LLC	Year Built / Renovated:	2022 / 2025
Borrower Sponsors:	Brett Michael Lipman and Farshid Steve Shokouhi	Occupancy:	100.0%
Interest Rate:	5.13600%	Occupancy Date:	1/31/2025
Note Date:	1/31/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$4,307,861 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$4,688,804
Call Protection:	YM1(53),O(7)	UW Expenses:	$654,539
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,034,265
Additional Debt:	No	UW NCF:	$4,020,032
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$61,500,000 / $432
Additional Debt Type:	N/A	Appraisal Date:	1/7/2025

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$281
Taxes:	$125,277	$62,638	N/A	Maturity Date Loan / SF:	$281
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$0	$2,372	$56,932	Maturity Date LTV:	65.0%
Outstanding TI/LC:	$94,043	$0	N/A	UW NCF DSCR:	1.93x
				UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$39,975,000	61.0%	Purchase Price	$61,250,000	93.5%
Borrower Sponsor Equity	25,515,025	39.0	Closing Costs(3)	4,020,706	6.1
			Reserves	219,320	0.3
Total Sources	$65,490,025	100.0%	Total Uses	$65,490,025	100.0%
(1)	Operating history prior to 2024 is unavailable due to the borrower sponsors’ acquisition of the MetCreative Buildings C & D Property (as defined below) and recent construction in 2022.
(2)	See “Escrows and Reserves” section below.
(3)	Closing Costs include a rate buydown of $2,398,500.

The Loan. The MetCreative Buildings C & D mortgage loan (the “MetCreative Buildings C & D Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $39,975,000 and is secured by the borrower’s fee interest in an industrial research and development property located in Austin, Texas totaling 142,329 square feet (the “MetCreative Buildings C & D Property”). The MetCreative Buildings C & D Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 5.13600% per annum on an Actual/360 basis.

The Property. The MetCreative Buildings C & D Property is an industrial research and development facility located in Austin, Texas, consisting of two separate buildings totaling 142,329 square feet and 17.44 acres (each known as “Building C” and “Building D”, respectively). The MetCreative Buildings C & D Property, located within the broader MetCenter creative office campus, is located approximately one mile from the Austin-Bergstrom International Airport and approximately seven miles from the Austin central business district. MetCenter is a 550-acre mixed use business park, and the only master-planned business park located within Austin, Texas, featuring on-site retail, five restaurants, seven national hotels and over 2.5 million square feet of completed flex industrial and research and development space. Other tenants at MetCenter include Amazon, Digital Realty, CyrusOne, Ascension Seton and Electric Reliability Council of Texas (ERCOT), among others.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Amenities at MetCenter include hike-and-bike trails, pickleball courts, basketball courts, 18-hole disc golf course, rotating food trucks, onsite public transportation and in-building cafes.

The MetCreative Buildings C & D Property was constructed to shell in 2021. Each building consists of 67,625 square feet with a clear height of 18 feet along with 470 total parking spaces. Advanced Micro Devices, Inc. (“AMD”) occupies the MetCreative Buildings C & D Property as the single tenant under an approximately 11-year lease that expires in January 2034. According to the borrower sponsors, AMD has invested approximately $50 million in Building C and the full buildout of Building C was completed in 2024. Additionally, the borrower sponsors reported that AMD is expected to invest approximately $162 million in Building D. AMD received a tenant improvement allowance of approximately $10.1 million for the buildout of Building C but will be fully responsible for the buildout of Building D which is expected to be completed within 12 months. AMD took full possession of its space in 2023 and is paying full rent with no termination options.

AMD’s extensive buildout allows them to facilitate their growth and development in the artificial intelligence space. Building C was built out to allow for a focus on the research and development of semiconductor chips such as central processing units (“CPUs”) and graphics processing units (“GPUs”). Building D is expected to be developed as primarily research and development space and a small portion of office space. The MetCreative Buildings C & D Property is described by the borrower sponsors as being mission critical to AMD’s operations to further drive their growth in the artificial intelligence space.

Sole Tenant.

AMD (142,329 square feet; 100.0% of NRA; 100.0% of underwritten base rent). AMD is a Fortune 500 company that was originally founded in 1969 as a Silicon Valley startup. The majority of AMD’s revenue is attributed to artificial intelligence and data centers, CPUs and GPUs. AMD reported approximately $12.6 billion of data center division revenue for the 2024 fiscal year, which was a 94% increase from 2023. The increase was driven by its sales of GPUs and CPUs. AMD had a market capitalization of approximately $181 billion as of February 11, 2025. AMD leases the MetCreative Buildings C & D Property on an approximately 11-year lease that commenced on January 1, 2023, which includes annual 2.0% rent increases through the expiration date of January 31, 2034 along with two, five-year extension options remaining and no termination options.

The following table presents certain information relating to historical occupancy at the MetCreative Buildings C & D Property:

Historical and Current Occupancy(1)
2023	2024	Current(2)
100.0%	100.0%	100.0%
(1)	Based on December 31 of each respective year.
(2)	Based on the underwritten rent roll as of January 31, 2025.

The following table presents certain information relating to the sole tenant at the MetCreative Buildings C & D Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent(3)	% of Total UW Base Rent	Lease Expiration Date
AMD	A2 / A / NR	142,329	100.0%	$28.34	$4,034,265	100.0%	1/31/2034
Occupied Collateral Total / Wtd. Avg.		142,329	100.0%	$28.34	$4,034,265	100.0%
Vacant Space		0	0.0%
Collateral Total		142,329	100.0%

(1)	Information is based on the underwritten rent roll dated January 31, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Inclusive of $240,502 of straight line rent attributed to AMD.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the tenant lease expiration of the MetCreative Buildings C & D Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0	0	0.0
2027	0	0	0.0	0	0.0		0	0.0	0	0.0
2028	0	0	0.0	0	0.0		0	0.0	0	0.0
2029	0	0	0.0	0	0.0		0	0.0	0	0.0
2030	0	0	0.0	0	0.0		0	0.0	0	0.0
2031	0	0	0.0	0	0.0		0	0.0	0	0.0
2032	0	0	0.0	0	0.0		0	0.0	0	0.0
2033	0	0	0.0	0	0.0		0	0.0	0	0.0
2034	1	142,329	100.0	4,034,265	100.0		142,329	100.0	4,034,265	100.0
2035	0	0	0.0	0	0.0		142,329	100.0	4,034,265	100.0
2036	0	0	0.0	0	0.0		142,329	100.0	4,034,265	100.0
2037 & Beyond	0	0	0.0	0	0.0		142,329	100.0	4,034,265	100.0
Total	1	142,329	100.0%	$4,034,265	100.0%
(1)	Information is based on the underwritten rent roll dated January 31, 2025, inclusive of straight-line rent of $240,502 for AMD.

The following table presents certain information relating to the operating history and underwritten cash flows of the MetCreative Buildings C & D Property:

Operating History and Underwritten Net Cash Flow
	2024	Underwritten	Per SF	%(1)
In Place Rent	$3,967,518	$4,034,265(2)	$28.34	86.0%
Total Reimbursements	1,063,154	654,539	$4.60	14.0
Gross Potential Rent	$5,030,672	$4,688,804	$32.94	100.0%
Vacancy / Credit Loss	0	0	$0.00	0.0
Effective Gross Income	$5,030,672	$4,688,804	$32.94	100.0%
Total Expenses	$722,811	$654,539	$4.60	14.0%
Net Operating Income	$4,307,861	$4,034,265	$28.34	86.0%
Capital Expenditures	0	14,233	$0.10	0.3
TI/LC	0	0	$0.00	0
Net Cash Flow	$4,307,861	$4,020,032	$28.24	85.7%
(1)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Based on the underwritten rent roll dated January 31, 2025, and Inclusive of straight-line rent of $240,502 for AMD.

Environmental. The Phase I environmental assessment dated January 13, 2025 identified no evidence of any recognized environmental conditions at the MetCreative Buildings C & D Property.

The Market. The MetCreative Buildings C & D Property is located in Austin, Texas approximately seven miles from the central business district and one mile from the Austin-Bergstrom International Airport. The MetCreative Buildings C & D Property is located off of Ben White Boulevard (US Highway 71) that provides access to Interstate 35. Interstate 35 is the major north-south traffic carrier for the metropolitan area and the state of Texas. Interstate 35 travels northbound from the Mexican border through San Antonio, Austin, Waco and Dallas/Fort Worth. The immediate area surrounding the MetCreative Buildings C & D Property consists primarily of industrial and office properties and transitions to primarily

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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residential when travelling northwest towards downtown Austin. Austin has a high concentration of technology companies. Technology companies included in the top employers in Austin as of 2024 include Tesla, Dell, Amazon, Apple, IBM, Samsung, NXP Semiconductors and AMD.

The MetCreative Buildings C & D Property is located in the Southeast industrial market within the greater Austin – TX USA industrial market. As of the third quarter of 2024, the Southeast industrial submarket had a vacancy rate of 14.0%, which was slightly higher than the overall Austin – TX USA warehouse market vacancy rate of 9.6%. However, specialized industrial space, which represents approximately two million square feet of the approximately 21.5 million total square feet in the submarket, had a 5.2% vacancy rate as of the third quarter of 2024. The vacancy rate for specialized industrial space in the submarket was projected to decrease to 3.9% by the end of 2024. Additionally, since 2018, specialized industrial space market rent has grown by 34.1% and is projected to grow each year through 2028.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius from the MetCreative Buildings C & D Property was 6,053, 58,506 and 198,916, respectively, and the 2024 average household income within the same radii was $104,544, $88,240 and $119,647, respectively. According to the appraisal, both population and households within the same radii have experienced positive growth from 2010 to 2024, which is expected to continue in the neighborhood in the 2029 projection.

The following table presents certain information relating to comparable sales to the MetCreative Buildings C & D Property:

Comparable Sales(1)
Name / Property Location	Year Built / Renovated	Property Type	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	OAR
MetCreative Buildings C & D Austin, TX	2022 / 2025	Industrial – R&D	Jan-25	142,329(2)	100%(2)	$61,250,000	$430.34	6.25%
Amazon Last Mile Facility 15302 Cypress N. Houston Road Cypress, TX	2022 / NAP	Industrial – Warehouse/Distribution/Logistics	Jan-23	141,360	100%	$60,461,200	$427.71	4.15%
United States Gold Bureau 203 Heritage Grove Road Leander, TX	2019 / NAP	Industrial - Flex	Aug-22	38,022	100%	$16,921,192	$445.04	6.02%
Amazon Last Mile Facility 7000 Metropolis Drive Austin, TX	2015 / NAP	Industrial – Warehouse/Distribution/Logistics	Apr-21	160,000	100%	$70,000,000	$437.50	4.58%
Doral Air Logistics Center 7725-7855 Northwest 41st Street Doral, FL	2022 / NAP	Industrial – Warehouse/Distribution/Logistics	Dec-24	495,078	76.5%	$200,600,000	$405.19	4.62%
An R&D Property 3011 North 1st Street San Jose, CA	1986 / 2013	Industrial – R&D	Sep-24	146,882	100%	$81,500,000	$554.87	6.10%
R&D Facility 2125 State Route 38 Malta, IL	2022 / NAP	Industrial – Warehouse/Distribution/Logistics	Dec-23	136,409	100%	$64,222,852	$470.81	7.81%
An R&D Property 825 Stewart Drive Sunnyvale, CA	1968 / 2015	Industrial – R&D	Aug-23	75,350	100%	$41,000,000	$544.13	6.60%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 31, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable rentals to the MetCreative Buildings C & D Property:

Comparable Leases(1)
Name / Property Location	Year Built / Renovated	Property Type	Net Rentable Area	Expense Basis	Tenant Name (Lease Date)	Lease Area	Base Rent PSF	Lease Term (Years)
MetCreative Buildings C & D Austin, TX	2022 / 2025	Industrial – R&D	142,329(2)	NNN	AMD (Jan-23) (2)	142,329(2)	$28.34(2)	11.1(2)
MetCenter Creative Office – Buildings A&B 8000 Metropolis Drive Austin, TX	2020 / NAP	Office	138,850	NNN	Veterans Affairs (May-24) Texas Reliability (Apr-22) Austin American Statesman (Jul-21)	67,625 29,425 34,600	$37.68 $28.50 $29.14	15.0 10.2 10.0
MetCenter 15 7301 Metro Center Drive Austin, TX	2001 / NAP	Industrial – Flex	258,424	NNN	Cogent Communications (Aug-22)	23,227	$21.50	10.6
Amazon Last Mile Facility 7000 Metropolis Drive Austin, TX	2015 / NAP	Industrial – Warehouse/Distribution/Logistics	160,000	NNN	Amazon (May-21)	160,000	$20.05	10.0
PREP ATX 1300 East Anderson Lane Unit D Austin, TX	1980 / 2021	Industrial – Flex	57,124	Absolute Net	PREP ATX (Mar-21)	57,124	$22.06	20.0
United States Gold Bureau 203 Heritage Grove Road Leander, TX	2019 / NAP	Industrial – Flex	38,022	Absolute Net	United States Gold Bureau (Feb-20)	38,022	$25.80	20.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 31, 2025, inclusive of $240,502 of straight line rent attributed to AMD.

The Borrower. The borrower is Preylock Met Center, LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the MetCreative Buildings C & D Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and guarantors are Brett Michael Lipman and Farshid Steve Shokouhi. Farshid Steve Shokouhi is the president and managing partner of Preylock and Brett Michael Lipman is the CEO and managing partner of Preylock. Preylock is an institutional owner, operator and developer of real estate with over $4 billion in assets under management. Preylock’s portfolio consists of 14.8 million square feet of logistics facilities, 3.4 million square feet of R&D space and 40 tenant headquarter partnerships located across 16 markets throughout the United States.

Property Management. The MetCreative Buildings C & D Property is managed by Preylock Property Management, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited $125,277 for real estate taxes and $94,043 for outstanding tenant improvements and leasing commissions.

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which is currently $62,638.

Insurance Escrows – The borrower is not required to make monthly escrow payments of 1/12th of the annual estimated insurance premiums as long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – On each monthly payment date, the borrower is required to escrow approximately $2,372 for replacement reserves ($0.20 per square foot per annum) subject to a cap of $56,932.

Lockbox / Cash Management. The MetCreative Buildings C & D Mortgage Loan is structured with a hard lockbox and springing cash management. All rents from the MetCreative Buildings C & D Property are required to be deposited directly to the lockbox account and, so long as a Cash Trap Event Period (as defined below) is not occurring, funds in the lockbox account will be transferred to the borrower’s operating account on each business day. Upon the occurrence and during the continuance of a Cash Trap Event Period all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the MetCreative Buildings C & D Mortgage Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A “Cash Trap Event Period” means (A) a period commencing on the earliest of (i) an event of default, (ii) a net operating income debt service coverage ratio (“NOI DSCR”) of less than 1.25x for two consecutive calendar quarters or (iii) the occurrence of a Lease Sweep Period (as defined below); and (B) expiring upon with regard to (x) clause (i), the cure of such event of default, (y) clause (ii), the date that the NOI DSCR is greater than or equal to 1.30x for two consecutive calendar quarters or the borrower prepaying the MetCreative Buildings C & D Mortgage Loan in an amount necessary to cause the NOI DSCR to be no less than 1.30x or (z) clause (iii), the occurrence of a Lease Sweep Period Cure (as defined below).

A “Lease Sweep Period” means the period commencing upon:

(a)	the earlier to occur of (i) the date that is 15 months prior to the expiration of the AMD lease (or any replacement lease that meets, in the case of a lease with (x) an investment grade tenant, all or substantially all of the space demised by the AMD lease, or (y) a tenant that is not an investment grade tenant, 50% or more of the space demised by the AMD lease (a “Replacement Lease”)) and (ii) the date that AMD (or a tenant under a Replacement Lease) is required to deliver notice of its lease renewal or extension rights under its lease (unless AMD or the tenant under a Replacement Lease has previously exercised its renewal or extension rights under its lease or its lease is otherwise renewed or extended on terms acceptable to the lender prior to such a date);

(b)	the date that AMD (or the tenant under a Replacement Lease) has given notice of its intent to terminate or not renew its lease;

(c)	the date that AMD (or the tenant under a Replacement Lease) has ceased operating its business at the MetCreative Buildings C & D Property (i.e., “goes dark”) in 50% or more of the space demised by its lease for a consecutive period in excess of 60 days without the intent of re-occupying the space (excluding specifically (i) events related to casualty of condemnation of the MetCreative Buildings C & D Property, (ii) permitted renovations and (iii) any failure to occupy the demised premises due to the occurrence of a pandemic or other force majeure that prohibits or limits the ability of employees or customers to physically access the premises (provided that the tenant reoccupies the premises within 60 days following the date on which such pandemic or force majeure is abated to the extent necessary to permit employees and customers to safely return to the premises);

(d)	any (i) material non-monetary default by AMD (or the tenant under a Replacement Lease) that continues beyond any applicable notice and cure period and for which the landlord delivers a termination notice to the tenant or (ii) material monetary default of the AMD lease (or Replacement Lease) beyond any applicable notice and cure period (in either case, subject to customary tenant consent rights);

(e)	AMD (or the tenant under a Replacement Lease) or any person guaranteeing such tenant’s obligations under its lease is a debtor under a voluntary or involuntary petition under the bankruptcy code or any other creditors rights laws that is not dismissed within 90 days of such filing (provided that the Lease Sweep Period will cease if the AMD lease is affirmed in bankruptcy); and/or

(f)	AMD’s long term debt rating falls to or below “BBB” by S&P or “Baa1” by Moody’s or any other equivalent rating by any of the rating agencies (subject to the lender’s determination in its reasonable discretion in the case where such ratings or the creditworthiness of AMD have not declined but a rating is removed merely because an applicable rating agency has ceased to rate long term debt will not be treated as a decline in AMD’s credit rating.

A “Lease Sweep Period Cure” means, with respect to a Lease Sweep Period caused by a matter described in:

(a)	clause (c) above, AMD (or the tenant under a Replacement Lease) has resumed operation in at least 50% of the space demised in the AMD lease for at least one calendar quarter;

(b)	clause (d) above, upon the lender’s receipt of reasonably satisfactory evidence that the subject default has been cured to the lender’s reasonable satisfaction;

(c)	clause (e) above, the bankruptcy proceeding or other proceeding under creditors rights laws has been dismissed or otherwise terminated in a matter reasonably satisfactory to the lender and the related lease has been affirmed; and/or
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(d)	clause (f) above, the long-term debt rating for AMD is upgraded to “A-“ or higher by S&P, “A2” or higher by Moody’s or upgraded to an equivalent rating by the rating agency whose action resulted in the rating that commenced the Lease Sweep Period.

Subordinate and Mezzanine Debt. None.

Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$36,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$36,000,000	Property Type - Subtype:	Mixed-Use – Retail/Hospitality
% of Pool by IPB:	4.0%	Net Rentable Area (SF):	115,000
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	SG Real Estate LLC	Year Built / Renovated:	1907 / 2014
Borrower Sponsors:	Justin Chun-Ying Ng and Yuan "Jerry" Tang	Occupancy:	100.0%
Interest Rate:	6.78500%	Occupancy Date:	2/10/2025
Note Date:	2/10/2025	4th Most Recent NOI (As of):	$6,784,735 (12/31/2021)
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$7,390,154 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$8,170,504 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$8,932,655 (12/31/2024)
Original Amortization:	None	UW Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$9,309,308
Call Protection(2):	L(24),YM1(1),DorYM1(28),O(7)	UW Expenses:	$749,568
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,559,740
Additional Debt(1):	Yes	UW NCF:	$8,559,740
Additional Debt Balance(1):	$29,000,000	Appraised Value / PSF:	$117,800,000 / $1,024
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/3/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$565
Taxes:	$76,727	$38,364	N/A	Maturity Date Loan / SF:	$565
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.2%
Replacement Reserves	$0	Springing	N/A	Maturity Date LTV:	55.2%
				UW NCF DSCR:	1.91x
				UW NOI Debt Yield:	13.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$65,000,000	100.0%	Loan Payoff	$62,923,600	96.8%
			Return of Equity	1,365,531	2.1
			Closing Costs	634,142	1.0
			Upfront Reserves	76,727	0.1
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%
(1)	The Soho House Chicago Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance of $65,000,000 (the “Soho House Chicago Whole Loan”). The Financial Information in the chart above reflects the Soho House Chicago Whole Loan.
(2)	Defeasance of the Soho House Chicago Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Soho House Chicago Whole Loan to be securitized and (b) February 10, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2025-5C33 transaction in March 2025. The actual defeasance lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Soho House Chicago mortgage loan (the “Soho House Chicago Mortgage Loan”) is secured by the borrower’s fee interest in a six-story, 115,000 square foot (“SF”) building in downtown Chicago (the “Soho House Chicago Property”). The Soho House Chicago Whole Loan consists of three pari passu notes, has a five-year term, is interest only for the entire term and accrues interest at a rate of 6.78500% per annum on an Actual/360 basis. The Soho House Chicago Mortgage Loan is evidenced by the controlling note A-1 with an original and outstanding principal balance as of the Cut-off Date of $36,000,000. The Soho House Chicago Whole Loan was originated by Barclays and has an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Soho House Chicago Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C33 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$36,000,000	$36,000,000	BBCMS 2025-5C33	Yes
A-2(1)	$17,000,000	$17,000,000	Barclays	No
A-3(1)	$12,000,000	$12,000,000	Barclays	No
Whole Loan	$65,000,000	$65,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Soho House Chicago Property is an historic six-story, 115,000 SF building located in downtown Chicago. Known as the Allis Building, the Soho House Chicago Property was constructed in 1907 and was used as a warehouse for the Allis Manufacturing Corporation. In 2012, the Soho House Chicago Property was acquired by the previous owner, which redeveloped the Soho House Chicago Property into a private social club (“Soho House Chicago”) affiliated with the Soho House & Co. Limited.

Many original elements were incorporated into the redevelopment such as the water tower on the roof, which was repurposed as a mural in the elevator lobby. The Soho House Chicago Property now includes six food and beverage outlets, a full-service spa and barber shop, 40 hotel rooms, a 17,000 SF fitness center and a 60-foot rooftop pool, which is heated year-round. The Soho House Chicago Property is currently 100% leased to Soho House Chicago, LLC, an independent tenant not affiliated with the borrower or borrower sponsors, which operates the Soho House Chicago Property as Soho House Chicago.

Major Tenant.

Soho House Chicago, LLC (115,000 SF; 100.0% of NRA, 100.0% of underwritten base rent). Soho House Chicago, LLC is a subsidiary of Soho House & Co. Limited, which operates exclusive, private members’ clubs as well as hotels, restaurants and spas. Since 2019, Soho House & Co. Limited has expanded from 26 to 44 locations and increased its membership base from 120,256 to approximately 264,500, a 120% increase, with a waiting list of approximately 111,000.

Soho House Chicago, LLC leases the Soho House Chicago Property on a 20-year triple-net lease that commenced on June 2, 2014. The Soho House Chicago, LLC lease includes annual 2.7% rent increases through the expiration date of June 30, 2034 with four, 10-year extension options remaining and no termination or contraction options. Soho House Chicago, LLC also pays 17.0% of Soho House Chicago earnings before interest, taxes and amortization (“EBITA”) in addition to base rent and reimbursements.

Soho House Chicago offers its members a diverse range of high-end amenities in an upscale setting across six floors and an English basement. The Cowshed Spa, a full-service spa with five treatment rooms, and the Neville Barbershop are both located in the English basement. The ground floor includes the open lobby space, which features six oversized, turn of the century crystal and gold chandeliers, as well as the Allis bar and lounge, which houses an expansive art collection, including an original from Damien Hirst. The second-floor gym features a professional boxing ring, two fitness studios, steam room and complimentary laundry service. The fourth floor includes a 30-seat screening room and an event space known as the Belt Room, which features the largest art collection of any Soho House property and the capacity to host up to 60 attendees. The fifth floor includes several food and beverage options including the Club Bar, which features a 40-foot vintage Chesterfield sofa and a baby grand piano. Soho House Chicago’s rooftop pool is heated year-round and is surrounded by 180 feet of custom daybeds and two fireplaces. Soho House Chicago’s 40 hotel rooms are located the third and fourth floors and feature Egyptian cotton sheets, a full bar, walk-in shower with rainfall shower heads and Cowshed toiletries and hairstyling products. Please note Soho House Chicago, LLC’s furniture, fixtures and equipment are not collateral for the Soho House Chicago Mortgage Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Since 2021, membership at Soho House Chicago has increased approximately 73.9% from 4,177 members to 7,265 members, with a waitlist 105% of the current membership base as of September 2024. All amenities are exclusive to members of Soho House Chicago with the exception of the Cowshed Spa, Neville Barbershop and the first-floor food and beverage outlets, which are open to the general public, and the screening room and Belt Room, which are available for private hire. Depending on demand, hotel rooms can also be rented by the general public at a room rate that includes a temporary membership during the guest’s stay.

Environmental. According to the Phase I environmental site assessment dated January 23, 2025, there was no evidence of any recognized environmental conditions at the Soho House Chicago Property.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Soho House Chicago, LLC	NR / NR / NR	115,000	100.0%	$67.35	$7,745,709	100.0%	6/30/2034
Occupied Collateral Total / Wtd. Avg.		115,000	100.0%	$67.35	$7,745,709	100.0%
Vacant Space		0	0.0%
Collateral Total		115,000	100.0%

(1)	As of the rent roll dated February 10, 2025.
(2)	Includes $201,691 of contractual rent steps through May 2026.

The Market. The Soho House Chicago Property is located in downtown Chicago’s Fulton Market Neighborhood, half a block from a portion of Randolph Street with a large concentration of high-end restaurants known as Restaurant Row. The Fulton Market District is considered an Innovation District, which is a tax designation intended to preserve existing structures while encouraging growth. Several corporations have relocated to the area including Google and McDonald’s, and the area’s population has nearly doubled since 2010. The Soho House Chicago Property is approximately 16 miles northwest and 10 miles southwest of Chicago O’Hare International Airport and Chicago Midway International, respectively. Average household income within two-, five- and 10-miles of the Soho House Chicago Property is $146,268, $123,305 and $99,720, respectively.

The Soho House Chicago Property is located in the Fulton Market/Near West Side retail submarket. According to the appraisal, the Fulton Market/Near West Side retail submarket had a vacancy rate of 3.6% and market asking rents of $35.70 PSF as of year-end 2024 with no properties currently under construction.

According to the appraisal, the Chicago lodging market is above average relative to the top 104 United States markets tracked by the appraiser. As of the third quarter 2024, the Chicago lodging market’s occupancy and ADR were 75.8% and $186.42, respectively, resulting in RevPAR of $141.24 putting it 10th out of the 104 United States markets tracked by the appraiser. The Chicago lodging market’s lodging performance index (the appraiser’s measure of a lodging market’s effective overall performance using multiple key performance metrics) was 1.21 (1.0 being average), ranking it 24th out of the 104 United States lodging markets tracked by the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The appraisal noted there were very few sales of high-end private social clubs, so it relied on sales that share some similar components to the Soho House Chicago Property for its comparable sales analysis :

Comparable Sales(1)
Name / Property Location	Property Use	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Soho House Chicago Chicago, IL	Retail/Hospitality	NAP	115,000(2)	100%(2)	NAP	NAP	NAP
Steak 48 Chicago, IL	Restaurant	Aug-24	12,030	100%	$11,460,000	$952.62	$1,191
Time Out Chicago Chicago, IL	Retail	May-23	49,089	100%	$35,750,000	$728.27	$801
TAO Chicago Chicago, IL	Restaurant/Nightclub	May-22	34,000	100%	$29,354,000	$863.35	$940
Movement Chicago, IL	Retail	Feb-22	24,395	100%	$19,767,000	$810.29	$1,053
Neiman Marcus Chicago, IL	Retail	April-22	195,500	100%	$94,000,000	$480.82	$721
Dierks Bentley’s Whiskey Row Denver, CO	Retail/ Restaurant/ Events Space	March-22	19,319	100%	$23,500,000	$1,216.42	$1,034
Multi-tenant Retail Chicago, IL	Retail	Oct-21	23,947	100%	$120,000,000	$5,011.07	$3,007
(1)	Source: Appraisal.
(2)	As of the rent roll dated February 10, 2025.

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	2024	Underwritten	Per SF	%(1)
In Place Rent	$6,832,799	$7,078,641	$7,267,875	$7,462,172	$7,745,709	$67.35	94.4%
Vacancy Gross Up	0	0	0	0	0	0	0.0
Gross Potential Rent	$6,832,799	$7,078,641	$7,267,875	$7,462,172	$7,745,709	$67.35	94.4%
Total Reimbursements	$395,754	$411,573	$435,702	$446,954	$460,363	$4.00	5.6
Total Gross Income	$7,228,553	$7,490,214	$7,703,577	$7,909,126	$8,206,072	$71.36	100.0%
EBITDA Profit Share Income(2)	$0	$347,028	$960,643	$1,513,540	$1,513,540	$13.16	18.4%
(Additional Vacancy Adjustment)	0	0	0	0	(410,304)	(3.57)	(5.0)
Effective Gross Income	$7,228,553	$7,837,242	$8,664,220	$9,422,666	$9,309,308	$80.95	113.4%
Variable Expenses	$15,143	$2,630	$23,664	$4,377	$250,526	$2.18	2.7%
Real Estate Taxes	395,754	411,573	435,702	446,954	460,363	4.00	4.9
Insurance	32,921	32,884	34,350	38,679	38,679	0.34	0.4
Total Expenses	$443,818	$447,087	$493,716	$490,011	$749,568	$6.52	8.1%
Net Operating Income	$6,784,735	$7,390,154	$8,170,504	$8,932,655	$8,559,740	74.43	91.9%
Capital Expenditures(3)	0	0	0	0	0	0.00	0.0
TI/LC(3)	0	0	0	0	0	0.00	0.0
Net Cash Flow	$6,784,735	$7,390,154	$8,170,504	$8,932,655	$8,559,740	$74.43	91.9%
(1)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	EBITDA Profit Share Income for 2023 and 2024 includes $195,091 and $463,520, respectively, to retroactively account for a cap to certain expense items used by Soho House Chicago, LLC in its calculation of EBITA, which was agreed to in 2025.

(3)	TI/LC and capital expenditures were not underwritten due to the long-term triple-net Soho House Chicago, LLC lease.

The Borrower. The borrower is SG Real Estate LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Soho House Chicago Whole Loan.

The Borrower Sponsors. The borrower sponsors are Justin Chun-Ying Ng and Yuan “Jerry” Tang. Justin Chun-Ying Ng and Yuan “Jerry” Tang are both partners at Button Capital. Button Capital is a private real estate company founded in 2013, which invests across multiple sectors with an emphasis in the acquisition and asset management of multifamily real estate.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Button Capital is headquartered in Hong Kong and Phoenix and has raised and deployed more than $250 million in equity capital since its founding and owns and manages a total of 14 properties with an aggregate portfolio value of more than $500 million. The guarantors for the Soho House Chicago Whole Loan are Justin Chun-Ying Ng, Yuan “Jerry” Tang and Downtown Properties Holdings, LLC. Downtown Properties Holdings, LLC is owned by affiliates of Gaw Capital Partners. Gaw Capital Partners specializes value add real estate and has over $35.8 billion in assets under management as of the third quarter of 2024.

Property Management. The Soho House Chicago Property is self-managed by Soho House Chicago, LLC.

Escrows and Reserves. At origination, the borrower deposited into escrow $76,727 for taxes.

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which is currently approximately $38,364.

Insurance Escrows – The borrower is not required to make monthly escrow payments of 1/12th of the annual estimated insurance premiums so long as (i) no event of default or Major Tenant Trigger Event (as defined below) has occurred and is continuing, (ii) Soho House Chicago, LLC or an acceptable replacement tenant (a “Major Tenant”) continues to be obligated under such lease to maintain insurance covering the entire Soho House Chicago Property in form and substance satisfactory to the lender, (iii) the policies maintained by the Major Tenant covering the Soho House Chicago Property are approved by the lender and the insurance requirements of the Soho House Chicago Whole Loan agreement are satisfied and (iv) the borrower provides the lender with evidence reasonably satisfactory to the lender that the borrower or Major Tenant has paid the annual premium on all insurance required to be maintained pursuant to the Soho House Chicago Whole Loan agreement for the next 12 months within 30 days of the expiration date of such policies together along with evidence of such renewals thereof.

Replacement Reserves – The borrower is not required to make monthly escrow payments for replacement reserves so long as (i) no event of default has occurred and is continuing, (ii) the Major Tenant’s lease is in full force and effect and no default beyond any applicable cure period is continuing thereunder, (iii) the Major Tenant is obligated to pay all costs and expenses of a capital nature relating to improvements of the Soho House Chicago Property and (iv) the Major Tenant pays all costs and expenses of a capital nature relating to the improvements at the Soho House Chicago Property and the borrower timely delivers to the lender evidence thereof.

Lockbox / Cash Management. The Soho House Chicago Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Soho House Chicago Property are required to be deposited directly into the lockbox account and, so long as a Trigger Period (as defined below) is not occurring, funds in the lockbox account will be transferred to the borrower’s operating account on a daily basis. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Soho House Chicago Whole Loan documents.

A “Trigger Period” means the period of time (A) commencing upon the earliest of (i) an event of default, (ii) the debt service coverage ratio (“DSCR”) being less than 1.15x for one calendar quarter, (iii) a bankruptcy event (as defined in the Soho House Chicago Whole Loan documents), (iv) the DSCR being less than 1.15x for two consecutive calendar quarters, (v) the occurrence of a Major Tenant Trigger Event, and (B) expiring upon with regard to any Trigger Period commenced in connection with (x) clause (A)(i) above, the cure (if applicable) of such event of default, (y) clause (A)(ii) above, the DSCR being equal to or greater than 1.20x for one calendar quarter, (z) clause (A)(iv) above, the DSCR being equal to or greater than 1.20x for two consecutive calendar quarters and (w) clause (A)(v) above, the occurrence of a Major Tenant Trigger Event Cure (as defined below).

A “Major Tenant Trigger Event” means the occurrence of any of the following: a Major Tenant

(i) gives notice of its intent to terminate or not renew its lease;

(ii) goes dark, vacates or abandons all or any portion of its premises at the Soho House Chicago Property;

(iii) or its parent company or the guarantor of the Major Tenant’s lease is adjudicated insolvent by a court of competent jurisdiction or becomes a debtor in any bankruptcy or insolvency proceeding or has its assets made

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 10 – Soho House Chicago

subject to the jurisdiction of a bankruptcy court; provided, however, that if any such insolvency or bankruptcy petition or proceeding was involuntary and not consented to or solicited to by the borrower or such guarantor, upon the same not being discharged, stayed or dismissed within 90 days; or

(iv) defaults under the terms of the Major Tenant’s lease beyond all applicable notice and cure periods thereunder.

A “Major Tenant Trigger Event Cure” means, with regard to a Major Tenant Trigger Event commenced solely in connection with:

(w) clause (i) of the definition of Major Tenant Trigger Event, the borrower entering into a triple-net lease with a tenant approved by the lender in accordance with the Soho House Chicago Whole Loan documents, such tenant is in physical occupancy of the space, open for business and paying full contractual rent and the borrower has delivered documents regarding such lease to the lender required by the Soho House Chicago Whole Loan documents (the “Major Tenant Replacement Lease Criteria”),

(x) clause (ii) of the definition of Major Tenant Trigger Event, either (a) the satisfaction of the Major Tenant Replacement Lease Criteria or (b) the Major Tenant resumes occupancy of its premises and the lender receives an updated tenant estoppel certificate from the Major Tenant that is reasonably acceptable to the lender;

(y) clause (iii) of the definition of Major Tenant Trigger Event, either (a) the satisfaction of the Major Tenant Replacement Lease Criteria or (b) the borrower provides the lender with (1) reasonably satisfactory evidence that the assets of the Major Tenant or its parent company or lease guarantor (as applicable) are no longer subject to the jurisdiction of the bankruptcy court, (2) reasonably satisfactory evidence that the Major Tenant’s lease or its guaranty (as applicable) has been affirmed (which evidence includes a copy of the court order affirming such Major Tenant’s lease or its guaranty) and are unmodified and in full force and effect and (3) an updated tenant estoppel certificate from the Major Tenant that is reasonably acceptable to the lender confirming, among other things, that the Major Tenant’s lease is in full force and effect, the Major Tenant is in physical occupancy of, and open for normal operations in, all of the space covered by the Major Tenant’s lease and paying full contractual rent (without offset or free rent credit), the Major Tenant affirms the Major Tenant’s (on terms identical to the Major Tenant’s lease prior to such bankruptcy or insolvency proceeding) and that there is no uncured default by either party under the Major Tenant’s lease; and

(z) clause (iv) of the definition of Major Tenant Trigger Event, either (a) the satisfaction of the Major Tenant Replacement Lease Criteria or (b) the borrower provides evidence reasonably satisfactory to the lender that the Major Tenant has cured the default under the Major Tenant’s lease and the lender receives an updated tenant estoppel certificate that is reasonably acceptable to the lender, confirming, among other things, (1) that the Major Tenant Lease is in full force and effect, (2) that Major Tenant is in physical occupancy of, and open for normal operations in, all of the space covered by the Major Tenant’s lease and paying full contractual rent (without offset or free rent credit), and (3) that there is no uncured default by either party under the Major Tenant’s lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 11 – Rio Santa Fe
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	3.7%	Net Rentable Area (Units):	312
Loan Purpose:	Refinance	Location:	Yuma, AZ
Borrower:	Rio Santa Fe Owner, LLC	Year Built / Renovated:	1990 / 2023
Borrower Sponsors:	Michael Silberman, William Roos and BAMCAP Partners IV LP	Occupancy:	96.2%
Interest Rate:	6.32500%	Occupancy Date:	10/31/2024
Note Date:	1/30/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$2,258,608 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,712,780 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$2,812,652 (TTM 10/31/2024)
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,322,096
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,378,006
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,944,090
Additional Debt:	No	UW NCF:	$2,866,090
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$47,300,000 / $151,603
Additional Debt Type:	N/A	Appraisal Date:	7/25/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$105,769
Taxes:	$56,858	$11,372	N/A	Maturity Date Loan / Unit:	$105,769
Insurance:	$0	Springing(1)	N/A	Cut-off Date LTV:	69.8%
Replacement Reserves:	$0	$6,500	N/A	Maturity Date LTV:	69.8%
Deferred Maintenance:	$92,500	$0	N/A	UW NCF DSCR:	1.35x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	91.4%	Loan Payoff	$33,970,898	94.1%
Sponsor Equity	3,090,870	8.6	Closing Costs(3)	1,970,614	5.5
			Reserves	149,358	0.4
Total Sources	$36,090,870	100.0%	Total Uses	$36,090,870	100.0%
(1)	Monthly deposits for insurance reserves are not required as long as the borrower maintains a blanket insurance policy acceptable to the lender.
(2)	4th Most Recent NOI is unavailable due to the borrower sponsors acquiring the Rio Santa Fe Property (as defined below) in late 2021.
(3)	Closing Costs include a rate buydown fee of $1,320,000.

The Loan. The Rio Santa Fe mortgage loan (the “Rio Santa Fe Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $33,000,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 312-unit garden style multifamily property located in Yuma, Arizona (the “Rio Santa Fe Property”). The Rio Santa Fe Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a rate of 6.32500% per annum on an Actual/360 basis.

The Property. The Rio Santa Fe Property is a 312-unit, garden style multifamily complex located in Yuma, Arizona that consists of 35 two-story apartment buildings and a two-story leasing office/clubhouse building. The Rio Santa Fe Property was originally constructed in 1990 and was most recently renovated in 2023. Since acquiring the Rio Santa Fe Property in 2021, the borrower sponsors have completed exterior and common area improvements and renovated 151 of the units for a cost of approximately $3.7 million. Unit amenities include a full electric kitchen appliance package with dishwashers and built-in microwaves, wood cabinets, laminate countertops, walk-in closets, ceiling fans and private patios/balconies with storage space. Community amenities include an on-site leasing office, clubhouse, fitness center, swimming pool, spa, laundry facility, central courtyard areas, a playground and grilling stations. The Rio Santa Fe Property features 382 parking

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 11 – Rio Santa Fe

spaces resulting in a parking ratio of approximately 1.22 spaces per unit. As of October 31, 2024, the Rio Santa Fe Property was 96.2% leased.

The unit mix at the Rio Santa Fe Property consists of 64 one-bedroom / one-bathroom units, one two-bedroom / one-bathroom unit, 107 two-bedroom / two-bathroom units and 140 three-bedroom / two-bathroom units.

The following table presents certain information relating to the unit mix at the Rio Santa Fe Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Range of Monthly Market Rent Per Unit (3)
1BR/1BA	64	20.5%	62	96.9%	463	$899	$1,000-$1,050
2BR/1BA	1	0.3%	0	0.0%	898	$0	NAV
2BR/2BA	107	34.3%	106	99.1%	898	$1,083	$1,175-$1,250
3BR/2BA	140	44.9%	132	94.3%	1,096	$1,174	$1,200-$1,300
Total/Wtd. Avg.	312	100.0%	300	96.2%	898	$1,085	$1,000-$1,300
(1)	Based on the underwritten rent roll dated October 31, 2024.
(2)	Average Monthly Rental Rate is based on occupied units only.
(3)	Source: Appraisal.

The following table presents certain information relating to the historical and current occupancy at the Rio Santa Fe Property:

Historical and Current Occupancy(1)
2022	2023	TTM	Current(2)
93.0%	91.4%	93.9%	96.2%
(1)	Historical occupancies represent the occupancy as of December of each respective year. TTM occupancy is as of June 30, 2024.
(2)	Current occupancy is as of October 31, 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 11 – Rio Santa Fe

The following table presents certain information relating to the operating history and underwritten net cash flow of the Rio Santa Fe Property:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	TTM 10/31/2024	Underwritten	Per Unit	%(2)
Base Rent	$3,197,687	$3,655,426	$3,706,046	$3,905,928	$12,519	85.9%
Potential Income from Vacant Units	$0	$0	$0	$167,964	$538	3.7%
Gross Potential Rent	$3,197,687	$3,655,426	$3,706,046	$4,073,892	$13,057	89.5%
Other Income	$205,957	$462,432	$475,682	$475,682	$1,525	10.5%
Net Rental Income	$3,403,644	$4,117,858	$4,181,728	$4,549,574	$14,582	100.0%
(Vacancy / Credit Loss)	0	0	0	($227,479)	($729)	(5.0%)
Effective Gross Income	$3,403,644	$4,117,858	$4,181,728	$4,322,096	$13,853	95.0%

Real Estate Taxes	$128,683	$127,895	$129,720	$129,961	$417	3.0%
Insurance	$63,671	$55,669	$71,092	$73,635	$236	1.7%
Management Fee	$103,910	$118,369	$123,518	$129,663	$416	3.0%
Other Expenses(3)	$848,772	$1,103,145	$1,044,747	$1,044,747	$3,349	24.2%
Total Expenses	$1,145,036	$1,405,078	$1,369,077	$1,378,006	$4,417	31.9%

Net Operating Income	$2,258,608	$2,712,780	$2,812,652	$2,944,090	$9,436	68.1%
Replacement Reserves	$0	$0	$0	$78,000	$250	1.8%
Net Cash Flow	$2,258,608	$2,712,780	$2,812,652	$2,866,090	$9,186	66.3%
(1)	Based on the underwritten rent roll as of October 31, 2024.
(2)	% column represents percent of (i) Net Rental Income for all revenue lines and (ii) Effective Gross Income for the remaining fields.
(3)	Other Expenses includes payroll, utilities, repairs and maintenance and general and administrative expenses.

Environmental. According to the Phase I environmental site assessment dated August 5, 2024, there was no evidence of any recognized environmental conditions at the Rio Santa Fe Property.

The Market. The Rio Santa Fe Property is located in city of Yuma, Arizona, approximately five miles northwest of Downtown Yuma and approximately 15 miles from the Mexican border. Primary access to the Rio Santa Fe Property is provided by U.S. Highway 95 that connects to Interstate 8, the primary route to Casa Grande and San Diego. The city of Yuma is a major agricultural producer for the United States, with an annual gross income of approximately $3.2 billion. According to the appraisal, Yuma is referred to as the “Winter Lettuce Capital of the World,” producing 90% of the nation’s winter lettuce crop. Tourism is also a major portion of Yuma’s economy. Approximately 90,000 visitors elect to spend the winter months in Yuma, generating about $180 million to the local economy each year. Additionally, the Marine Corps Air Station Yuma (“MCAS Yuma”) is located approximately 6.7 miles from the Rio Santa Fe Property. MCAS Yuma provides aviation support, protection, infrastructure and community services to promote the Marine Expeditionary Force.

According to the appraisal, the Rio Santa Fe Property is located in the Downtown Yuma submarket of the Yuma market. As of the second quarter of 2024, the Downtown Yuma submarket had a total inventory of 5,825 units, a vacancy rate of 5.3%, average asking rent of $1,039 per unit and positive net absorption of 64 units.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Rio Santa Fe Property is 17,077, 80,674 and 91,599, respectively. The 2024 average household income within the same radii is $71,386, $73,071 and $76,125, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – Rio Santa Fe

The following table presents certain information relating to comparable multifamily properties to the Rio Santa Fe Property:

Comparable Leasing Summary(1)
Property Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent per Unit
Rio Santa Fe(2)	-	1990 / 2023	96.2%	312	1BR/1BA	463 SF	$899
					2BR/1BA	898 SF	$0(3)
					2BR/2BA	898 SF	$1,083
					3BR/2BA	1,096 SF	$1,174
El Encanto 2651 South 8th Avenue Yuma, AZ	2.7 mi	1985 / 2019	91.0%	283	Studio	358 SF	$995-$1,073
					1BR/1BA	466 SF	$1,075-$1,182
					2BR/1BA	670 SF	$1,496-$1,562
					2BR / 2BA	740 SF	$1,540
Regency Square Apartments 2350 Avenue B Yuma, AZ	2.6 mi	1986 / NAV	98.0%	304	Studio	375 SF	$890
					1BR/1BA	475 SF	$999
					2BR/2BA	675 SF	$1,122
River Park Apartments 2575 West 24th Street Yuma, AZ	2.8 mi	1985 / NAV	96.6%	176	1BR / 1BA	653 SF	$1,175
					2BR/1BA	876 SF	$1,300
					2BR/2BA	840 SF	$1,325
Palms Apartments 225 West Catalina Drive Yuma, AZ	3.8 mi	1986 / NAV	93.0%	152	1BR/1BA	670 SF	$1,150
					2BR/2BA	885 SF	$1,250
Terracina Apartments 1850 South Avenue B Yuma, AZ	2.1 mi	2000 / NAV	97.0%	80	2BR/2BA	960 SF	$1,400
					3BR/2BA	1,140 SF	$1,575
Villa Nueva 750 South 15th Avenue Yuma, AZ	0.9 mi	1999 / NAV	95.0%	80	2BR/2BA	960 SF	$1,275
					3BR/2BA	1,140 SF	$1,300
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 31, 2024.
(3)	Average Rent per Unit is based on occupied units only. The two-bedroom / one-bathroom unit is currently vacant.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
124

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 12 – State Farm Data Center Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Industrial – Data Center
% of IPB:	3.4%	Net Rentable Area (SF)(5):	322,208
Loan Purpose:	Acquisition	Location(5):	Various, Various
Borrowers:	HMC Data Center 2, LLC and HMC Data Center 3, LLC	Year Built / Renovated(5):	Various / Various
Borrower Sponsor:	HMC Digital Infrastructure OP, LP	Occupancy:	100.0%
Interest Rate(2):	6.49900%	Occupancy Date:	1/6/2025
Note Date:	12/17/2024	4th Most Recent NOI (As of)(6):	NAV
Maturity Date(3):	1/6/2028	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(6):	NAV
Original Term:	36 months	Most Recent NOI (As of)(6):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only – ARD	UW Revenues:	$16,339,129
Call Protection(4):	YM3(26),DorYM3(6),O(4)	UW Expenses:	$510,440
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$15,828,690
Additional Debt(1):	Yes	UW NCF:	$15,717,042
Additional Debt Balance(1):	$95,000,000	Appraised Value / Per SF:	$251,000,000 / $779
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$388
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$388
Insurance:	$807,345	Springing	N/A	Cut-off Date LTV:	49.8%
				Maturity Date LTV:	49.8%
				UW NCF DSCR:	1.91x
				UW NOI Debt Yield:	12.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$125,000,000	48.6%	Purchase Price:	$248,000,000	96.5%
Borrower Sponsor Equity	132,091,042	51.4	Closing Costs:	8,283,697	3.2
			Reserves:	807,345	0.3
Total Sources	$257,091,042	100.0%	Total Uses:	$257,091,042	100.0%
(1)	The State Farm Data Center Portfolio Mortgage Loan (as defined below) is part of a whole loan, which is evidenced by three pari passu promissory notes with an aggregate principal balance of $125,000,000 (the “State Farm Data Center Portfolio Whole Loan”). The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the State Farm Data Center Portfolio Whole Loan. See “The Loan” below.
(2)	The Interest Rate will be raised by 3.00000% on the payment date in January 2028 when the ARD (as defined below) passes. Following the ARD, all excess cash flow will be swept and used to repay the whole loan balance.
(3)	Represents the ARD. The final maturity date is January 6, 2030.
(4)	Defeasance of the State Farm Data Center Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) December 17, 2027. The assumed lockout period is based on the anticipated closing date of the BBCMS 2025-5C33 securitization in March 2025. The actual lockout period may be longer.
(5)	See “The State Farm Data Center Portfolio Properties” below.
(6)	Historical financial information is not available since the State Farm Data Center Portfolio Properties (as defined below) were acquired in December 2024.

The Loan. The State Farm Data Center Portfolio mortgage loan (the “State Farm Data Center Portfolio Mortgage Loan”) is part of the State Farm Data Center Portfolio Whole Loan, comprised of three pari passu notes with an original principal balance and Cut-off Date Balance of $125,000,000 and secured by a first lien mortgage and deed of trust on the respective borrowers’ fee interest in two data center properties (collectively, the “State Farm Data Center Portfolio Properties”, and each individually, a “State Farm Data Center Portfolio Property”) located in Richardson, Texas and Olathe, Kansas. The State Farm Data Center Portfolio Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on December 17, 2024, has a five-year term (three-year ARD, five-year final maturity), is interest only for the entire term and accrues interest at an initial rate of 6.49900% per annum on an Actual/360 basis prior to the payment date in January 2028 (the “ARD”).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 12 – State Farm Data Center Portfolio

From and after the ARD, the State Farm Data Center Portfolio Whole Loan will bear interest at an adjusted rate per annum equal to the sum of the initial interest rate of 6.49900% and 3.00000% until the final maturity date on the payment date in January 2030. The proceeds of the State Farm Data Center Portfolio Whole Loan were used by the borrowers to acquire the State Farm Data Center Portfolio Properties. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

The State Farm Data Center Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V13 transaction. The relationship between the holders of the State Farm Data Center Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the State Farm Data Center Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$76,500,000	$76,500,000	Benchmark 2025-V13	Yes
A-2-1	30,000,000	30,000,000	BBCMS 2025-5C33	No
A-2-2(1)	18,500,000	18,500,000	Goldman Sachs Bank USA	No
Whole Loan	$125,000,000	$125,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The State Farm Data Center Portfolio Properties consist of the Olathe, KS property (the “Kansas City Property”) and the Richardson, TX property (the “Dallas Property”). Both properties are 100% occupied as of January 6, 2025 and were built to suit for State Farm, which has invested an estimated $277 million into the State Farm Data Center Portfolio Properties for mechanicals, electrical and plumbing (MEP) and shell.

The Kansas City Property is a single-story data center building located at 24400 West Valley Parkway in Olathe, Kansas. The facility is situated on a single parcel encompassing approximately 20 acres. The data center building consists of 193,953 square feet and was built in 2016. The facility features a total critical IT load of 7,500 kW in a N+1 configuration. The lease commenced on November 3, 2016 and is scheduled to expire on November 30, 2031. State Farm has three five-year renewal options remaining, and the rental rate during the renewal term will be the in-place rental rate for the last year of the preceding term increased by 1.9%. The in-place rental rate increased to $48.83 per square foot on December 1, 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 12 – State Farm Data Center Portfolio

The Dallas Property is a single-story data center building located at 1402 East Lookout Drive in Richardson, Texas. The facility is situated on a single parcel encompassing approximately 15 acres. The data center building consists of 128,255 square feet and was built in 2015 and was most recently renovated in 2021. The facility features a total critical IT load of 4,500 kW in a N+1 configuration. The lease commenced August 11, 2016 and is scheduled to expire August 31, 2031. State Farm has three, five-year renewal options remaining, and the rental rate during the renewal term will be the in-place rental rate for the last year of the preceding term increased by 1.9%. As of September 1, 2024, the current in-place rental rate is $47.66 per square foot, which equates to an annual amount of $6,112,961, on an absolute net basis.

The following table presents certain information relating to the State Farm Data Center Portfolio Properties:

The State Farm Data Center Portfolio Properties(1)
Property	Address(2)	SF	Built / Renovated(2)	Appraised Value(2)	Dark Value(2)	Total Capex Spend(3)	UW NOI	UW NCF
Olathe, KS	24400 West Valley Parkway Olathe, KS 66061	193,953	2016 / NAP	$151,000,000	$99,000,000	$169,778,850	$9,631,556	$9,544,277
Richardson, TX	1402 East Lookout Drive Richardson, TX 75082	128,255	2015 / 2021	$100,000,000	$71,000,000	$107,214,750	$6,197,134	$6,172,766
Total		322,208		$251,000,000	$170,000,000	$276,993,600	$15,828,690	$15,717,042
(1)	Based on the underwritten rent roll dated January 6, 2025, inclusive of rent steps through January 1, 2026.
(2)	Source: Appraisal.
(3)	Represents estimated CapEx figures.

The following table presents certain information relating to the major tenants at the State Farm Data Center Portfolio Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent PSF	U/W Base Rent	% of Total U/W Base Rent	Lease Expiration Date
State Farm Mutual Automobile Insurance Company (Olathe, KS)	NR/AA/NR	193,953	60.2%	$49.75	9,649,692	60.8%	11/30/2031
State Farm Mutual Automobile Insurance Company (Dallas, TX)	NR/AA/NR	128,255	39.8%	$48.57	6,229,107	39.2	8/31/2031
Total Occupied		322,208	100.0%	$49.28	$15,878,799	100.0%
Vacant Space		0	0
Total		322,208	100.0%

(1)	Based on the underwritten rent roll dated January 6, 2025, inclusive of rent steps through January 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 12 – State Farm Data Center Portfolio

The following table presents certain information relating to the lease rollover schedule at the State Farm Data Center Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.00%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.00%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.00%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.00%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.00%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.00%
2031	2	322,208	100.0%	$15,878,799	100.0%	322,208	100.0%	$15,878,799	100.0%
2032	0	0	0.0%	$0	0.0%	322,208	100.0%	$15,878,799	100.0%
2033	0	0	0.0%	$0	0.0%	322,208	100.0%	$15,878,799	100.0%
2034	0	0	0.0%	$0	0.0%	322,208	100.0%	$15,878,799	100.0%
2035	0	0	0.0%	$0	0.0%	322,208	100.0%	$15,878,799	100.0%
2036 & Beyond	0	0	0.0%	$0	0.0%	322,208	100.0%	$15,878,799	100.0%
Total / Wtd. Avg.	2	322,208	100.0%	$15,878,799	100.0%
(1)	Based on the underwritten rent roll dated January 6, 2025, inclusive of rent steps through January 1, 2026.

The following tables present certain information relating to the Underwritten Net Cash Flow at the State Farm Data Center Portfolio Properties:

Cash Flow Analysis – Kansas City Property(1)(2)
	U/W	U/W Per SF	%(3)
Gross Potential Rent	$9,649,692	$49.75	97.2%
Credit Rent Steps	$184,505	$0.95	1.9%
Expense Recoveries	$297,883	$1.54	3.0%
General Vacancy Loss	($202,642)	($1.04)	(2.0%)
Effective Gross Income	$9,929,439	$51.20	100.0%
Property Management	$297,883	$1.54	3.1%
Franchise Taxes	$0	$0.00	0.0%
Total Expenses	$297,883	$1.54	3.1%
Net Operating Income	$9,631,556	$49.66	100.9%
Replacement Reserves	$87,279	$0.45	0.9%
Net Cash Flow	$9,544,277	$49.21	100.0%
(1)	Historical financial information is not available since the State Farm Data Center Portfolio Properties were acquired in December 2024.
(2)	Based on the underwritten rent roll dated January 6, 2025.
(3)	% column represents percentage of Effective Gross Income for all revenue lines and represents percentage of Net Cash Flow for the remaining fields.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 12 – State Farm Data Center Portfolio
Cash Flow Analysis - Dallas Property(1)(2)
	U/W	U/W Per SF	%(3)
Gross Potential Rent	$6,229,107	$48.57	97.2%
Credit Rent Steps	$119,103	$0.93	1.9%
Expense Recoveries	$192,291	$1.50	3.0%
General Vacancy Loss	($130,810)	($1.02)	(2.0%)
Effective Gross Income	$6,409,691	$49.98	100.0%
Property Management	$192,291	$1.50	3.1%
Franchise Taxes	$20,266	$0.16	0.3%
Total Expenses	$212,557	$1.66	3.4%
Net Operating Income	$6,197,134	$48.32	100.4%
Replacement Reserves	$24,368	$0.19	0.4%
Net Cash Flow	$6,172,766	$48.13	100.0%
(1)	Historical financial information is not available since the State Farm Data Center Portfolio Properties were acquired in December 2024.
(2)	Based on the underwritten rent roll dated January 6, 2025.
(3)	% column represents percentage of Effective Gross Income for all revenue lines and represents percentage of Net Cash Flow for the remaining fields.

Cash Flow Analysis - State Farm Data Center Portfolio Properties(1)(2)
	U/W	U/W Per SF	%(3)
Gross Potential Rent	$15,878,799	$49.28	97.2%
Credit Rent Steps	$303,608	$0.94	1.9%
Expense Recoveries	$490,174	$1.52	3.0%
General Vacancy Loss	($333,452)	($1.03)	(2.0%)
Effective Gross Income	$16,339,129	$50.71	100.0%
Property Management	$490,174	$1.52	3.1%
Franchise Taxes	$20,266	$0.06	0.1%
Total Expenses	$510,440	$1.58	3.2%
Net Operating Income	$15,828,690	$49.13	100.7%
Replacement Reserves	$111,647	$0.35	0.7%
Net Cash Flow	$15,717,042	$48.78	100.0%
(1)	Historical financial information is not available since the State Farm Data Center Portfolio Properties were acquired in December 2024.
(2)	Based on the underwritten rent roll dated January 6, 2025.
(3)	% column represents percentage of Effective Gross Income for all revenue lines and represents percentage of Net Cash Flow for the remaining fields.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 12 – State Farm Data Center Portfolio

Environmental. According to the Phase I environmental reports dated November 5, 2024 and November 12, 2024, there were no recognized environmental conditions at the State Farm Data Center Portfolio Properties.

The Market. Given the specialized nature of the State Farm Data Center Portfolio Properties, see below for a chart of national comparable sales that occurred between 2022 and 2024.

The following table presents certain information relating to the comparable properties for the State Farm Data Center Portfolio Properties:

Comparable Properties – State Farm Data Center Portfolio Properties(1)
Property	Location	Critical Load (MW)	Built / Renovated	Occupancy	Transaction Date	Price	UW Cap Rate
Comparable 1	Major Market	36.0	2023	100.0%	Nov-24	$154,100,000	5.0%
Comparable 2	Major Market	NAV	1988	100.0%	Nov-24	$96,581,000	6.3%
Comparable 3	Major Market	NAV	1989 / 2010	100.0%	Jan-24	$217,000,000	6.9%
Oracle Data Center	Hillsboro, OR	NAV	2000	100.0%	Jan-24	$31,750,000	5.9%
Comparable 5	Major Market	8.0	1999	100.0%	Jan-24	$60,500,000	4.6%
Comparable 6	Major Market	12.6	2000 / 2014	100.0%	Jan-24	$83,500,000	4.2%
Equinix	San Jose, CA	4.6	1989 / 2006	100.0%	Jun-23	$86,250,000	5.9%
Devin Shafron NOVA	Ashburn, CA	9.0	2010	100.0%	Mar-23	$150,000,000	6.8%
Comparable 9	Secondary Market	2.0	1919-1967 / 2005-2016	100.0%	Feb-23	$55,000,000	6.8%
Flexential	Franklin, TN	3.0	1984 / 2010	100.0%	Aug-22	$24,500,000	5.2%
T- Mobile Data Center	Jacksonville, FL	NAV	1997	100.0%	Jul-22	$10,500,000	4.6%
Expedient Data Center	Franklin, WI	NAV	2008	100.0%	Jul-22	$9,460,237	5.2%
Average		10.7		100.0%		$81,595,103	5.6%
Kansas City Property		7.5		100.0%		$151,000,000(2)	6.4%(3)
Dallas Property		4.5		100.0%		$100,000,000(2)	6.2%(3)
(1)	Source: Appraisal.
(2)	Represents the appraised value.
(3)	UW Cap Rate represents UW NOI divided by the purchase price.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
130

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 13 – Synergy Park
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,200,000	Title:	Fee
Cut-off Date Principal Balance:	$29,200,000	Property Type – Subtype:	Mixed Use – Office / Data Center
% of IPB:	3.3%	Net Rentable Area (SF):	303,343
Loan Purpose:	Refinance	Location:	Richardson, TX
Borrower:	GI DC Richardson LLC	Year Built / Renovated:	1988 / 2017, 2022
Borrower Sponsor:	DataCore Fund L.P.	Occupancy:	100.0%
Interest Rate:	6.28000%	Occupancy Date:	1/1/2025
Note Date:	1/31/2025	4th Most Recent NOI (As of):	$4,645,968 (12/31/2021)
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$4,796,695 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,188,563 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$5,061,628 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$7,915,065
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$2,728,345
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,186,720
Additional Debt:	No	UW NCF:	$5,013,347
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$67,400,000 / $222
Additional Debt Type:	N/A	Appraisal Date:	1/8/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$96
Taxes(1):	$0	Springing	N/A	Maturity Date Loan / SF:	$96
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	43.3%
Replacement Reserve:	$0	$4,344	N/A	Maturity Date LTV:	43.3%
TI / LC:	$0	$27,238	N/A	UW NCF DSCR:	2.70x
UT Dallas Lease Sweep Reserve(3):	$0	Springing	N/A	UW NOI Debt Yield:	17.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,200,000	100.0%	Loan Payoff	$28,128,405	96.3%
			Closing Costs	642,163	2.2
			Return of Equity	429,432	1.5
Total Sources	$29,200,000	100.0%	Total Uses	$29,200,000	100.0%
(1)	On a monthly basis, the borrower’s requirement to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months will be waived in the event that (a) the borrower timely pays taxes prior to delinquency, (b) the borrower provides evidence to the lender of such payment and (c) there is no mortgage loan event of default.
(2)	On a monthly basis, the borrower’s requirement to deposit 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage will be waived in the event that (a) the borrower timely pays such insurance premiums prior to delinquency, (b) the borrower provides evidence of such payment and (c) there is no mortgage loan event of default.
(3)	Following the occurrence of a UT Dallas Renewal Event (as defined below), the borrower is required to make monthly deposits of $275,000 until (a) the occurrence of a UT Dallas Lease Renewal Satisfaction Event (as defined below) or (b) the University of Texas at Dallas (“UT Dallas”) space has been all or substantially all leased to one or more replacement tenants reasonably acceptable to the lender. Any fixed costs for the payment of tenant improvements to be completed after the effectiveness of such replacement leases are required to be reserved with the lender in the lease sweep reserve account and replacement tenants are (x) in occupancy of and operating their respective space and (y) paying full, unabated rent.

“UT Dallas Renewal Event” means UT Dallas fails to extend or renew one or more of its leases in accordance with its terms by the date that is 12 months prior to the scheduled expiration date of such lease unless, within five business days thereafter, either of the following occur in relation to the leased premises subject to such UT Dallas Renewal Event: (i) a UT Dallas Lease Renewal Satisfaction Event has occurred or (ii) the UT Dallas space has been all or substantially all leased to one or more replacement tenants reasonably acceptable to the lender. Any fixed costs for the payment of tenant improvements to be completed after the effectiveness of such replacement leases are required to be reserved with the lender in the lease sweep reserve account and replacement tenants are (x) in occupancy of and operating their respective space and (y) paying full, unabated rent.

“UT Dallas Lease Renewal Satisfaction Event” means following the occurrence of a UT Dallas Renewal Event, the lender receives (1) evidence that UT Dallas has extended or renewed the applicable UT Dallas lease for all or substantially all of the space leased pursuant to its lease and any fixed costs for the payment of tenant improvements to be completed by the borrower or paid for by the borrower after the effectiveness of the renewal have been reserved with the lender in the lease sweep reserve account, and UT Dallas is in occupancy of and operating in its respective space and paying full, unabated rent and (2) (x) evidence satisfactory to the lender that such renewal or extension was exercised by UT Dallas or (y) a tenant estoppel certificate from UT Dallas containing the necessary information for the lender to determine that the UT Dallas Lease Renewal Satisfaction Event has occurred.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
131

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 13 – Synergy Park

The Loan. The Synergy Park mortgage loan (the “Synergy Park Mortgage Loan”) is secured by the borrower’s fee interest in a 303,343 square foot mixed use, office/data center property located in Richardson, Texas (the “Synergy Park Property”). The Synergy Park Mortgage Loan has a five-year term, is interest only for the entire term and accrues interest at a rate of 6.28000% per annum on an Actual/360 basis.

The Property. The Synergy Park Property is a four-building, two-story, mixed use, office/data center property totaling 303,343 square feet of net rentable area (“NRA”) situated on an approximately 16.02-acre site in Richardson, Texas. There are 918 parking spaces which is equivalent to 3.03 spaces per 1,000 square feet of net rentable area. Originally constructed in 1988, the borrower sponsor invested a total of approximately $979,165 into the Synergy Park Property from 2022 through 2024. The Synergy Park Property is located approximately 15 miles north of the Dallas central business district.

Utilization of the Synergy Park Property is diversified among office (55.8% of NRA), data center (28.2% of NRA) and medical office (16.1% of NRA). 71.8% of NRA and 64.5% of underwritten rent are attributed to investment grade rated tenants that are affiliated with the University of Texas. According to the borrower sponsor, the Synergy Park Property being located adjacent to UT Dallas makes the space mission critical to the University of Texas affiliated tenants. The Synergy Park Property serves as a testing center, campus center and adjunct office space for UT Dallas staff. As of January 1, 2025, the Synergy Park Property was 100% leased to three unique tenants, and each tenant has been at the Synergy Park Property for over 10 years and have executed renewals.

Major Tenants.

University of Texas at Dallas (169,136 square feet; 55.8% of NRA; 48.2% of underwritten base rent). UT Dallas was originally founded in 1961 and is a public university with more than 31,000 students across seven different schools. UT Dallas is undergoing a significant expansion that includes a new 66,900 square foot performance hall and a brand new 360,000 square foot student union that is expected to be completed in 2026. The new student union will more than double the existing student union’s capacity. UT Dallas has been at the Synergy Park Property since 2013 and extended their lease in 2017 through August 2029. UT Dallas has one, five-year renewal option remaining and no termination options.

In the event that UT Dallas fails to renew its lease 12 months prior to its scheduled lease expiration date, the borrower is required to make monthly payments of $275,000 until UT Dallas renews its lease or the space is substantially leased to one or more replacement tenants. Please refer to the “Escrows and Reserves” table on the prior page for more details.

Flexential (85,437 square feet; 28.2% of NRA; 35.5% of underwritten base rent). Flexential offers customizable IT solutions designed for high-density computing requirements. Flexential’s FlexAnywhere platform offers colocation, cloud, connectivity, data protection and professional services. The FlexAnywhere platform anchors Flexential’s services in 42 data centers across 19 unique markets. In October 2024, Morgan Stanley Infrastructure Partners announced an investment in Flexential to partner with GI Partners in accelerating Flexential’s growth. Flexential primarily utilizes its space as a data center and has been in occupancy at the Synergy Park Property since 2010. After extending its lease in 2018, Flexential’s current lease expires in January 2033 with two, five-year renewal options remaining and no termination options.

University of Texas Southwestern Medical Center (48,770 square feet; 16.1% of NRA; 16.3% of underwritten base rent). University of Texas Southwestern Medical Center (“UT SW Medical Center”) has a faculty of more than 2,500 physicians providing medical care in about 80 specialties to more than 105,000 hospitalized patients, nearly 370,000 emergency room cases and oversee approximately three million outpatient visits per year. UT SW Medical Center utilizes its space at the Synergy Park Property as a medical office. UT SW Medical Center has been in occupancy at the Synergy Park Property since 2012 and extended its lease in 2020 through November 2027. UT SW Medical Center has no renewal or termination options.

Environmental. According to the Phase I environmental assessment dated January 9, 2025, there is no evidence of a recognized environmental condition at the Synergy Park Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 13 – Synergy Park

The following table presents certain information relating to the historical and current occupancy of the Synergy Park Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of January 1, 2025.

The following table presents certain information relating to the largest tenants based on the net rentable area of the Synergy Park Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
UT Dallas	Aaa/AAA/AAA	169,136	55.8%	$19.59	$3,313,374	48.2%	08/31/2029
Flexential	NR/NR/NR	85,437	28.2	$28.54	2,438,372	35.5	01/31/2033
UT SW Medical Center	Aaa/AAA/AAA	48,770	16.1	$23.03	1,123,173	16.3	11/30/2027
Occupied Collateral Total / Wtd. Avg.		303,343	100.0%	$22.66	$6,874,919	100.0%
Vacant Space		0	0.0
Collateral Total		303,343	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2025.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps through February 2025 and straight line rent totaling $270,011.

The following table presents certain information relating to the tenant lease expirations at the Synergy Park Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	1	48,770	16.1	1,123,173	16.3	48,770	16.1%	$1,123,173	16.3%
2028	0	0	0.0	0	0.0	48,770	16.1%	$1,123,173	16.3%
2029	1	169,136	55.8	3,313,374	48.2	217,906	71.8%	$4,436,547	64.5%
2030	0	0	0.0	0	0.0	217,906	71.8%	$4,436,547	64.5%
2031	0	0	0.0	0	0.0	217,906	71.8%	$4,436,547	64.5%
2032	0	0	0.0	0	0.0	217,906	71.8%	$4,436,547	64.5%
2033	1	85,437	28.2	2,438,372	35.5	303,343	100.0%	$6,874,919	100.0%
2034	0	0	0.0	0	0.0	303,343	100.0%	$6,874,919	100.0%
2035 & Beyond	0	0	0.0	0	0.0	303,343	100.0%	$6,874,919	100.0%
Total	3	303,343	100.0%	$6,874,919	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2025.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through February 2025 and straight line rent totaling $270,011.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
133

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 13 – Synergy Park

The following table presents certain information relating to the operating history and underwritten cash flows of the Synergy Park Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	2024	Underwritten	Per Square Foot	%(1)
Underwritten Rent(2)	$5,786,015	$6,169,221	$6,354,426	$6,462,303	$6,874,919	$22.66	83.2%
Gross Potential Rent	$5,786,015	$6,169,221	$6,354,426	$6,462,303	$6,874,919	$22.66	83.2%
Total Reimbursements	1,290,516	1,226,517	1,328,829	1,259,231	1,383,892	4.56	16.8
Net Rental Income	$7,076,531	$7,395,737	$7,683,255	$7,721,535	$8,258,811	$27.23	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(343,746)	(1.13)	(4.2)
Effective Gross Income	$7,076,531	$7,395,737	$7,683,255	$7,721,535	$7,915,065	$26.09	95.8%
Total Expenses	$2,430,563	$2,599,042	$2,494,692	$2,659,906	$2,728,345	$8.99	34.5%
Net Operating Income	$4,645,968	$4,796,695	$5,188,563	$5,061,628	$5,186,720	$17.10	65.5%
Capital Expenditures	0	0	0	0	52,125	0.17	0.7
TI/LC(3)	0	0	0	0	121,248	0.40	1.5
Net Cash Flow	$4,645,968	$4,796,695	$5,188,563	$5,061,628	$5,013,347	$16.53	63.3%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rent is based on the underwritten rent roll as of January 1, 2025 and includes rent steps through February 2025 and straight line rent totaling $270,011.
(3)	Underwritten TI/LC includes a credit of $165,000 that is equivalent to 5% of the 12 monthly $275,000 UT Dallas Lease Sweep Reserve payments in the event that UT Dallas has not renewed its lease 12 months prior to mortgage loan maturity.

The Market. The Synergy Park Property is located in Richardson, Texas, approximately 15 miles north of the Dallas central business district and it is adjacent to the 645-acre UT Dallas campus with 31,000 students. The Synergy Park Property is located within the Richardson office submarket that is within the greater Dallas-Fort Worth – TX USA office market. With its location one block away from President George Bush Turnpike, the Synergy Park Property offers easy access to downtown Dallas. Additionally, there are four Dallas Area Rapid Transit (DART) rail stations in the submarket, which is the most in the entire Dallas-Fort Worth – TX USA metropolitan area. The DART rail system is one of the longest light rail systems in the United States at 93 miles and serves the Dallas metropolitan area. The Richardson office submarket is known as the home to technology and communications companies such as Texas Instruments, Cisco and Fujitsu Network Communications. Healthcare and insurance firms also have a prominent presence in the submarket.

As of the third quarter of 2024, the submarket occupancy rate of 81.7% was slightly higher than the overall market occupancy rate of 80.3%. Additionally, the submarket asking rent of $28.43 per square foot was 10.8% higher than 2019. Submarket asking rent has grown each year since 2019 and, according to the appraisal, is expected to continue to grow through 2025. The Synergy Park Property is also considered to be part of the Richardson medical office submarket which has an occupancy rate of 85.8%.

According to the appraisal, as of the end of 2024, the average household income within a one-, three- and five-mile radius of the Synergy Park Property was $101,014, $137,634 and $132,881, respectively. The 2024 population within the same radii was 14,992, 127,344 and 363,456, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
134

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 13 – Synergy Park

The following table presents certain information relating to market rent conclusions for the Synergy Park Property:

Market Rent Conclusions(1)
Space Type	Net Rentable Area (SF) (2)	% of Total	Reconciled NNN Market Rent PSF	UW Rent PSF(2)	Tenant Improvements (New / Renewal)	Leasing Commissions (New / Renewal)
Office	169,136	55.8%	$17.00	$19.59	$20.00 / $5.00	6.50% / 4.25%
Data Center	85,437	28.2%	$29.00	$28.54	$7.00 / $3.00	6.50% / 4.25%
Medical Office	48,770	16.1%	$18.50	$23.03	$25.00 / $7.00	6.50% / 4.25%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 1, 2025 and includes rent steps through February 2025 and straight line rent totaling $270,011.

The following table presents certain information relating to comparable office rentals for the Synergy Park Property:

Comparable Office Rentals(1)
Property Name / Location	Net Rentable Area (SF)	Occupancy	Tenant Name	Tenant Space	Base Rent	Lease Date	Lease Term (Yrs)
Synergy Park(2) Richardson, TX	303,343	100.0%	UT Dallas UT SW Medical Center	Office Medical Office	$19.59 $23.03	Mar-17 Jul-20	12.5 7.4
Custer Court Richardson, TX	121,596	55%	Medeanalytics	Office	$18.00	Mar-25	5.4
Granite 190 Richardson, TX	307,366	46%	Galen – Firm Pending Sagemcom Galen Health Institute	Office Office Office	$18.96 $18.50 $18.50	Jul-25 Mar-24 Nov-23	7.0 5.4 7.4
APEX Richardson, TX	191,500	100%	Republic Title Parry Labs	Office Office	$21.00 $22.00	Jun-24 Feb-23	11.0 5.4
Richardson Office Center II Richardson, TX	120,000	61%	US Oncology	Medical Office	$29.22	Nov-24	5.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 1, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
135

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 14 – 428 Wythe Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,000,000	Title:	Fee
Cut-off Date Principal Balance:	$24,000,000	Property Type - Subtype(1):	Mixed Use – Multifamily / Retail / Office
% of Pool by IPB:	2.7%	Net Rentable Area (Units)(1):	37
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	428 Wythe, LLC	Year Built / Renovated:	2020 / NAP
Borrower Sponsor:	Isaac Dahan	Occupancy(1):	97.3%
Interest Rate:	6.35000%	Occupancy Date:	1/30/2025
Note Date:	2/3/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$1,270,370 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,605,871 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$1,952,145 (10/31/2024 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	96.1%
Amortization Type:	Interest Only	UW Revenues:	$2,295,986
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$294,485
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,001,501
Additional Debt:	No	UW NCF:	$1,977,038
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$37,100,000 / $1,002,703
Additional Debt Type:	N/A	Appraisal Date:	11/11/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$648,649
Taxes:	$15,548	$7,774	N/A	Maturity Date Loan / Unit:	$648,649
Insurance:	$23,000	$3,286	N/A	Cut-off Date LTV:	64.7%
Replacement Reserves:	$0	$1,038	N/A	Maturity Date LTV:	64.7%
TI/LC:	$0	$1,001	N/A	UW NCF DSCR:	1.28x
				UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,000,000	100.0%	Loan Payoff	$21,271,685	88.6%
			Return of Equity	1,608,566	6.7
			Closing Costs(3)	1,081,201	4.5
			Upfront Reserves	38,548	0.2
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%
(1)	The 428 Wythe Avenue Property (as defined below) is comprised of (i) 37 residential units, (ii) 16,014 square feet of commercial space across six suites that is leased to four unique tenants and (iii) a 28-space parking garage that is leased to Enterprise, which occupies 840 square feet of commercial space at the 428 Wythe Avenue Property.
(2)	The 428 Wythe Avenue Property was built in 2020. Historical financial information is not available for the 4th Most Recent NOI.
(3)	Closing Costs include an interest rate buy-down credit of $480,000.

The Loan. The 428 Wythe Avenue mortgage loan (the “428 Wythe Avenue Mortgage Loan”) is secured by the borrower’s fee interest in a five-story mixed-use multifamily and commercial building with ground-floor and second floor commercial space located in Brooklyn, New York (the “428 Wythe Avenue Property”). The 428 Wythe Avenue Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $24,000,000, has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.35000% per annum on an Actual/360 basis.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
136

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 14 – 428 Wythe Avenue

The Property. The 428 Wythe Avenue Property is a 37-unit five-story mixed-use multifamily and commercial property completed in 2020. The 428 Wythe Avenue Property unit mix includes three studios, 30 one-bedroom units, two two-bedroom units and two three-bedroom units. Of the 37 units at the 428 Wythe Avenue Property, 15 units are designated for affordable housing. As of January 30, 2025, the multifamily component of the 428 Wythe Avenue Property was 97.3% occupied. The 428 Wythe Avenue Property also has 16,014 square feet of ground-floor and second-floor commercial space that is currently leased to four tenants.

The borrower sponsor acquired the 428 Wythe Avenue Property via several lot purchases beginning in 1993. The borrower sponsor completed the development of the 428 Wythe Avenue Property in 2020 for a total cost of approximately $19,060,000.

The 428 Wythe Avenue Property has a condominium structure with two condominium units, whereby the residential component is one condominium unit and the commercial component is a separate condominium unit. The condominium ownership structure allows the 428 Wythe Avenue Property to receive an Industrial & Commercial Abatement Program (“ICAP”) tax exemption in addition to the 421-a tax exemption.

The 428 Wythe Avenue Property benefits from a 35-year 421-a tax abatement under the NYC Department of Housing Preservation & Development’s 421-a tax abatement program. In connection with the 421-a tax abatement, the borrower is required to reserve at least 32.43% of the units (which is equal to 12 units) at the 428 Wythe Avenue Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The 421-a tax abatement provides (i) a 100% tax exemption through the 2045/2046 tax year and (ii) a 32.43% tax exemption from the 2046/2047 tax year through the 2055/2056 tax year with full taxes commencing thereafter. The 421-a tax abatement is currently in its fourth year and the tax abatement period runs through the 2055/2056 tax year. Additionally, the 428 Wythe Avenue Property benefits from a 25-year ICAP tax exemption under the New York City Department of Finance ICAP tax exemption program. The ICAP tax exemption is currently in its fourth year and the tax exemption period runs through the 2045/2046 tax year. With regard to both the 421-a tax abatement and the ICAP tax exemption, the estimated full unabated taxes for the 2024/2025 tax year are $471,591 compared to the underwritten abated taxes of $90,572.

If at any time the borrower fails to maintain the 421-a tax abatement or the ICAP exemption, the 428 Wythe Avenue Mortgage Loan will become fully recourse to the borrower and the guarantor.

The following table presents certain information with respect to the units at the 428 Wythe Avenue Property:

428 Wythe Avenue Unit Summary
Unit Type	No. of Units(1)	% of Total	Occupied Collateral Units(1)	% of Units Occupied(1)	Average Unit Size (SF)(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate per SF(2)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)
Studio – Affordable	3	8.1%	3	100.0%	435	$3,500	$8.05	$2,807	$6.45
1 BR	20	54.1	20	100.0	455	$3,750	$8.24	$3,346	$7.35
1 BR – Affordable	10	27.0	9	90.0	455	$3,750	$8.24	$2,732	$6.00
2 BR	1	2.7	1	100.0	680	$5,250	$7.72	$4,600	$6.76
2 BR – Affordable	1	2.7	1	100.0	680	$5,250	$7.72	$3,370	$4.96
3 BR	1	2.7	1	100.0	760	$6,150	$8.09	$5,100	$6.71
3 BR – Affordable	1	2.7	1	100.0	760	$6,150	$8.09	$3,971	$5.23
Total/Wtd. Avg.	37	100.0%	36	97.3%	482	$3,941	$8.17	$3,249	$6.74
(1)	Based on the borrower rent roll dated January 30, 2025.
(2)	Source: Appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
137

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 14 – 428 Wythe Avenue

The following table presents certain information relating to the commercial tenants at the 428 Wythe Avenue Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Nachas Playgroup LLC(2)	NR / NR / NR	9,380	58.6%	$51.17	$480,000	50.7%	7/31/2028
Thor Companies Recruiting(3)(4)	NR / NR / NR	4,100	25.6	$49.08	201,225	21.2	9/30/2025
Atelier Beaute(5)	NR / NR / NR	1,694	10.6	$65.76	111,395	11.8	10/31/2027
Enterprise(6)(7)(8)	NR / NR / NR	840	5.2	$183.97	154,534	16.3	3/31/2026
Occupied Collateral Total / Wtd. Avg.		16,014	100.0%	$59.15	$947,153	100.0%

Vacant Space		0	0.0%

Collateral Total		16,014	100.0%

(1)	Based on the underwritten rent roll dated January 30, 2025 with rent steps totaling $2,284 through April 2025.
(2)	Nachas Playgroup LLC has two, three-year renewal options remaining.
(3)	Thor Companies Recruiting has one, two-year renewal option remaining.
(4)	Thor Companies Recruiting has the ongoing right to terminate with 120 days’ notice.
(5)	Atelier Beaute has two, five-year renewal options remaining.
(6)	Enterprise leases (i) an estimated 28 parking spaces and (ii) 840 square feet of office space.
(7)	Enterprise has three, five-year renewal options remaining.
(8)	Enterprise has the ongoing right to terminate with six months’ notice.

The following table presents certain information relating to the lease rollover schedule for the commercial space at the 428 Wythe Avenue Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	1	4,100	25.6	$201,225	21.2%		4,100	25.6%	$201,225	21.2%
2026	1	840	5.2	154,534	16.3		4,940	30.8%	$355,758	37.6%
2027	1	1,694	10.6	111,395	11.8		6,634	41.4%	$467,153	49.3%
2028	1	9,380	58.6	480,000	50.7		16,014	100.0%	$947,153	100.0%
2029	0	0	0.0	0	0.0		16,014	100.0%	$947,153	100.0%
2030	0	0	0.0	0	0.0		16,014	100.0%	$947,153	100.0%
2031	0	0	0.0	0	0.0		16,014	100.0%	$947,153	100.0%
2032	0	0	0.0	0	0.0		16,014	100.0%	$947,153	100.0%
2033	0	0	0.0	0	0.0		16,014	100.0%	$947,153	100.0%
2034	0	0	0.0	0	0.0		16,014	100.0%	$947,153	100.0%
2035	0	0	0.0	0	0.0		16,014	100.0%	$947,153	100.0%
2036 & Beyond	0	0	0.0	0	0.0		16,014	100.0%	$947,153	100.0%
Total	4	16,014	100.0%	$947,153	100.0%
(1)	Based on the underwritten rent roll dated January 30, 2025 with rent steps totaling $2,284 through April 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
138

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 14 – 428 Wythe Avenue

The following table presents certain information with respect to the historical and current occupancy of the 428 Wythe Avenue Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
88.1%	97.4%	96.5%	97.3%
(1)	Occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of January 30, 2025.

Environmental. According to a Phase I environmental assessment dated November 25, 2024, there was no evidence of any recognized environmental conditions at the 428 Wythe Avenue Property.

The Market. The 428 Wythe Avenue Property is located in Brooklyn, New York. According to the appraisal, the 428 Wythe Avenue Property is located in the Kings County multifamily submarket. According to the appraisal, the Kings County multifamily submarket has a vacancy rate of approximately 3.4% and average asking rents of $2,989 per unit as of the third quarter of 2024. Within the zip code of the 428 Wythe Avenue Property, the estimated 2024 population was 40,807. Within the same zip code, the estimated 2024 average annual household income was $175,980.

The following table presents certain information relating to comparable multifamily rental properties to the 428 Wythe Avenue Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
428 Wythe Avenue(2) Brooklyn, NY	2020 / NAP	97.3%	37	Studio – Affordable 1BR 1BR – Affordable 2BR 2BR – Affordable 3BR 3BR – Affordable	435 455 455 680 680 760 760	$6.45 $7.35 $6.00 $6.76 $4.96 $6.71 $5.23	$2,807 $3,346 $2,732 $4,600 $3,370 $5,100 $3,971
The Wave 40 North 4th Street Brooklyn, NY	2014 / NAP	97%	86	Studio 1BD / 1BA 2BD / 1BA 3BD / 2BA	450 550 650 750	$8.78 $8.18 $8.38 $8.47	$3,950 $4,500 $5,450 $6,350
The Kent House 187 Kent Avenue Brooklyn, NY	2020 / NAP	98%	96	Studio 1BR / 1BA 2BD / 1BA 3BD / 1BA	436 565 782 947	$8.72 $8.61 $7.33 $7.60	$3,800 $4,866 $5,733 $7,200
56 North 9 56 North 9th Street Brooklyn, NY	2018 / NAP	100%	45	Studio 1BR / 1BA 2BD / 2BA 3BD / 3BA	425 600 800 1,100	$7.76 $8.00 $9.18 $7.45	$3,300 $4,800 $7,347 $8,200
The Berkley 223 North 8th Street Brooklyn, NY	2014 / NAP	96%	95	Studio 1BR / 1BA 2BD / 2BA	528 774 990	$7.15 $6.42 $7.88	$3,775 $4,972 $7,805
Nforth 161 North 4th Street Brooklyn, NY	2007 / NAP	97%	37	Studio 1BR / 1BA 2BD / 1BA	484 741 932	$7.59 $6.14 $8.05	$3,675 $4,550 $7,500

(1)	Source: Appraisal, unless otherwise indicated. Comparables reflect market rate units.
(2)	Based on the borrower rent roll dated January 30, 2025.

According to the appraisal, the 428 Wythe Avenue Property is located within the Williamsburg retail submarket. As of the third quarter of 2024, the Williamsburg retail submarket had a vacancy rate of 4.0% and market rent of $67.04 per square foot. Additionally, the 428 Wythe Avenue Property is located in the North Brooklyn office submarket. As of the third quarter of 2024, the North Brooklyn office submarket had a vacancy rate of 16.6% and market rent of $42.17 per square foot.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
139

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 14 – 428 Wythe Avenue

The following table presents retail and office rental data for comparable retail and office property leases with respect to the 428 Wythe Avenue Property as identified in the appraisal:

Comparable Retail and Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
428 Wythe Avenue Brooklyn, NY	2020 / NAP	100.0%	15,174	-	-	$52.24	-	-	-
270 Broadway Brooklyn, NY	1920 / 2005	NAV	4,608	Lash and Brows Studio	1,157	$85.00	Mar-2024	NAV	MG
283 South 5th Street Brooklyn, NY	1910 / NAP	NAV	5,349	Stationary Store	1,000	$60.00	Nov-2024	2.0	MG
175 Roebling Street Brooklyn, NY	1910 / NAP	NAV	3,750	Beauty Salon	1,050	$92.00	Jun-2024	5.0	MG
307-311 Grand Street Brooklyn, NY	1910 / 2006	NAV	9,915	The Face N. 7	3,400	$90.00	Dec-2024	10.0	MG
335 Bedford Avenue Brooklyn, NY	1965 / 2016	NAV	5,227	Form50 Fitness	2,200	$82.00	Jan-2023	5.0	MG
(1)	Source: Appraisal, except for the 428 Wythe Avenue Property, which information is based on the underwritten rent roll dated January 30, 2025. Excludes 840 square feet of Enterprise office space.

The following table presents parking rental data for comparable parking leases with respect to the 428 Wythe Avenue Property as identified in the appraisal:

Comparable Parking Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Parking Spaces	Rent per Parking Space	Commencement	Lease Term (Yrs.)	Lease Type
428 Wythe Avenue Brooklyn, NY	2020 / NAP	-	(2)	Enterprise	28	$5,519(2)	Mar-2021	5.0	MG
829-847 Atlantic Avenue Brooklyn, NY	NAV	NAV	NAV	BK Parking Group	52	$2,885	2Q 2024	10.0	MG
2481 Crotona Avenue Bronx, NY	NAV	NAV	NAV	BK Parking Group	38	$2,842	1Q 2024	10.0	MG
42-31 Union Street Flushing, NY	NAV	NAV	NAV	Nagle Parking	300	$2,460	1Q 2024	20.0	MG
22-44 Jackson Avenue Long Island City, NY	NAV	NAV	NAV	Little Man Parking	250	$3,000	2Q 2022	5.0	MG
187 Kent Avenue Brooklyn, NY	NAV	NAV	NAV	New 786 NY Parking Corp.	134	$5,597	2Q 2022	10.0	MG
(1)	Source: Appraisal, except for the 428 Wythe Avenue Property, which information is based on the underwritten rent roll dated January 30, 2025.
(2)	Enterprise leases (i) 28 parking spaces and (ii) 840 square feet of office space under a lease with an underwritten base rent equal to $154,534. The Rent Per Parking Space information is equal to (i) underwritten base rent divided by (ii) 28 parking spaces.

The following table presents certain information with respect to the historical operating history and underwritten cash flow of the 428 Wythe Avenue Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent – Residential	$1,083,286	$1,344,036	$1,377,742	$1,436,399	$38,822	60.3%
Gross Potential Rent – Commercial	428,801	453,964	810,893	947,153	25,599	39.7
Net Rental Income	$1,512,087	$1,798,000	$2,188,635	$2,383,552	$64,420	100.0%
(Vacancy/Credit Loss)	(0)	(0)	(0)	(91,886)	(2,483)	(3.9)
Laundry Income	0	0	4,320	4,320	117	0.2
Effective Gross Income	$1,512,087	$1,798,000	$2,192,955	$2,295,986	$62,054	96.3%

Total Expenses	$241,717	$192,129	$240,810	$294,485	$7,959	12.8%

Net Operating Income	$1,270,370	$1,605,871	$1,952,145	$2,001,501	$54,095	87.2%

Replacement Reserves	0	0	0	12,453	337	0.5
TI/LC	0	0	0	12,011	325	0.5
Net Cash Flow	$1,270,370	$1,605,871	$1,952,145	$1,977,038	$53,433	86.1%
(1)	TTM is based on the trailing 12 months ending October 31, 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 15 – 162 West 13th Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,650,000	Title:	Fee
Cut-off Date Principal Balance:	$22,650,000	Property Type – Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	2.5%	Net Rentable Area (Units)(4):	33
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	162 West 13th Street LLC	Year Built / Renovated:	1924 / 2020
Borrower Sponsor(1):	Abraham Sanieoff	Occupancy:	100.0%
Interest Rate:	6.59000%	Occupancy Date:	1/23/2025
Note Date:	2/7/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	3/6/2030	3rd Most Recent NOI (As of):	$700,058 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$984,454 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(5):	$1,984,544 (12/31/2024)
Original Amortization:	None	UW Economic Occupancy:	97.5%
Amortization Type:	Interest Only	UW Revenues:	$2,670,723
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$699,007
Lockbox / Cash Management:	Springing	UW NOI:	$1,971,716
Additional Debt:	No	UW NCF:	$1,943,379
Additional Debt Balance:	N/A	Appraised Value / Per Unit(4):	$32,600,000 / $987,879
Additional Debt Type:	N/A	Appraisal Date:	1/6/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$686,364
Taxes:	$168,105	$42,026	N/A	Maturity Date Loan / Unit:	$686,364
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	69.5%
Replacement Reserves:	$0	$738	$26,568	Maturity Date LTV:	69.5%
Other Reserve(3):	$7,000	$0	N/A	UW NCF DSCR:	1.28x
				UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,650,000	100.0%	Loan Payoff	$11,462,740	50.6%
			Sponsor Equity	10,370,432	45.8
			Closing Costs	641,723	2.8
			Upfront Reserves	175,105	0.8
Total Sources	$22,650,000	100.0%	Total Uses	$22,650,000	100.0%
(1)	Abraham Sanieoff is also the non-recourse carveout guarantor, as well as the borrower sponsor and non-recourse carveout guarantor for the 25 Grove Street and 37 King Street mortgage loans being contributed to the BBCMS 2025-5C33 securitization.
(2)	Monthly insurance reserve payments will be waived as long as the borrower has a blanket insurance policy acceptable to the lender.
(3)	Initial Other Reserve is comprised of a $7,000 free rent reserve for a ground floor retail tenant.
(4)	Net Rentable Area (Units) represents the multifamily component of the 162 West 13th Street Property (as defined below). The 162 West 13th Street Property also includes 2,400 square feet of ground floor retail space.
(5)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily attributable to lease up of the commercial space and increased base rents as a result of rolling renovations at the 162 West 13th Street Property.

The Loan. The 162 West 13th Street mortgage loan (the “162 West 13th Street Mortgage Loan”) is secured by the borrower’s fee interest in a 33-unit, mid-rise multifamily property located in New York, New York (the “162 West 13th Street Property”). The 162 West 13th Street Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.59000% per annum on an Actual/360 basis.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 15 – 162 West 13th Street

The Property. The 162 West 13th Street Property is a six-story, 33-unit, mid-rise multifamily property with 2,400 square feet of ground floor retail space located in the West Village neighborhood of New York, New York. The 162 West 13th Street Property was originally constructed in 1924 and renovated in 2020. Renovations totaled approximately $5.3 million, including approximately $4.2 million in apartment renovations. Other renovations included upgrades to the common areas and elevators and a roof replacement. The 162 West 13th Street Property has nearby access to the A, B, C, D, E, F, M, 1 and 2 subway lines. As of January 23, 2025, the 162 West 13th Street Property was 100.0% leased.

The unit mix at the 162 West 13th Street Property consists of 10 one-bedroom / one-bathroom units, 22 two-bedroom / one-bathroom units and one basement super unit. Unit amenities at the 162 West 13th Street Property include full appliance packages, hardwood flooring, tiled bathrooms and washer/dryers for the market rent units.

The following table presents certain information relating to the unit mix at the 162 West 13th Street Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rent Per Unit
1BR/1BA - Market Rent	7	21.2%	7	100.0%	500	$5,794	$5,800
1BR/1BA - Rent Stabilized	3	9.1%	3	100.0%	500	$2,677	$5,800
2BR/1BA - Market Rent	19	57.6%	19	100.0%	600	$7,008	$7,000
2BR/1BA - Rent Stabilized	3	9.1%	3	100.0%	633	$2,109	$7,000
Basement(2)	1	3.0%	1	100.0%	600	NAV	NAV
Total/Wtd. Avg.	33	100.0%	33	100.0%	573	$5,877	$6,625
(1)	Based on the underwritten rent roll dated January 23, 2025.
(2)	Basement includes one Super Unit that is occupied but for which no rent is attributable.

The following table presents certain information relating to the historical occupancy at the 162 West 13th Street Property:

Historical and Current Occupancy(1)
	2022	2023	2024	Current(2)
162 West 13th Street	87.6%	96.0%	96.6%	100.0%
(1)	Historical occupancies represent the occupancy as of December 31st of each respective year.
(2)	Current Occupancy is as of January 23, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
142

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 15 – 162 West 13th Street

The following table presents certain information relating to the operating history and underwritten net cash flows of the 162 West 13th Street Property:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023(2)	2024(2)	Underwritten	Per Unit	%(3)
Base Rent - Residential	$1,259,180	$1,573,270	$2,277,477	$2,256,817	$68,388	99.7%
Potential Income from Vacant Units	0	0	0	0	0	0.0%
Gross Potential Rent - Residential	$1,259,180	$1,573,270	$2,277,477	$2,256,817	$68,388	99.7%
Other Income – Residential(4)	34,673	43,672	62,708	62,708	1,900	2.8%
Net Rental Income	$1,293,853	$1,616,942	$2,340,185	$2,319,525	$70,289	102.5%
(Vacancy / Credit Loss)	0	0	0	(56,420)	(1,710)	(2.5%)
Total Effective Gross Income - Residential	$1,293,853	$1,616,942	$2,340,185	$2,263,104	$68,579	100.0%

Base Rent - Commercial	$0	$0	$316,248	$403,559	$12,229	99.0%
Potential Income from Vacant Units	0	0	0	0	0	0.0%
Gross Potential Rent - Commercial	$0	$0	$316,248	$403,559	$12,229	99.0%
Other Income – Commercial(5)	0	0	7,617	25,514	773	6.3%
Net Rental Income	$0	$0	$323,866	$429,072	$13,002	105.3%
(Vacancy / Credit Loss)	0	0	0	(21,454)	(650)	(5.3%)
Effective Gross Income - Commercial	$0	$0	$323,866	$407,619	$12,352	100.0%

Total Effective Gross Income	$1,293,853	$1,616,942	$2,664,051	$2,670,723	$80,931	100.0%

Real Estate Taxes	458,783	463,219	480,105	493,785	14,963	18.5%
Insurance	24,280	29,544	29,400	30,391	921	1.1%
Management Fee	38,816	48,508	79,922	80,122	2,428	3.0%
Other Expenses(6)	71,916	91,216	90,080	94,709	2,870	3.5%
Total Expenses	$593,795	$632,487	$679,506	$699,007	$21,182	26.2%

Net Operating Income	$700,058	$984,454	$1,984,544	$1,971,716	$59,749	73.8%
Replacement Reserves - Residential	0	0	0	8,250	250	0.3%
Replacement Reserves - Commercial	0	0	0	600	18	0.0%
Normalized TI/LC	0	0	0	19,487	591	0.7%
Net Cash Flow	$700,058	$984,454	$1,984,544	$1,943,379	$58,890	72.8%
(1)	Based on the underwritten rent roll as of January 23, 2025.
(2)	The increase in NOI from 2023 to 2024 is primarily attributable to lease up of the commercial space and increased base rents as a result of rolling renovations at the 162 West 13th Street Property.
(3)	% column represents percent of (i) Total Effective Gross Income – Residential for all residential revenue line items, (ii) Total Effective Gross Income – Commercial for all commercial revenue line items and (iii) Total Effective Gross Income for the remaining fields.
(4)	Other Income – Residential consists of application fees, security fees and other miscellaneous income.
(5)	Other Income – Commercial consists of real estate tax reimbursement income from the ground floor retail tenants.
(6)	Other Expenses includes payroll and benefits, repairs and maintenance, utilities and general and administrative expenses.

Environmental. According to the Phase I environmental site assessment dated January 3, 2025, there was no evidence of any recognized environmental conditions at the 162 West 13th Street Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
143

Structural and Collateral Term Sheet	BBCMS 2025-5C33
No. 15 – 162 West 13th Street

The Market. The 162 West 13th Street Property is located between 7th and 8th Avenue in the West Village neighborhood of New York, New York. Primary access to the neighborhood is provided by the Metropolitan Transit Authority with access to the A, B, C, D, E, F, M, 1 and 2 subway lines. According to a third-party market research report, the 162 West 13th Street Property is located in the Lower West Side multifamily submarket of the New York Metro multifamily market. As of January 30, 2025, the Lower West Side multifamily submarket had total inventory of 29,615 units, a vacancy rate of 2.3% and effective rent of $5,011 per unit.

The following table presents certain information relating to comparable multifamily properties to the 162 West 13th Street Property:

Multifamily Rent Comparables(1)
Property Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent per Unit
162 West 13th Street	-	1924 / 2020	33(2)	1BR/1BA - Market Rent	500 SF(2)	$5,794(2)
				1BR/1BA - Rent Stabilized	500 SF(2)	$2,677(2)
				2BR/1BA - Market Rent	600 SF(2)	$7,008(2)
				2BR/1BA - Rent Stabilized	633 SF(2)	$2,109(2)
201 West 11th Street New York, NY 10014	0.1 mi	1920 / NAV	42	2 BR / 1 BA	772 SF	$6,699
250 West 15th Street New York, NY 10011	0.2 mi	1930 / NAV	59	1 BR / 1 BA	550 SF	$5,250
161 West 16th Street New York, NY 10011	0.2 mi	1930 / NAV	155	1 BR / 1 BA	550 SF	$6,300
30 Christopher Street New York, NY 10014	0.3 mi	1930 / NAV	69	1 BR / 1 BA	729 SF	$6,350
270 West 11th Street New York, NY 10014	0.3 mi	1915 / NAV	48	1 BR / 1 BA	550 SF	$5,750
80 Grove Street New York, NY 10014	0.4 mi	1929 / NAV	74	1 BR / 1 BA	450 SF	$5,950
95 Christopher Street New York, NY 10014	0.4 mi	1930 / NAV	200	2 BR / 1 BA	790 SF	$7,950
216 Eighth Avenue New York, NY 10011	0.6 mi	1910 / NAV	31	2 BR / 2 BA	NAV	$7,000
245 West 25th Street New York, NY 10001	0.7 mi	1938 / NAV	67	2 BR / 2 BA	600 SF	$7,625
422 West 20th Street New York, NY 10011	0.8 mi	1895 / NAV	37	2 BR / 1 BA	776 SF	$6,750
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 23, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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